UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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MERCK & CO., INC.

(Name of Registrant as Specified In Its Charter)

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Merck & Co., Inc.

2000 Galloping Hill Road Kenilworth, NJ 07033 U.S.A.

Merck & Co., Inc.

Kenneth C. Frazier Chairman, President and Chief Executive Officer	2000 Galloping Hill Road Kenilworth, NJ 07033 U.S.A.

April 11, 2016

Dear Shareholders:

It is my pleasure to invite you to the 2016 Annual Meeting of Shareholders of Merck & Co., Inc. (“Merck”, known as “MSD” outside the United States and Canada), which will be held on Tuesday, May 24, 2016, at 9:00 a.m., at the Bridgewater Marriott, located at 700 Commons Way, Bridgewater, New Jersey 08807. The attached Notice of Annual Meeting of Shareholders and proxy statement will serve as your guide to the business to be conducted and provide details regarding admission to the meeting.

This year marks the Company’s 125th year in business. Merck has an unparalleled legacy of invention that to this day continues to bring important products to patients. Our scientists are working relentlessly to find solutions for devastating diseases like cancer, Alzheimer’s and cardio-metabolic disease; our vaccines have helped to nearly eliminate once life-threatening diseases like measles, mumps, and rubella; and we continue to invent and innovate treatments for some of the world’s most vexing health challenges, including HIV, Human Papillomavirus (HPV), hepatitis C and Ebola.

Ultimately, Merck is built on the simple premise that great medicines change the world. We believe that a research-driven enterprise dedicated to world-class science can create medicines and vaccines that will make a difference for society and deliver value to shareholders at the same time.

This past year we made significant progress in optimizing our organization and executing on our strategy. We advanced our late-stage pipeline, gained new product approvals, launched innovative products and delivered strong financial results.

We continued to streamline our internal R&D governance and further strengthened our compliance and decision making processes, enabling us to advance our pipeline in a more efficient and effective manner. As a result, our pipeline now has approximately 20 programs in Phase 2 or 3, as well as significant programs in earlier stages of development in a variety of key disease areas.

On the commercial front, we drove operational excellence, prioritizing resources to our highest growth areas, such as diabetes, oncology, vaccines and hospital acute care, and focusing on key markets and customers. The continued clinical development and launches of our anti-PD-1 therapy KEYTRUDA in countries around the world have the potential to bring new hope in a range of cancers. Additionally, disciplined execution within our diabetes franchise resulted in gains in an intensely competitive market. Regulatory submissions for ZEPATIER, our new chronic hepatitis C medicine, culminated in January of this year when we gained approval in the United States and Canada.

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Business development is a critical part of our strategy, and in 2015, we were very active with multiple collaborations and partnerships. We look to pair our best internal inventions with the best external innovation to deliver a balanced and differentiated portfolio of medicines and vaccines, and we expect to remain very active as we continue to aggressively seek attractive external opportunities that can further bolster our scientific leadership while complementing the current assets in our pipeline.

We continue to invest resources to launch and grow our strongest brands, support the most promising research programs, enhance our pipeline with the best available external science, and maintain a balanced and differentiated portfolio, with the goal of delivering long-term growth and shareholder value.

We hope that you will participate in the Annual Meeting, either by attending and voting in person or by voting through other acceptable means as described in this proxy statement as promptly as possible. Merck began distributing its Notice of Internet Availability of Proxy Materials, proxy statement and the 2015 Annual Report on Form 10-K, and proxy card/voting instruction form, as applicable, to shareholders and to employee benefit and stock purchase plans participants on April 11, 2016. Your vote is important. We urge you to exercise your right to do so.

Sincerely,

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PARTICIPATE IN THE FUTURE OF MERCK & CO., INC.: CAST YOUR VOTE RIGHT AWAY

We hope you will exercise your rights and fully participate as a shareholder. It is very important that you vote to play a part in the future of our Company. You do not need to attend the Annual Meeting to vote your shares.

If you hold your shares through a broker, bank or nominee, your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting of Shareholders (except on ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2016), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or nominee before the date of the shareholder meeting.

Please cast your vote right away on all of the following proposals to ensure that your shares are represented:

		More information	Board’s recommendation	Broker discretionary voting allowed?	Abstentions and Broker Non-Votes	Votes required for approval
PROPOSAL 1	Election of Directors	Page 26	FOR each Nominee	No
PROPOSAL 2	Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)	Page 38	FOR	No	Do not count for all six	Majority of votes cast
PROPOSAL 3	Ratification of Appointment of Independent Registered Public Accounting Firm for 2016	Page 70	FOR	Yes	proposals (no effect)	required for all six proposals
PROPOSALS 4 - 6	Shareholder Proposals	Pages 72-77	AGAINST each proposal	No

Vote right away

Advance Voting Methods and Deadlines

Even if you plan to attend our Annual Meeting in person, please read this proxy statement with care and vote right away using any of the following methods. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET USING	BY TELEPHONE	BY INTERNET USING YOUR TABLET OR	BY MAILING YOUR PROXY CARD
YOUR COMPUTER		SMARTPHONE

Registered Owners	Registered Owners in	Scan this QR code 24/7	Cast your ballot,
Visit 24/7	the U.S. or Canada dial toll-free 24/7	to vote with your mobile device	sign your proxy card
www.proxyvote.com	1-800-690-6903	(may require free software)	and send by free post

You will need the 16-digit number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

The telephone and internet voting facilities will close at 11:59 p.m. Eastern Time on May 23, 2016.

If your shares are held in a stock brokerage account or by a bank or other nominee, your ability to vote by telephone or over the internet depends on your broker’s voting process. Please follow the directions provided to you by your broker, bank or nominee.

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Voting at the Meeting

All shareholders of record may vote in person at the 2016 Annual Meeting of Shareholders. Meeting details are provided below. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question “How do I vote?” on page 78 under the “Questions and Answers About the Annual Meeting and Voting” section.

Merck & Co., Inc. 2016 Annual Meeting of Shareholders Details

Date and Time:	Tuesday, May 24, 2016, at 9:00 a.m., local time

Location:	Bridgewater Marriott
700 Commons Way
Bridgewater, New Jersey 08807

Record Date:	March 31, 2016

Admission

All shareholders as of the record date may attend the Annual Meeting but must have an admission ticket and a valid, government-issued photo identification. You may request a ticket by writing to the Office of the Secretary, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, New Jersey 07033 U.S.A., by faxing your request to 908-740-0244, or by calling 908-740-4000. If you are a shareholder of record (your shares are held in your name), you must write your name on the request exactly as it appears on your stock ownership records from Wells Fargo Bank, N.A. If you are a beneficial owner (your shares are held through a broker, bank, or nominee), you must provide current evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank, or nominee. Your request for an admission ticket must be received on or before May 16, 2016.

Webcast

If you are unable to attend the meeting, you will be able to view and listen to the meeting via the internet. We will broadcast the meeting as a live webcast through our website. The webcast will remain available for replay for one month following the meeting. Visit our Investor Relations website at www.merck.com/investors/webcasts-and-presentations.html and click on “Shareholder Meetings”.

Questions and Answers About the Annual Meeting and Voting

Please see the “Questions and Answers About the Annual Meeting and Voting” section beginning on page 78 for answers to common questions on the rules and procedures surrounding the proxy and Annual Meeting process.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement.

Governance Highlights (page 14)

The Company believes good governance is integral to achieving long-term shareholder value. We are committed to governance policies and practices that serve the interests of the Company and its shareholders. The Board of Directors monitors developments in governance best practices to assure that it continues to meet its commitment to thoughtful and independent representation of shareholder interests. The following table summarizes certain corporate governance practices and facts:

12 of our 13 Director Nominees are Independent	Risk Oversight by Full Board and Committees
Annual Election of Directors	Strong Governance and Disclosure of Corporate Political Spending
Strong Independent Lead Director	Active Board Participation in CEO Succession Planning
Annual Board and Committee Evaluation Process	Board Oversight of Company Strategy
Active Shareholder Engagement	Diverse Board in Terms of Gender, Ethnicity, Experience and Skills
3%, 3-year ownership for Proxy Access	The Threshold to Call a Special Meeting is 15% of Shareholders
Majority Voting for All Directors	Transparent Public Policy Engagement
No Shareholder Rights Plan (“Poison Pill”)	Longstanding Commitment to Corporate Responsibility
No Supermajority Voting Provisions	Policy Providing for Return of Incentive Compensation (“Clawback Policy”)
Annual “Say on Pay” Advisory Votes	Share Ownership Requirements for Executives and Directors and Share Retention Policy for Executives
Board and Committee Authority to Retain Independent Advisors	Policies Prohibiting Hedging, Short Sales and Pledging of Company Stock
Robust Code of Ethics	Strong Alignment Between Pay and Performance for Incentive Plans
Regular Executive Sessions of Independent Directors

Voting Matters

The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendation with respect to each proposal.

		Board vote recommendation	See page number for more detail
Management Proposals
PROPOSAL 1	Election of Directors	FOR each Nominee	26
PROPOSAL 2	Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)	FOR	38
PROPOSAL 3	Ratification of Appointment of Independent Registered Public Accounting Firm for 2016	FOR	70
Shareholder Proposals
PROPOSAL 4	Shareholder Proposal Concerning Shareholders’ Right to Act by Written Consent	AGAINST	72
PROPOSAL 5	Shareholder Proposal Concerning Independent Board Chairman	AGAINST	74
PROPOSAL 6	Shareholder Proposal Concerning Disposal of Unused or Expired Drugs	AGAINST	76

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Nominees for Director (page 28)

The following table provides summary information about each Director nominee. Each Director stands for election annually. Detailed information about each Directors’ background, skill set and areas of experience can be found beginning on page 28.

New Directors. In light of upcoming retirements and with a focus on Board refreshment that prioritizes skills that the Board considers important and desirable based on the Company’s current needs and business priorities, we have added the following two new independent Directors in 2015: Pamela J. Craig, the former Chief Financial Officer of Accenture and Paul B. Rothman, M.D., the Dean of Medical Faculty and Vice President for Medicine, The Johns Hopkins University, and CEO, Johns Hopkins Medicine.

Name	Age	Director since	Occupation and Experience	Independent	Committee Memberships	Other Public Company Boards
Leslie A. Brun	63	2008	Chairman and Chief Executive Officer, Sarr Group, LLC		• Audit (Chair) • Governance, Public Policy and Corporate Responsibility	• Broadridge Financial Solutions, Inc. • CDK Global, Inc. • Hewlett Packard Enterprise Company
Thomas R. Cech, Ph.D.	68	2009	Distinguished Professor, University of Colorado		• Audit • Research
Pamela J. Craig	59	2015	Former Chief Financial Officer, Accenture plc		• Audit	• Akamai Technologies, Inc. • Wal-Mart Stores, Inc.
Kenneth C. Frazier	61	2011	Chairman, President and Chief Executive Officer, Merck & Co., Inc.			• Exxon Mobil Corporation
Thomas H. Glocer	56	2007	Retired Chief Executive Officer, Thomson Reuters Corporation		• Compensation and Benefits (Chair) • Governance, Public Policy and Corporate Responsibility	• Morgan Stanley
C. Robert Kidder	71	2005	Former Chairman and Chief Executive Officer, 3Stone Advisors LLC		• Audit • Research	• Advanced Drainage Systems, Inc.
Rochelle B. Lazarus	68	2004	Chairman Emeritus, Ogilvy & Mather		• Governance, Public Policy and Corporate Responsibility	• The Blackstone Group L.P. • General Electric
Carlos E. Represas	70	2009	Retired Executive Vice President and Head of the Americas, Nestlé, S.A.		• Compensation and Benefits • Governance, Public Policy and Corporate Responsibility	• Bombardier Inc. • Swiss Re Group
Paul B. Rothman, M.D.	58	2015	Dean of Medical Faculty and Vice President for Medicine, The Johns Hopkins University, and CEO, Johns Hopkins Medicine		• Research
Patricia F. Russo	63	1995	Former Chief Executive Officer and Director, Alcatel-Lucent		• Compensation and Benefits • Governance, Public Policy and Corporate Responsibility	• Alcoa Inc. • General Motors Company • Hewlett Packard Enterprise Company • KKR Management LLC (the managing partner of KKR & Co., L.P.)
Craig B. Thompson, M.D.	63	2008	President and Chief Executive Officer, Memorial Sloan-Kettering Cancer Center		• Research (Chair)	• Charles River Laboratories International, Inc.
Wendell P. Weeks	56	2004	Chairman, Chief Executive Officer and President, Corning Incorporated		• Audit • Research	• Amazon.com, Inc. • Corning Incorporated
Peter C. Wendell	65	2003	Managing Director, Sierra Ventures		• Compensation and Benefits • Research

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Select Performance and Compensation Highlights for 2015 (page 39)

(For more complete information about these topics, please review the Company’s Annual Report on Form 10-K and the complete proxy statement.)

Business Highlights.

•	Exceeded our financial goals, delivering revenue at the high end of our original 2015 guidance range and achieving non-GAAP EPS above the high end of our original 2015 guidance range
•	Excluding the impact of foreign exchange, drove growth in sales across diabetes, vaccines, hospital acute care and oncology
•	Exceeded our three-year goal of $2.5 billion in annual net cost savings, compared to 2012
•	Continued to advance KEYTRUDA, receiving U.S. regulatory approval for 2nd line non-small cell lung cancer and European Union approval for advanced (unresectable or metastatic) melanoma
•	Broadened KEYTRUDA clinical development with over 200 studies for more than 30 cancer types including: bladder, colorectal, esophageal, gastric, head and neck, melanoma, multiple myeloma, non-small cell lung, and triple negative breast, several of which are currently in Phase 3 clinical development
•	Filed ZEPATIER in the U.S. and EU for the treatment of chronic hepatitis C virus infection (received U.S. approval in January 2016)
•	Strengthened pipeline by acquiring Cubist Pharmaceuticals (antibiotics) and cCAM Biotherapeutics (immuno-oncology), and reached agreements with NGM Biopharmaceuticals (diabetes & obesity) and Moderna Therapeutics (messenger RNA-based vaccines & therapies)

Shareholder Value Creation.

•	Returned $9.3 billion to shareholders through dividends and share repurchases
•	Increased the dividend paid by 2.2% during 2015, representing the fifth consecutive year dividends have been increased

Pay is Aligned to 2015 Company Performance (page 40)

Merck’s compensation programs are designed to align the interests of our executives with the interests of our shareholders. For this reason, a significant portion of our Named Executive Officers’ (“NEO”) pay is variable and at risk, subject to company and individual performance measured against financial, operating and research-based objectives, as well as relative total shareholder return. The Company’s variable incentives demonstrate a strong linkage between pay and performance.

•	Annual Incentive – Strong 2015 performance resulted in above-target achievement (144 points vs. a target of 100 points) of the financial and research-based objectives of our Company Scorecard, which focuses on our critical business drivers: revenue, EPS and pipeline milestones. These results, combined with individual performance, led to average annual incentive payouts for the Named Executive Officers of 156% of target. The 2015 Company Scorecard is described in more detail beginning on page 44.

•	Long-Term Incentive – Final payout of the 2013-2015 Performance Share Unit (“PSU”) award cycle was 105% of target, which reflected a score of 131% of target based on EPS results, and a 20% reduction based on our total shareholder return versus peers over the same 3-year period. Additional details about our PSU program and the 2013-2015 PSU award cycle are provided beginning on page 47.

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2015 Executive Total Compensation Mix (page 43)

Under our executive compensation program, a significant portion (90% and 82%, respectively) of the CEO’s and other Named Executive Officers’ target annual direct compensation is variable based on our operating performance and/or our stock price, as shown below:

Understanding the Increase in Disclosed Compensation (page 41)

As explained in the 2015 Proxy Statement, the 2014 revision to the PSU program design caused a significant increase in the NEO compensation accounting value disclosed in the Summary Compensation Table, but it did not affect the actual value of the equity granted.

The chart below (using CEO salary, annual cash incentive and equity compensation) illustrates how the accounting impact of the 2014 PSU program design change increased Mr. Frazier’s disclosed compensation relative to his target compensation in 2014 and to a lesser extent in 2015.

Compensation disclosures for 2016 and beyond will not be impacted by the previous PSU plan design. The estimated 2016 compensation disclosure shown below uses the known 2016 equity grant value, current base salary and target annual incentive.

2014 - 2016 CEO Compensation Summary Compensation Table Disclosure vs. Target Total Compensation ($ millions)

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Response to “Say on Pay” Advisory Vote (page 40)

In 2015, shareholders continued their support of our executive compensation programs with approximately 95% of the votes cast for approval of the “say on pay” proposal. Consistent with the Company’s strong interest in shareholder engagement and our pay-for-performance approach, the Compensation and Benefits Committee has continued to examine our executive compensation program to ensure alignment between the interests of our executives and shareholders.

We ask that our shareholders approve, on an advisory basis, the compensation of our Named Executive Officers.

For additional information, see the CD&A in this proxy statement.

Shareholder Engagement and Feedback (page 21)

Beyond consideration of the annual “say on pay” vote, Merck regularly communicates with its shareholders to better understand their perspectives and has established a shareholder engagement program that is proactive and cross-functional. During 2015, we held discussions with a number of our largest shareholders on topics such as management and shareholder proposals, including written consent; Board-related matters, including Board composition; executive compensation; proxy access and other governance matters. These discussions provided valuable insights into shareholder views.

Proxy Access. Also in 2015, our Board made a decision to proactively adopt proxy access. This decision grew out of an open and constructive dialogue with our shareholders and our commitment to maintaining strong governance practices. The “Proxy Access for Director Nominations” By-Law permits eligible shareholders, meeting certain eligibility requirements, to nominate candidates for election to the Merck Board. We believe that this proxy access framework strikes the right balance for the Company and its shareholders by ensuring that Board nominees are supported by long-term shareholders representing a significant, but attainable, proportion of outstanding shares.

We will continue to engage with shareholders on a regular basis to better understand and consider their views on our executive compensation programs and corporate governance practices.

Auditors (page 70)

We ask that our shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016. Below is summary information about PricewaterhouseCoopers LLP’s fees for 2015 and 2014.

Type of Fees (in Millions)	2015	2014
Audit Fees	$27.3	$28.9
Audit-Related Fees	3.5	10.1
Tax Fees	6.8	6.6
All Other Fees	1.7	1.8
TOTAL FEES	$39.3	$47.4

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Merck & Co., Inc.

2000 Galloping Hill Road Kenilworth, NJ 07033 U.S.A.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

May 24, 2016

To the Shareholders:

The shareholders of Merck & Co., Inc. will hold their Annual Meeting on Tuesday, May 24, 2016, at 9:00 a.m., at the Bridgewater Marriott, located at 700 Commons Way, Bridgewater, New Jersey 08807. The purposes of the meeting are to:

•	elect the 13 Directors named in the proxy statement;

•	consider and act upon a proposal to approve, by non-binding advisory vote, the compensation of our Named Executive Officers;

•	consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016;

•	consider and act upon a shareholder proposal concerning shareholders’ right to act by written consent, if properly presented at the meeting;

•	consider and act upon a shareholder proposal concerning independent board chairman, if properly presented at the meeting;

•	consider and act upon a shareholder proposal concerning disposal of unused or expired drugs, if properly presented at the meeting; and

•	transact such other business as may properly come before the meeting.

Only shareholders listed on the Company’s records at the close of business on March 31, 2016, are entitled to vote.

Merck began distributing its Notice of Internet Availability of Proxy Materials, proxy statement, the 2015 Annual Report on Form 10-K, and proxy card/voting instruction form, as applicable, to shareholders and to employee benefit and stock purchase plans participants on April 11, 2016.

April 11, 2016

By order of the Board of Directors,

Michael J. Holston
Executive Vice President and General Counsel

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 24, 2016:

The Notice of Annual Meeting of Shareholders, proxy statement and the 2015 Annual Report on Form 10-K are available free of charge at: www.proxyvote.com.

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CORPORATE GOVERNANCE

Our business is managed under the direction of our Board of Directors. The primary mission of the Board is to represent and protect the interests of our shareholders. The Board has the legal responsibility for overseeing the affairs of the Company and for the overall performance of the Company. The Board selects and oversees senior management, who are charged by the Board with conducting the daily business of the Company.

The Board has adopted corporate governance principles (the “Policies of the Board”), which, in conjunction with our Restated Certificate of Incorporation, By-Laws and Board committee charters, form the governance framework for the Board and its Committees. Among the subjects addressed by the Policies of the Board are the philosophy and functions of the Board, composition of the Board including Lead Director responsibilities, categorical independence standards, qualifications of members, assessment of the Board, committee responsibilities, director transition and retirement, service on other boards, director compensation, stock ownership guidelines, chairmanship of meetings, director orientation and continuing education, incumbent Director resignation and related person transactions. From time to time, the Board revises the Policies of the Board in response to changing regulatory requirements, evolving best practices, and the perspectives of our shareholders and other constituents.

Governance Materials

The following materials relating to corporate governance at Merck are available via our website at
www.merck.com/about/leadership

•	Restated Certificate of Incorporation of Merck & Co., Inc.	•	Merck Board Committee Charters

•	By-Laws of Merck & Co., Inc.	•	Shareholder Communications with the Board

•	Policies of the Board—a statement of Merck’s corporate governance principles	•	Merck Code of Conduct—Our Values and Standards

Board’s Role in Strategic Planning

In connection with its responsibility for overseeing the affairs of the Company, the Board of Directors has an obligation to keep informed about the Company’s business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently its decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board’s four standing committees (Audit Committee; Governance, Public Policy and Corporate Responsibility Committee; Compensation and Benefits Committee; and Research Committee), the Board is fully involved in the Company’s strategic planning process.

Each year, typically in the summer, senior management will set aside a specific period to review and refine the Company’s long-range operating plan and overall corporate strategy. Strategic areas of importance will include basic research and clinical development; global marketing and sales; manufacturing strategy, capability and capacity; and the public policy and political environments that affect the Company’s business and operations. Specific operating priorities will be developed to effectuate the Company’s long-range plan. Some of the priorities will be short-term in focus; others will be based on longer-term planning horizons. Senior management will review the conclusions reached at its summer meeting with the Board at one or more meetings that usually occur in the fall. These meetings are focused on corporate strategy and involve both management presentations and input from the Board regarding the assumptions, priorities and strategies that form the basis for management’s operating plans.

At subsequent Board meetings, the Board continues to review substantively the Company’s progress against its strategic plans and to exercise oversight and decision-making authority regarding strategic areas of importance and associated funding authorizations. For example, in the winter, the Board typically reviews the Company’s overall annual performance and considers the operating budget and capital plan for the year. In this time period, the Board also usually finalizes specific criteria against which the Company’s performance will be evaluated. In addition, Board meetings held throughout the year target specific strategies (for example, basic research) and important areas of the business

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(for example, oncology) for extended, focused Board input and discussion. These time frames are flexible, however, and the Board adjusts its meeting agendas and plans to reflect business priorities and developments.

The role that the Board plays is inextricably linked to the development and review of the Company’s strategic plan. Through these procedures, the Board encourages the long-term success of the Company by exercising sound and independent business judgment on the strategic issues that are important to the Company’s business.

Independence of Directors

The Policies of the Board require that a substantial majority of the members of the Board of Directors be independent members. In making independence determinations, the Board observes all criteria for independence established by the U.S. Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”). The Board considers all relevant facts and circumstances in making an independence determination. To be considered independent, an outside director must meet the bright line independence tests established by the NYSE and the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits—or has the potential to impair or inhibit—a director’s exercise of critical and disinterested judgment on behalf of the Company and its shareholders.

In accordance with the NYSE Corporate Governance Listing Standards, in determining the independence of any director who will serve on the Compensation and Benefits Committee, the Board also considers all factors specifically relevant to determining whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation and Benefits Committee.

Categorical Independence Standards

The Board has adopted categorical standards as part of the Policies of the Board to assist it in making independence determinations. The standards as set forth in the Policies of the Board are available on our website at www.merck.com/about/leadership.

The Governance, Public Policy and Corporate Responsibility Committee reviews the Board’s approach to determining director independence periodically and recommends changes as appropriate for consideration and approval by the full Board.

Independence Determinations

In accordance with the NYSE Corporate Governance Listing Standards and the categorical standards reflected in the Policies of the Board, the Board reviewed relationships between the Company and each Director and Director nominee and has determined that, with the exception of Kenneth C. Frazier, who is a Company employee, each non-management Director (Leslie A. Brun, Thomas R. Cech, Pamela J. Craig, Thomas H. Glocer, C. Robert Kidder, Rochelle B. Lazarus, Carlos E. Represas, Paul B. Rothman, Patricia F. Russo, Craig B. Thompson, Wendell P. Weeks, Peter C. Wendell and William B. Harrison, Jr., who will retire from the Board at the Annual Meeting) has only immaterial relationships with the Company, and accordingly each is independent under these standards. The Board has also determined that each member of the Audit Committee; the Governance, Public Policy and Corporate Responsibility Committee; and the Compensation and Benefits Committee is independent within the meaning of the NYSE Corporate Governance Listing Standards and rules of the SEC.

In making these determinations, the Board considered relationships that exist between the Company and other organizations where each of the Directors serves or served in the past, and that in the ordinary course of business, transactions may occur between the Company, or one of our subsidiaries, and such organizations. The Board also evaluated whether there were any other facts or circumstances that might impair a Director’s independence.

As previously disclosed, the Company and Corning Incorporated (“Corning”), for which Mr. Weeks serves as Chairman, Chief Executive Officer and President, are parties to a Joint Research and Development Agreement (“R&D Agreement”) aimed at developing new glass materials. The R&D Agreement was reviewed by the Board’s Committee on Corporate Governance and reviewed and approved by the Board, other than Mr. Weeks who recused himself from the Board’s deliberations and vote with respect to this agreement. The Governance, Public Policy and Corporate Responsibility Committee (the “Committee”) has conducted regular oversight of the R&D Agreement. In 2014, Merck and Corning entered into two follow-on agreements: a multi-year component supply agreement (“Supply Agreement”) with minimum volume commitments and a royalty agreement (“Royalty Agreement”), which Royalty Agreement also amended the R&D Agreement. Both agreements were reviewed and approved by the Committee and the entire Board, other than Mr. Weeks who recused himself from the Board’s deliberations and vote with respect to these agreements. As previously disclosed, prior to 2014, Merck reimbursed Corning $8 million for development costs incurred under the R&D Agreement. In 2014 and 2015, Merck reimbursed Corning an additional $14 million and $1 million, respectively, for development costs incurred based on the achievement of certain agreed milestones under the R&D Agreement. An additional $7 million of reimbursable costs remain to be paid upon the achievement of final milestones

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set forth in the R&D Agreement. In addition to the reimbursable development expenses referred to above, in March 2014 and 2015, Merck reimbursed Corning for approximately $0.9 million of intellectual property filing costs it incurred from 2011 to 2014 under the R&D Agreement. Merck is presently reviewing the intellectual property filing costs incurred by Corning in 2015 and expects to reimburse Corning approximately an additional $0.6 million in such costs in early 2016. Merck also expects to reimburse Corning for additional intellectual property filing costs in the future. Merck made purchases from Corning totaling approximately $0.4 million under the Supply Agreement in 2014. Also, commencing in 2018, the Company expects to receive royalties under the Royalty Agreement. In addition, in 2015 the Company made purchases from Corning in the ordinary course of business unrelated to the Supply Agreement.

Dr. Cech, Dr. Rothman and Dr. Thompson are employed at medical or academic institutions with which the Company engages in the ordinary course of business transactions in the form of purchases and sales.

The Board reviewed transactions with each of these entities and determined that the individual Director had no role with respect to the Company’s decision to make any of the purchases or sales and the aggregate amounts in each case were less than 1% of the consolidated gross revenues of the other organization and the Company.

Board Leadership Structure

The Board of Directors is currently led by Kenneth C. Frazier, who serves as the Chairman of the Board, and by William B. Harrison, Jr., an independent Director, who serves as the Board’s Lead Director in accordance with the Policies of the Board. The independent Directors of the Board have appointed Mr. Leslie A. Brun to replace Mr. Harrison as the Lead Director upon Mr. Harrison’s retirement at the Annual Meeting. The Board, comprised entirely of independent Directors other than Mr. Frazier, remains highly independent, empowered and engaged. Further, the independent Directors remain committed to evaluating our Board leadership structure at least annually.

Lead Director

The position of Lead Director at Merck comes with a clear mandate and significant authority and responsibilities as set out in the Policies of the Board. These include:

Board Meetings and	•	The authority to call meetings of the independent members of the Board.
Executive Sessions	•	Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board.
Communicating with Management	•	Serving as the principal liaison on board-wide issues between the independent members of the Board and the Chair/CEO.
Agendas	•	Approving meeting agendas for the Board and the information sent to the Board, including supporting material for meetings.
Meeting Schedules	•	Approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items.
Communicating with Shareholders	•	Being available for consultation and direct communication with major shareholders, as appropriate.
and Stakeholders	•	Serving as a liaison between the Board and shareholders on investor matters.
Board Performance Evaluation	•	Leading the annual performance evaluation of the Board.
Chair and CEO Performance Evaluations	•	Leading the annual performance evaluation of the Chair/CEO.
CEO Succession	•	Leading the CEO succession planning process.

The Board of Directors has four standing committees, each of which is comprised solely of independent Directors and is led by an independent chair. The role of these committees is described beginning on page 20.

The Board believes that the Company and its shareholders are well-served by the Board’s current leadership structure. Having an independent Lead Director vested with key duties and responsibilities and four independent Board committees chaired by independent Directors provides a formal structure for strong independent oversight of the Chairman and Chief Executive Officer and the rest of our management team.

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Succession Planning

The Board regularly reviews short and long-term succession plans for the Chief Executive Officer and for other senior management positions. In assessing possible CEO candidates, the independent Directors identify the skills, experience and attributes they believe are required to be an effective CEO in light of the Company’s global business strategies, opportunities and challenges. The Board also ensures that Directors have substantial opportunities over the course of the year to engage with possible succession candidates.

The Board also considers its own composition and succession plans. Discussion of these topics is an important part of the annual Board evaluation process. In Director succession planning, the Governance, Public Policy and Corporate Responsibility Committee and the Board take into account, among other things, the needs of the Board and the Company in light of the overall composition of the Board with a view of achieving a balance of the skills, experience and attributes that would be beneficial to the Board’s oversight role. For more information, see “Criteria and Director Nomination Process” on page 26.

Annual Board Evaluation

The Board conducts an evaluation of its performance and effectiveness as well as that of the four standing committees on an annual basis. The purpose of the evaluation is to track progress in certain areas targeted for improvement from year to year and to identify ways to enhance the Board’s and Committees’ effectiveness. As part of the evaluation, each Director completes a written questionnaire developed by the Governance, Public Policy and Corporate Responsibility Committee to provide feedback on the effectiveness of the Board, the Committees, as well as each individual Director’s own contributions. The Lead Director, who serves as the Chair of the Governance, Public Policy and Corporate Responsibility Committee, also conducts an interview with each Board member designed to gather additional suggestions to improve Board effectiveness and solicit additional feedback on Board operations, composition, and priority agenda topics. The collective ratings and comments of the Directors are compiled and then presented by the Lead Director to the Governance, Public Policy and Corporate Responsibility Committee and to the full Board for discussion and action.

Each year, the Lead Director conducts a personal interview with each Board member to gather in-depth perspectives and candid insight about Board, Committee and individual Director performance and suggestions for improvement.

Risk Oversight

The Board of Directors has two primary methods of overseeing risk. The first method is through its Enterprise Risk Management (“ERM”) process which allows for full Board oversight of the most significant risks facing the Company. The second is through the functioning of the Board committees.

The Board of Directors established the ERM process to ensure a complete Company-wide approach to risk over five distinct but overlapping core areas:

Strategy	Macro risks that may impact our ability to achieve long-term business objectives
Operations	Risks in operations that may impact our ability to achieve business objectives
Compliance	Risks related to compliance with laws, regulations and Company policies
Reporting	Risks to maintaining accurate financial statements and timely, complete financial disclosures
Reputation and Responsibility	Risks that may impact our reputation or the well-being of the Company or its employees

The goal of the ERM process is to provide an ongoing process, implemented across each business unit and corporate function, to identify and assess risk, and to monitor risk and agreed-upon mitigating action. Where the ERM process identifies a material risk, it will be elevated through the CEO and the Executive Committee of the Company to the full Board of Directors for its consideration.

The Audit Committee periodically reviews the ERM process to ensure that it is robust and functioning effectively.

In addition to the ERM process, each committee of the Board oversees specific areas of risk relevant to the committee through direct interactions with the CEO, members of the Company’s Executive Committee and the heads of business units and corporate functions. For instance, the Audit Committee oversees risk relating to Finance, IT, Business Integrity and Sarbanes-Oxley reporting through its interactions with the CFO, CIO, Chief Compliance Officer, Controller, and Head of Internal Audit. A committee may address risks directly with management, or, where appropriate, may elevate a risk for consideration by the full Board.

The separate ERM process and Board committee approach to risk management leverages the Board’s leadership structure to ensure that risk is overseen by the Board on both a Company-wide approach and through specific areas of competency.

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Related Person Transactions

Related Person Transaction Policy

The Board of Directors has adopted a written policy (the “Policy”) governing the review and approval of any transactions that Company management determines would be required to be publicly disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K (“Item 404(a)”).

The Policy requires that related person transactions, and any material amendments or modifications to such transactions shall be subject to review, approval or ratification by the Board, or a committee of the Board, and monitoring in accordance with the standards set forth in the Policy and available on our website at www.merck.com/about/leadership. The Policy is administered by the Governance, Public Policy and Corporate Responsibility Committee and is contained in the Policies of the Board.

The following process and guidelines are followed by the Governance, Public Policy and Corporate Responsibility Committee in determining whether to approve a related person transaction:

•	Company management is responsible for identifying transactions that are or would be related person transactions requiring review under this Policy through annual submission of and any interim update to Director and Officer questionnaires (“D&O Questionnaire”) or conflict of interest certifications, review of existing or proposed transactions with any shareholders owning five percent or greater of the Company’s outstanding common stock as of the date upon which we received notice of such party’s status as a related person, and through other disclosures to and reviews by management. Management is required to provide the Governance, Public Policy and Corporate Responsibility Committee all material information relevant to all related person transactions, with the exception of related person transactions that are excluded from the reporting requirements under Item 404(a), which shall not be subject to review, approval or ratification by the Governance, Public Policy and Corporate Responsibility Committee pursuant to this policy.

•	Charitable contributions, grants or endowments by the Company to a university or other academic institution at which a related person’s only interest is as a professor of such university or other academic institution and the aggregate amount involved does not exceed 0.5% of the recipient organization’s total annual revenues shall be deemed pre-approved pursuant to this policy. Notwithstanding the foregoing, a charitable contribution, grant or endowment shall not be deemed pre-approved where the related person has any role in the proposal or review of the contribution, grant or endowment or will specifically benefit from it personally or professionally.

•	The members of the Governance, Public Policy and Corporate Responsibility Committee review the material facts of related person transactions, and the disinterested members of the Committee shall either approve or disapprove of the transactions. The Committee only approves the transaction(s) if it determines that such transaction(s) is fair and reasonable. If advance approval by the Committee is not feasible, then the related person transaction is considered and, if the Committee determines it to be appropriate, ratified by the disinterested members of the Committee. If after considering the relevant facts and circumstances in connection with such transaction, the Committee determines that it cannot ratify the related person transaction, then the Committee takes such course of action as it deems appropriate under the circumstances.

•	As necessary, the Committee reviews approved (including pre-approved) or ratified related person transactions throughout the duration of the term of the transaction, but no less than annually, to ensure that such transaction remains fair and reasonable.

•	In determining whether a related person transaction is fair and reasonable, the Committee considers all relevant factors, including as applicable: (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those generally available to an unaffiliated third party under the same or similar circumstances; (iv) the extent of the related person’s interest in the transaction; (v) the potential for the transaction to lead to an actual or apparent conflict of interest; and (vi) the impact on a director’s independence in the event the related person is a director or director nominee, an immediate family member of a director or director nominee, or an entity in which a director or director nominee is a partner, shareholder or executive officer.

Certain Related Person Transactions

Each Director, Director nominee and executive officer of Merck annually completes and submits to the Company a D&O Questionnaire. The D&O Questionnaire requests, among other things, information regarding whether any Director, Director nominee, executive officer or their immediate family members had an interest in any transaction, or proposed transaction, with Merck, or has a relationship with a company which had or proposes to enter into such a transaction.

After review of the D&O Questionnaires by the Office of the Secretary, the responses are collected, summarized and distributed to responsible areas within the Company to identify any potential transactions. All relevant relationships and any transactions, along with payables and receivables, are compiled for each person and affiliation. Management submits a report of the affiliations, relationships, transactions and appropriate supplemental information to the Board’s Governance, Public Policy and Corporate Responsibility Committee, which is comprised of independent Directors, for its review.

Upon review by the Governance, Public Policy and Corporate Responsibility Committee of the report of related person transactions, no transactions require disclosure under Item 404(a).

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Board Meetings and Committees

In 2015, the Board of Directors met eight times. Under the Policies of the Board, Directors are expected to attend regular Board meetings, Board committee meetings and annual shareholder meetings.

The independent Directors of the Board met in seven executive sessions in 2015. Mr. Harrison, Lead Director of the Board, presided over the executive sessions. All twelve Directors then serving on the Board attended the 2015 Annual Meeting of Shareholders.

The Board of Directors has four standing committees, each of which is comprised solely of independent Directors: Audit Committee; Governance, Public Policy and Corporate Responsibility Committee; Compensation and Benefits Committee; and Research Committee. In addition, the Board from time to time establishes special purpose committees. Additional information about the committees is provided below.

All Directors attended at least 75% of the meetings of the Board and of the committees on which they served in 2015.

Members of the individual standing committees, as of April 1, 2016, are named below:

Board Member	Audit	Compensation and Benefits	Governance, Public Policy and Corporate Responsibility	Research
Leslie A. Brun(1)(5)	Chair
Thomas R. Cech, Ph.D.
Pamela J. Craig(1)(2)
Thomas H. Glocer		Chair
William B. Harrison, Jr.(3)(4)			Chair
C. Robert Kidder
Rochelle B. Lazarus
Carlos E. Represas
Paul B. Rothman, M.D.(2)
Patricia F. Russo
Craig B. Thompson, M.D.				Chair
Wendell P. Weeks
Peter C. Wendell
Number of meetings in 2015	9	5	4	4
(1)	Audit Committee Financial Expert
(2)	Effective September 1, 2015
(3)	Lead Director of the Board until May 24, 2016
(4)	Will retire at the 2016 Annual Meeting of Shareholders
(5)	Lead Director effective May 24, 2016

All of our standing committees are governed by Board-approved charters. The committees evaluate their performance and review their charters annually.

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Audit Committee

The primary functions of this Committee are to:

•	oversee our accounting, financial reporting process, internal controls and audits, and consult with management, the internal auditors and the independent registered public accounting firm (the independent auditors) on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied;

•	appoint, evaluate and retain our independent auditors;

•	maintain direct responsibility for the compensation, termination and oversight of our independent auditors and evaluate the independent auditors’ qualifications, performance and independence;

•	monitor compliance with the Foreign Corrupt Practices Act and the Company’s policies on ethical business practices and reports on these items to the Board; and

•	oversee the ERM process.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors, which are described on page 71 of this proxy statement and the approval of the annual internal audit plan as executed by the Internal Audit organization. Further, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, which are described under “Shareholder Communications with the Board” on page 23 of this proxy statement.

“The Audit Committee’s Report” is included on page 70 of this proxy statement and the Audit Committee Charter is available on our website www.merck.com/about/leadership/board-of-directors.

Financial Experts on Audit Committee

The Board has determined that Mr. Brun and Ms. Craig are “audit committee financial experts” as defined by the SEC and that each has accounting or related financial management expertise as required by NYSE Corporate Governance Listing Standards.

The Governance, Public Policy and Corporate Responsibility Committee

The primary functions of this Committee are to:

•	consider and make recommendations on matters related to the practices, policies and procedures of the Board and take a leadership role in shaping the corporate governance of the Company;

•	assess the size, structure and composition of the Board and Board committees, coordinate evaluation of Board performance, and review Board compensation, related person transactions, D&O indemnity and Fiduciary Liability insurance coverage for the Company’s Officers and non-employee Directors;

•	act as a screening and nominating committee for candidates considered for nomination by the Board for election as Directors as further described on page 26 and oversee the Board’s Incumbent Director Resignation Policy as further described on page 27;

•	advise the Board of Directors and management on company policies and practices that pertain to our responsibilities as a global corporate citizen, our obligations as a pharmaceutical company whose products and services affect health and quality of life around the world, and our commitment to high standards of ethics and integrity; and

•	review social, political and economic trends that affect our business; review the positions and strategies that we pursue to influence public policy; monitor and evaluate our corporate citizenship programs and activities, including the support of charitable, political and educational organizations and political candidates and causes; and review legislative, regulatory, privacy and other matters that could impact our shareholders, customers, employees and communities in which we operate.

The Governance, Public Policy and Corporate Responsibility Committee Charter, the Company’s By-Laws and the Policies of the Board, which are the Company’s corporate governance guidelines, are available on our website www.merck.com/about/leadership.

Compensation and Benefits Committee

The primary functions of this Committee are to:

•	establish and maintain a competitive, fair and equitable compensation and benefits policy designed to retain and motivate executives on behalf of the Company and to attract the talent necessary to successfully execute the Company’s long-term strategic plan;

•	discharge the Board’s responsibilities for compensating our executives;

•	oversee and monitor

–	competence and qualifications of our senior management,

–	senior management succession,

–	soundness of the organizational structure, and

–	other related matters necessary to ensure the effective management of the business; and

•	review the Compensation Discussion and Analysis (“CD&A”) for inclusion in our proxy statement.

More specifically, the Compensation and Benefits Committee (the “C&B Committee”) annually reviews and approves corporate goals and objectives relevant to the total direct compensation opportunity—that is, changes in base salary, non-equity and equity incentive plan compensation—of the Chairman and CEO and other executive officers; evaluates their performance against these goals and objectives; and, based on this evaluation, sets their target total direct compensation and determines payouts under our variable compensation plans. The details of the processes and procedures involved are described in the CD&A beginning on page 39. The independent members of the full Board ultimately make the final decisions regarding the Chairman and CEO’s total direct compensation.

The C&B Committee Charter is available on our website www.merck.com/about/leadership/board-of-directors.

The C&B Committee Report is included on page 53 of this proxy statement.

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Role of Compensation Consultants

The C&B Committee retains the services of a compensation consultant to serve as an objective third-party advisor on the reasonableness of compensation levels and on the appropriateness of the compensation program structure in supporting our business strategy and human resource objectives. Since 2008, the C&B Committee has retained Frederic W. Cook & Co., Inc. (“Cook”) as its compensation consultant.

Independence of Compensation Consultant

The C&B Committee annually reviews the services provided by Cook and has concluded that Cook is independent in providing executive compensation consulting services. The C&B Committee conducted a specific review of its relationship with Cook in 2015, and determined that Cook’s work for the C&B Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act, and by the SEC and the NYSE. In making this determination, the C&B Committee reviewed information provided by Cook on the following factors:

•	The provision of other services to Merck by Cook;

•	The amount of fees received from Merck by Cook as a percentage of the total revenue of Cook;

•	The policies and procedures of Cook that are designed to prevent conflicts of interest;

•	Any business or personal relationship of the C&B Committee’s advisor with a member of the C&B Committee;

•	Any stock of Merck owned by the C&B Committee’s advisor or the advisor’s immediate family members; and

•	Any business or personal relationship of the C&B Committee’s advisor or any other employee at Cook with an executive officer of Merck.

In particular, the C&B Committee noted that (i) Cook provided no other services to Merck, other than occasional non-material assistance to the Human Resources staff related to Cook’s compensation committee-related duties; and (ii) Cook’s work is performed directly on behalf of the C&B Committee, working in cooperation with management, to assist the C&B Committee with executing its responsibilities.

Services performed during 2015

During 2015, Cook supported the C&B Committee by:

•	Reviewing our competitive market data with respect to the CEO’s and senior executives’ compensation;

•	Providing guidance and analysis on executive compensation plan design, market trends and best practices;

•	Assisting in determining Chairman and CEO target total direct compensation and payouts under the Executive Incentive Plan; and

•	Assisting with the preparation of public filings related to executive compensation, including the CD&A and the accompanying tables and footnotes.

In addition, at the direction of the Governance, Public Policy and Corporate Responsibility Committee, Cook performed a review of the Director’s compensation program.

Since 2010, the Company’s Human Resources department has retained Pay Governance LLC to provide various services pertaining to executive compensation. Pay Governance LLC had no direct role with the C&B Committee’s deliberations or decisions.

Compensation and Benefits Committee Interlocks and Insider Participation

Mr. Thomas H. Glocer, Mr. William B. Harrison, Jr., Mr. Carlos E. Represas, Ms. Patricia F. Russo, and Mr. Peter C. Wendell served on the C&B Committee during 2015. There were no C&B Committee interlocks or insider (employee) participation during 2015.

Research Committee

The primary functions of the Committee are to:

•	assist the Board in its oversight of matters pertaining to our strategies and operations for the research and development of pharmaceutical products and vaccines;

•	identify areas and activities that are critical to the success of our drug and vaccine discovery, development and licensing efforts, as well as evaluate the effectiveness of our drug and vaccine discovery, development and licensing strategies and operations;

•	keep the Board apprised of this evaluation process and findings and make appropriate recommendations to the President of Merck Research Laboratories and to the Board on modifications of strategies and operations; and

•	assist the Board in its oversight responsibilities to ensure compliance with the highest standards of scientific integrity in the conduct of Merck research and development.

The Research Committee Charter is available on our website www.merck.com/about/leadership/board-of-directors.

Shareholder Engagement

Merck regularly communicates with its shareholders to better understand their perspectives and has established a shareholder engagement program that is proactive and cross-functional. Throughout the year, members of Investor Relations, the Office of the Secretary, Human Resources and other subject-matter experts within the Company engage with our shareholders to

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remain well-informed regarding their perspective on current issues, as well as to address any questions or concerns. These teams serve as liaisons between shareholders, members of senior management and the Board.

In addition, we conduct an extensive shareholder outreach program with our largest shareholders twice a year focused on governance and executive compensation. We believe that it is most productive to discuss governance and compensation issues well in advance of the months leading up to the Annual Meeting, which allows management and the Board to gather information about investor perspectives and make educated and deliberate decisions that are balanced and appropriate for Merck’s diverse shareholder base and in the best interest of the Company.

During 2015, we held discussions with a number of our shareholders in the spring before the 2015 Annual Meeting of Shareholders and once again in late fall. We also regularly seek to take advantage of other engagement opportunities and events.

Given our large shareholder base, we concentrate our shareholder outreach efforts on our largest 25-30 shareholders that represent approximately 40% of our ownership. In 2015, among the specific matters we discussed were:

•	management and shareholder proposals, including written consent and special shareholders meetings;

•	Board-related matters, including Board composition, leadership and succession planning;

•	executive compensation, including changes in our executive compensation program and the related disclosures; and

•	other governance matters including proxy access and any policy changes recently adopted or under consideration by our institutional shareholders.

These discussions provided valuable insights into shareholder views of our current governance practices and executive compensation programs as well as the shareholders’ voting processes and policies. We were pleased that in the aggregate, our top shareholders expressed no consistent concerns about our Board, corporate governance or executive compensation programs or practices. The feedback received was summarized and presented to the Governance, Public Policy and Corporate Responsibility Committee, the C&B Committee and full Board. We have also incorporated certain suggestions to enhance or clarify our disclosures into this proxy statement.

Our Board also considered shareholder-director engagement and has confirmed the availability of the Board’s independent Lead Director or other members of the Board for consultation with major shareholders in appropriate situations. We will continue to engage with shareholders on a regular basis to better understand and consider their views.

Proxy Access

After carefully observing proxy access developments, particularly the rapid developments in 2015, and engaging with a number of our largest shareholders, our Board of Directors proactively amended our By-Laws on July 22, 2015, to give shareholders a right to proxy access for Director nominations. Our amended By-Laws allow a shareholder or a group of no more than 20 shareholders, who has maintained continuous qualifying ownership of at least 3% of the Company’s outstanding common stock for at least three years and has complied with the other requirements set forth in the By-Laws, to include director nominees constituting up to 20% of the Board in the Company’s proxy materials for an annual meeting of shareholders. The amended By-Laws are available on our website at www.merck.com/about/leadership.

In considering whether to adopt proxy access for Director nominations, our Board reviewed the potential impact of proxy access on Merck, as well as current standards for proxy access terms. We also took into consideration the various views of our investors concerning this issue. We evaluated our investors’ publicly stated positions on this issue and inquired about the views of a number of our largest shareholders on the topic during our regular outreach. Our investors generally support proxy access and those investors with whom we spoke generally indicated support for the core terms of our By-Laws.

Our Board concluded that the best course of action for Merck and our shareholders was to adopt a proxy access By-Law provision with terms based on our particular circumstances and consistent with current standards in proxy access By-Laws for publicly traded U.S. companies.

Action by Written Consent

As discussed above, during our shareholder engagement in 2015, we continued our discussions regarding shareholder views on the right to act by written consent. As a matter of policy, some investors support written consent proposals under any circumstances; however, similar to feedback we received during the past engagement, most of our largest investors continue to believe that shareholder interests are appropriately protected by a well-structured right to call a special meeting. Based on feedback we received in 2013, the Board took action in early 2014 to amend the Company’s By-Laws to provide that special meetings of shareholders may be called by shareholders owning at least 15% of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Company entitled generally to vote in the election of directors of the Company. As discussed further in the Board of Directors’ Statements in Opposition to shareholder Proposal 4 beginning on page 72, we believe that the limitation on shareholders’ ability to act by written consent, coupled with the ability of shareholders to call a special meeting at relatively low thresholds, best protects the interests of all shareholders in a fair and balanced manner.

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Shareholder Communications with the Board

The Board of Directors welcomes input from shareholders and other interested parties and has established a process to receive these communications. Shareholders and interested parties who wish to do so may communicate directly with the Board, the Lead Director, the non-management or independent Directors as a group, or other members of the Board by writing to the following address:

Board of Directors
Merck & Co., Inc.
2000 Galloping Hill Road, K1-4157
Kenilworth, NJ 07033 U.S.A.

In order to manage efficiently the volume of correspondence received, communications will be reviewed by the Corporate Secretary for the purpose of determining whether the contents are appropriate for submission to the entire Board, the Chairman, the independent Lead Director or Chair of the relevant committee. Examples of communications that would be considered inappropriate for submission to members of the Board include the following:

•	communications that advocate that the Company engage in illegal activity;

•	communications that, under community standards, contain offensive or abusive content;

•	communications that have no relevance to the role of the Board or to the business of the Company;

•	resumes or other job-related inquiries; and

•	mass mailings, solicitations and advertisements.

Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Chair of the Governance, Public Policy and Corporate Responsibility Committee. Comments or questions regarding executive compensation will be referred to the Chair of the C&B Committee.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Merck Code of Conduct—Our Values and Standards, which is also available on our website at www.merck.com/about/leadership.

Information on communications to the Board may also be found on our website at www.merck.com/contact.

Political Contributions and Lobbying Expenditure Oversight and Disclosure

The Company is committed to participating constructively and responsibly in the policymaking process, and to providing information and analysis on the issues that affect our business and patient care. As described on our website, our participation in the public policy debate is focused on two key objectives: encouraging innovation and improving patient access to quality healthcare. The Company’s public policy positions are determined by senior management with oversight by the Board’s Governance, Public Policy and Corporate Responsibility Committee. The Company’s political contributions are made in accordance with Company policies and procedures also overseen by senior management. The Board’s Governance, Public Policy and Corporate Responsibility Committee monitors all such contributions.

The Company publicly discloses and regularly updates information regarding its public policy positions and advocacy expenditures (www.merck.com/about/views-and-positions and www.merckresponsibility.com/our-approach/public-policy).

In addition, the Company strictly complies with the disclosure obligations imposed by the numerous federal, state and local laws that regulate the Company’s political contributions and expenditures at all levels.

Commitment to Corporate Responsibility

Corporate responsibility is integral to the fabric of our Company and reflected in every aspect of our business. -- Ken Frazier

The Company has robust corporate governance and oversight processes related to our corporate responsibility approach and our philanthropic giving. The Board’s Governance, Public Policy and Corporate Responsibility Committee regularly reviews aspects of the Company’s progress towards achieving our corporate responsibility objectives as well as the Company’s charitable giving priorities and programs. The Company publicly discloses and regularly updates information regarding its charitable contributions at www.merckresponsibility.com/ethics-transparency/transparency-disclosures.

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STOCK OWNERSHIP INFORMATION

Stock Ownership Guidelines

The Company imposes stock ownership guidelines for Directors and executive officers. Guidelines for Directors are discussed in the Director Compensation section, beginning on page 35 and ownership requirements for executive officers are discussed in the Compensation Discussion and Analysis section on page 52.

Stock Ownership of Directors and Officers

The table below reflects the number of shares of Merck common stock beneficially owned by (a) each of our Directors; (b) each of our executive officers named in the Summary Compensation Table; and (c) all Directors and executive officers as a group. Unless otherwise noted, the information is stated as of February 29, 2016, and the beneficial owners exercise sole voting and/or investment power over their shares.

	Company Common Stock
			Right to Acquire Beneficial
			Ownership Under
	Shares		Options/Stock Units		Phantom
	Beneficially		Exercisable/Distributable	Percent	Stock
Name of Beneficial Owner	Owned	(a)	Within 60 Days(b)	of Class	Units(c)
Kenneth C. Frazier	526,147		2,818,346	*	—
Leslie A. Brun	100		10,000	*	27,476
Thomas R. Cech	100		5,000	*	22,735
Pamela J. Craig	1,715		—	*	1,696
Thomas H. Glocer	5,100		15,000	*	42,595
William B. Harrison, Jr.	11,400		25,000	*	76,846
C. Robert Kidder	10,339	(d)	5,000	*	21,223
Rochelle B. Lazarus	6,351	(d)	20,000	*	60,476
Carlos E. Represas	11,500	(d)	—	*	26,979
Paul B. Rothman	100		—	*	1,696
Patricia F. Russo	13,148		5,000	*	21,223
Craig B. Thompson	3,352		5,000	*	21,223
Wendell P. Weeks	200	(d)	20,000	*	64,743
Peter C. Wendell	1,000		20,000	*	65,779
Robert M. Davis	—		64,190	*	—
Michael J. Holston	64,081		96,889	*	—
Roger M. Perlmutter	50,227		214,484	*	—
Adam H. Schechter	130,215	(d)	887,278	*	—
All Directors and Executive Officers as a Group (26 individuals)	1,265,342		5,546,344	*	454,690
*	Less than 1% of the Company’s outstanding shares of common stock.
(a)	Includes equivalent shares of common stock held by the Trustee of the Merck U.S. Savings Plan, as applicable, as of January 8, 2016, for the accounts of individuals as follows: Mr. Frazier—3,670 shares and all Directors and executive officers as a group— 14,316 shares.
(b)	This column reflects the number of shares that could be acquired within 60 days of February 29, 2016, through the exercise of outstanding stock options.
(c)	Represents phantom shares denominated in Merck common stock under the Plan for Deferred Payment of Directors’ Compensation or the Merck Deferral Program.
(d)	Includes shares of common stock in which the beneficial owners share voting and/or investment power as follows: 1,022 shares held in a trust for the benefit of Mr. Kidder’s children; 1,757 shares held by Ms. Lazarus’ spouse; 11,000 shares held in a trust for the benefit of Mr. Represas’ family; 92,992 shares held in a trust for the benefit of Mr. Schechter’s family; and 100 shares held in a custodial account for Mr. Weeks’ minor child.

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Stock Ownership of Certain Beneficial Owners

The table below reflects the number of shares beneficially owned by persons or entities known to us to own more than 5% of the outstanding shares of Merck common stock as of December 31, 2015:

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership		Percent of Class
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	193,639,860	(a)	6.90%
Wellington Management Group LLP and affiliates
c/o Wellington Management Company LLP
280 Congress Street
Boston, MA 02210	182,000,941	(b)	6.52%
The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	167,627,208	(c)	6.00%
(a)	As reported on Amendment No. 6 to Schedule 13G/A (the “BlackRock filing”) filed with the SEC on February 10, 2016. According to the BlackRock filing, of the 193,639,860 shares of Merck common stock beneficially owned by BlackRock, Inc. (“BlackRock”), as of December 31, 2015, BlackRock has the sole power to vote or direct the vote with respect to 167,712,388 shares, sole power to dispose or to direct the disposition of 193,586,434 shares, and shared voting and shared dispositive power with respect to 53,426 shares.
(b)	As reported on Amendment No. 2 to Schedule 13G/A (the “Wellington filing”) filed with the SEC on February 11, 2016. According to the Wellington filing, as of December 31, 2015, Wellington Management Group LLP has the shared power to vote or direct the vote with respect to 53,635,606 shares and the shared power to dispose or to direct the disposition of 182,000,941 shares; Wellington Group Holdings LLP has the shared power to vote or direct the vote with respect to 53,635,606 shares and the shared power to dispose or to direct the disposition of 182,000,941 shares; Wellington Investment Advisors Holdings LLP has the shared power to vote or direct the vote with respect to 53,635,606 shares and the shared power to dispose or to direct the disposition of 182,000,941 shares; and Wellington Management Company LLP has the shared power to vote or direct the vote with respect to 48,970,693 shares and the shared power to dispose or to direct the disposition of 174,454,498 shares. Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP have no sole voting or sole dispositive power with respect to any of these shares. According to the Wellington filing, the securities as to which this Schedule 13G/A is filed are owned of record by clients of one or more investment advisers identified therein directly or indirectly owned by Wellington Management Group LLP. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities.
(c)	As reported on Amendment No. 1 to Schedule 13G/A (the “Vanguard filing”) filed with the SEC on February 10, 2016. According to the Vanguard filing, of the 167,627,208 shares of Merck common stock beneficially owned by The Vanguard Group (“Vanguard”), as of December 31, 2015, Vanguard has the sole power to vote or direct the vote with respect to 5,183,209 shares, shared power to vote or direct the vote with respect to 281,900 shares, sole power to dispose or to direct the disposition of 162,118,197 shares, and shared power to dispose or to direct the disposition of 5,509,011 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the U.S. Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. We are not aware of any beneficial owner of more than 10% of Merck common stock.

Based solely upon a review of the copies of the forms furnished to us during fiscal year 2015, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and Directors were complied with during the 2015 fiscal year.

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PROPOSAL 1. ELECTION OF DIRECTORS

Criteria and Director Nomination Process

The Governance, Public Policy and Corporate Responsibility Committee acts as a screening and nominating committee for candidates considered for nomination by the Board for election as Directors. In this capacity, the Committee concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Committee evaluates prospective nominees identified on its own initiative as well as candidates recommended to it by Board members, management, shareholders or search consultants utilizing qualifications which are set forth in the Policies of the Board, available on our web site at www.merck.com/about/ leadership.

To be considered for membership on the Board, a candidate must meet the following minimum criteria:

(a)	be of proven integrity with a record of substantial achievement in an area of relevance to the Company;

(b)	have demonstrated ability and sound judgment that usually will be based on broad experience;

(c)	be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings, Board committee meetings and annual shareholder meetings;

(d)	possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and

(e)	be committed to building sound, long-term Company growth.

Individual Experience, Qualifications, Attributes and Skills

In its regular discussions regarding Board composition and especially in conjunction with the annual Board and Committee evaluations, the Governance, Public Policy and Corporate Responsibility Committee works with the Board to determine the appropriate mix of professional experiences, areas of expertise, educational backgrounds and other qualifications that are particularly desirable for our directors to possess in light of our current and future business strategies. The input gathered is then used by the Governance, Public Policy and Corporate Responsibility Committee in its planning and director search process.

In addition to meeting the criteria specified by the Policies of the Board, as listed above, the Board has also identified the following experiences, qualifications and skills as important and desirable to be represented on the Board based on the Company’s current needs and business priorities:

Experience, Qualifications & Skills
• Leadership	• Health Care Delivery Systems
• Finance and Accounting	• Regulatory
• Business Operations and Strategic Planning	• Corporate Governance
• Global Business Perspective	• Expertise in Technology and Related Trends
• Medicine, Science, Research and Development	• Talent Management

Diversity

Diversity is a factor considered when identifying prospective nominees for our Board, although the Governance, Public Policy and Corporate Responsibility Committee does not have a formal diversity policy. Nominees are selected so that the Board of Directors represents a diversity of expertise in areas needed to foster the Company’s business success as well as a diversity of personal characteristics, including gender, race, ethnic origin and national background. From time to time and including in 2015, the Committee has retained independent search firms to assist in identifying candidates that reflect these diversity objectives. The search firm retained by the Governance, Public Policy and Corporate Responsibility Committee during 2015 was asked to identify possible candidates who meet the qualifications being sought in candidates, to interview and screen such candidates (including conducting reference checks), and assist in scheduling candidate interviews with Board members.

Shareholder Recommendations of Director Candidates

The Governance, Public Policy and Corporate Responsibility Committee will consider recommendations for director candidates made by shareholders and evaluate them using the same criteria as for other candidates. Any such shareholder recommendation must be sent to the Secretary of the Company, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, New Jersey 07033 U.S.A., and must include detailed background information regarding the recommended candidate that demonstrates how the individual meets the Board membership criteria.

Evaluation of candidates occurs on the basis of materials submitted by or on behalf of the candidates. If a proposed or recommended candidate continues to be of interest to the Governance, Public Policy and Corporate Responsibility Committee, additional information about her/him is obtained through inquiries to various sources and, if warranted, interviews.

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2016 Nominees for Director

The Board has recommended thirteen nominees for election as Directors at this Annual Meeting, Mr. Leslie A. Brun, Dr. Thomas R. Cech, Ms. Pamela J. Craig, Mr. Kenneth C. Frazier, Mr. Thomas H. Glocer, Mr. C. Robert Kidder, Ms. Rochelle B. Lazarus, Mr. Carlos E. Represas, Dr. Paul B. Rothman, Ms. Patricia F. Russo, Dr. Craig B. Thompson, Mr. Wendell P. Weeks and Mr. Peter C. Wendell. All nominees, other than Mr. Frazier, a Company employee, satisfy the NYSE independence requirements. Mr. William B. Harrison, Jr. will retire from the Board at the Annual Meeting in accordance with the retirement policy for the Board of Directors.

Ms. Craig and Dr. Rothman were elected to the Board effective September 1, 2015, to serve until this Annual Meeting and to stand for election by shareholders at the meeting. All other nominees currently serving on the Board were elected by the shareholders at the 2015 Annual Meeting. Ms. Craig was first identified as a possible director candidate by a third party search firm and then recommended to the Board by the Governance, Public Policy and Corporate Responsibility Committee. Dr. Rothman was first identified as a possible director candidate by the Company’s CEO and then recommended to the Board by the Governance, Public Policy and Corporate Responsibility Committee. All the Director nominees named in this proxy statement meet the Board’s criteria for membership and were recommended by the Governance, Public Policy and Corporate Responsibility Committee for election by shareholders at this Annual Meeting. The Governance, Public Policy and Corporate Responsibility Committee believes that each nominee possesses the qualifications and personal characteristics that would contribute to a diverse and well-functioning Board. All of the nominees hold, or have held, senior leadership positions in large, complex organizations including multi-national corporations, medical or academic institutions and/or charitable organizations. In these positions, they have demonstrated their leadership, intellectual and analytical skills and gained deep experience in core disciplines significant to their oversight responsibilities as Director. Their roles in these organizations also permit them to offer quality advice and counsel to the Company’s management. If elected, each nominee will hold a term expiring at the 2017 Annual Meeting of Shareholders or until his or her successor has been duly elected and qualified.

A Director nominee who does not receive a majority of the votes cast with respect to his or her election will not be re-elected as a Director of the Company. However, under the New Jersey Business Corporation Act, incumbent directors who are not re-elected in an uncontested election because of a failure to receive a majority of the votes cast in favor of their re-election, will be “held over” and continue as directors of the Company until they resign or their successors are elected at the next election of directors. Under the Incumbent Director Resignation Policy (the “Resignation Policy”) of the Policies of the Board, an incumbent director who is not re-elected will be required to submit his or her resignation and the Governance, Public Policy and Corporate Responsibility Committee will be responsible for evaluating whether to accept the resignation and making a recommendation to the full Board. Under the Resignation Policy, the Board will be required to act on the recommendation of the Governance, Public Policy and Corporate Responsibility Committee no later than 90 days following certification of the shareholder vote.

If any of the nominees becomes unavailable for election, which we do not expect, votes will be cast for such substitute nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

Following the biographical information for each director nominee below, we describe the key experience and some of the qualifications and skills our Directors bring to the Board that, for reasons discussed above, are important in light of our current needs and business priorities.

The Board of Directors recommends that Shareholders vote FOR the election of each of the Director nominees.

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LESLIE A. BRUN Independent Director Age: 63	Director since: 2008
Committees: • Audit (Chair) • Governance, Public Policy and Corporate Responsibility
Other Current Public Directorships: Broadridge Financial Solutions, Inc. (2007), Non-executive Chairman (2011); CDK Global, Inc. (2014), Non-executive Chairman (2014); Hewlett Packard Enterprise Company (2015)
Former Directorships Held During the Past 5 Years: Automatic Data Processing, Inc. (2003-2015)

Career Highlights:

Sarr Group, LLC, an investment holding company

– Chairman and Chief Executive Officer (2006-present)

CCMP Capital Advisors, LLC, global private equity firm

– Managing Director and Head of Investor Relations (2011-2013)

Hamilton Lane, private equity firm

– Chairman and Chief Executive Officer (1991-2005)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Brun, the Board considered his extensive finance, management, investment banking, commercial banking and financial advisory experience in a highly-regulated industry, as well as his demonstrated success throughout his tenure as the Chairman and CEO of Sarr Group, LLC and Chairman and CEO and founder of Hamilton Lane. Mr. Brun’s depth of financial expertise is also demonstrated by his experience as a Managing Director and co-founder of the investment banking group of Fidelity Bank and as Vice President in the Corporate Finance Division of E.F. Hutton & Co. In addition, his directorships at other public companies, including service as their Non-executive Chairman of two public boards, provide him with extensive experience on corporate governance issues.

THOMAS R. CECH, PH.D. Independent Director Age: 68	Director since: 2009
Committees: • Audit • Research
Other Current Public Directorships: None
Former Directorships Held During the Past 5 Years: None

Career Highlights:

University of Colorado

– Distinguished Professor, Chemistry and Biochemistry (1990-present)

– Director, BioFrontiers Institute (2009-present)

Howard Hughes Medical Institute, non-profit medical research organization

– President (2000-2009)

– Investigator (1988-present)

Awards:

– National Medal of Science (1995)

– Nobel Prize in Chemistry (1989)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Dr. Cech, the Board considered his extensive scientific expertise relevant to the pharmaceutical industry, including being a Nobel Prize winning chemist and a Professor at the University of Colorado. In addition, his role as the former President of the Howard Hughes Medical Institute provides Dr. Cech with extensive managerial experience with direct relevance to scientific research.

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PAMELA J. CRAIG Independent Director Age: 59	Director since: 2015
Committees: Audit
Other Current Public Directorships: Akamai Technologies, Inc. (2011), Wal-Mart Stores, Inc. (2013)
Former Directorships Held During the Past 5 Years: VMware, Inc. (2013-2015)

Career Highlights:

Accenture plc, global management consulting, technology services and outsourcing company

– Chief Financial Officer (2006-2013)

– Senior Vice President, Finance (2004-2006)

– Group Director, Business Operations and Services (2003-2004)

– Managing Partner, Global Business Operations (2001-2003)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Ms. Craig, the Board considered her extensive finance, management, operational, technology and international business expertise, and her history of accomplishment and executive ability as Chief Financial Officer of Accenture plc. Ms. Craig’s financial expertise is also demonstrated throughout her tenure at Accenture. In addition, her directorships at other public companies, including her service on the Audit Committees at Wal-Mart Stores, Inc. and Akamai Technologies, Inc., provide her with valuable experience on governance issues facing public companies.

KENNETH C. FRAZIER Management Age: 61	Director since: 2011
Other Current Public Directorships: Exxon Mobil Corporation (2009)
Former Directorships Held During the Past 5 Years: None

Career Highlights:

Merck & Co., Inc.

– Chairman and Chief Executive Officer (2011-present)

– President (2010-present)

– Executive Vice President and President, Global Human Health (2007-2010)

– Executive Vice President and General Counsel (2006-2007)

– Senior Vice President and General Counsel (1999-2006)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Frazier, the Board considered Mr. Frazier’s broad managerial and operational expertise and deep institutional knowledge, as well as his track record of achievement, integrity and sound judgment demonstrated throughout his career with Merck & Co., Inc. and prior to joining Merck. In addition, his role as the Chair of the Board Affairs Committee of Exxon Mobil Corporation has provided him with important experience on governance issues facing public companies.

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THOMAS H. GLOCER Independent Director Age: 56	Director since: 2007
Committees: • Compensation and Benefits (Chair) • Governance, Public Policy and Corporate Responsibility
Other Current Public Directorships: Morgan Stanley (2013)
Former Directorships Held During the Past 5 Years: Thomson Reuters Corporation (2008-2011)

Career Highlights:

Angelic Ventures LP, a family office investing in early-stage technology and data companies

– Founder and Managing Partner (2012-Present)

Thomson Reuters Corporation, multinational media and information firm

– Chief Executive Officer (2008-2011)

– Chief Executive Officer, Reuters Group PLC (2001-2008)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Glocer, the Board considered his extensive management, operational, technology and international business expertise, and his history of accomplishment and executive ability as CEO and a director at Thomson Reuters Corporation. In addition, his directorships at other public companies provide him with valuable experience on governance issues facing public companies.

C. ROBERT KIDDER Independent Director Age: 71	Director since: 2005
Committees: • Audit • Research
Other Current Public Directorships: Advanced Drainage Systems, Inc. (2014)
Former Directorships Held During the Past 5 Years: Chrysler Group LLC (2009-2011), Morgan Stanley (1993-2015)

Career Highlights:

Chrysler Group LLC, automobile manufacturer

– Non-Executive Chairman (2009-2011)

3Stone Advisors LLC, private investment firm

– Chairman and Chief Executive Officer (2006-2011)

Stonehenge Partners, Inc., private investment firm

– Principal (2004-2006)

Borden Chemical, Inc., forest products and industrial chemical company

– Chairman of the Board (1995-2004)

– Chief Executive Officer (1995-2002)

Duracell International Inc., batteries and smart power systems manufacturer

– President (1988-1991)

– Chief Executive Officer (1988-1994)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Kidder, the Board considered his extensive management, operational and financial expertise as well as his experience and demonstrated success holding corporate leadership roles in multiple industries. In addition, his directorships at other public companies provide him with valuable experience on governance issues facing public companies.

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ROCHELLE B. LAZARUS Independent Director Age: 68	Director since: 2004
Committees: Governance, Public Policy and Corporate Responsibility
Other Current Public Directorships: The Blackstone Group L.P. (2013), General Electric (2000)
Former Directorships Held During the Past 5 Years: None

Career Highlights:

Ogilvy & Mather, global advertising and marketing communication company

– Chairman Emeritus (2012-present)

– Chairman, Ogilvy & Mather Worldwide (2008-2012)

– Chairman and Chief Executive Officer (1996-2008)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Ms. Lazarus, the Board considered her extensive management (including talent management), marketing, communications expertise, as well as her track record of achievement and sound judgment as demonstrated by her history as Chairman and CEO of Ogilvy & Mather. Her role as Trustee of New York Presbyterian Hospital has enabled her to obtain experience in overseeing the management of medical providers, a key stakeholder group of the Company. In addition, her role as the Chair of the Governance and Public Affairs Committee of General Electric provides her with deep experience on governance issues facing public companies. She also has extensive experience as a director of charitable and civic organizations.

CARLOS E. REPRESAS Independent Director Age: 70	Director since: 2009
Committees: • Compensation and Benefits • Governance, Public Policy and Corporate Responsibility
Other Current Public Directorships: Bombardier Inc. (2004), Swiss Re Group (2010)
Former Directorships Held During the Past 5 Years: None

Career Highlights:

Bombardier Inc., aerospace and transportation company

– Non-Executive Chairman, Bombardier Latin America (2011-present)

– Chairman, Advisory Board, Bombardier Mexico (2007-present)

Swiss Re Group, a reinsurance and financial services group

– Director (2010-present)

Swiss Re America Holding Corporation, a reinsurance and financial services group

– Director (2010-present)

Nestlé, S.A., multinational food and beverage company

– Chairman, Nestlé Group Mexico (1983-2011)

– Executive Vice President and Head of the Americas (1994-2004)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Represas, the Board considered his extensive management, operational and international business experience as well as his past performance and sound leadership demonstrated throughout his tenures as the Chairman, CEO and President of Nestlé Group Mexico and Executive Vice President and Head of the Americas, Nestlé S.A. Mr. Represas worked for Nestlé for 36 years in the United States, Brazil, Spain, Ecuador, Venezuela, Mexico and Switzerland. In addition, his role as the Chair of the Corporate Governance and Nominating Committee of Bombardier Inc. provides him with important experience on corporate governance.

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PAUL B. ROTHMAN, M.D. Independent Director Age: 58	Director since: 2015
Committees: Research
Other Current Public Directorships: None
Former Directorships Held During the Past 5 Years: Cancer Genetics, Incorporated (2014)

Career Highlights:

The Johns Hopkins University

– Dean of the Medical Faculty and Vice President for Medicine (2012-present)

Johns Hopkins Medicine

– Chief Executive Officer (2012-present)

Carver College of Medicine at the University of Iowa

– Dean (2008-2012)

– Head of Internal Medicine (2004-2008)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Dr. Rothman, the Board considered his extensive scientific and medical expertise relevant to the pharmaceutical industry and the Company’s research focus, including his positions as the CEO of Johns Hopkins Medicine and the Dean of Medical Faculty and Vice President for Medicine, The Johns Hopkins University, as well as his past experience as Dean and Head of Internal Medicine at Carver College of Medicine at the University of Iowa.

PATRICIA F. RUSSO Independent Director Age: 63	Director since: 1995
Committees: • Compensation and Benefits • Governance, Public Policy and Corporate Responsibility
Other Current Public Directorships: Alcoa Inc. (2008); General Motors Company (2009); Hewlett Packard Enterprise Company (2015), Non-executive Chairman (2015); KKR Management LLC (the managing partner of KKR & Co., L.P.) (2011)
Former Directorships Held During the Past 5 Years: Hewlett-Packard Company (2011-2015)

Career Highlights:

Hewlett Packard Enterprise Company

– Chairman (2015-present)

Alcatel-Lucent, global telecommunications equipment company

– Chief Executive Officer and Director (2006-2008)

– Chairman, Lucent Technologies Inc. (2003-2006)

– President and Chief Executive Officer, Lucent Technologies Inc. (2002-2006)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Ms. Russo, the Board considered her extensive management, operational, international business and financial expertise, broad understanding of the technology industry, as well as her career achievements and demonstrated ability during her history as the former CEO and a director of Alcatel-Lucent and Lucent Technologies Inc. In addition, her directorships at other public companies, including her roles as the Non-executive Chairman of Hewlett Packard Enterprise Company and the Chair of the Governance and Corporate Responsibility Committee of General Motors, provide her with deep experience on governance issues facing large public companies.

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CRAIG B. THOMPSON, M.D. Independent Director Age: 63	Director since: 2008
Committees: Research (Chair)
Other Current Public Directorships: Charles River Laboratories International, Inc. (2013)
Former Directorships Held During the Past 5 Years: None

Career Highlights:

Memorial Sloan-Kettering Cancer Center, cancer treatment and research institution

– President and Chief Executive Officer (2010-present)

The University of Pennsylvania

– Director, Abramson Cancer Center (2006-2010)

– Associate Vice President, Cancer Services, University of Pennsylvania Health System (2006-2010)

– Professor of Medicine, University of Pennsylvania Medical School (1999-2011)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Dr. Thompson, the Board considered his extensive scientific and medical expertise relevant to the pharmaceutical industry and the Company’s research focus, including his positions as President and CEO of Memorial Sloan-Kettering Cancer Center and past experience as a Professor of Medicine at the University of Pennsylvania School of Medicine, Director of the Abramson Cancer Center and Associate Vice President for Cancer Services of the University of Pennsylvania Health System. The Board also considered Dr. Thompson’s extensive experience in managing a cutting-edge cancer hospital and consequent deep understanding of the complexities of U.S. healthcare delivery system and policy environment.

WENDELL P. WEEKS Independent Director Age: 56	Director since: 2004
Committees: • Audit • Research
Other Current Public Directorships: Amazon.com, Inc. (2016), Corning Incorporated (2000)
Former Directorships Held During the Past 5 Years: None

Career Highlights:

Corning Incorporated, materials science and specialty glass company for the consumer electronics, telecommunications, transportation, and life sciences industries

– Chairman, Chief Executive Officer and President (2010-Present)

– President and Chief Executive Officer (2005-2007)

– President and Chief Operating Officer (2002-2005)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Weeks, the Board considered his extensive management, commercial, operational, and financial expertise, as well as his track record of success evidenced by his history at Corning Incorporated. Mr. Weeks possesses broad industry experience based on Corning’s diverse businesses and a demonstrated ability to manage effectively through market volatility. In addition, he brings unique insight into managing innovation, based on his experience with new product development.

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PETER C. WENDELL Independent Director Age: 65	Director since: 2003
Committees: • Compensation and Benefits • Research
Other Current Public Directorships: None
Former Directorships Held During the Past 5 Years: None

Career Highlights:

Sierra Ventures, technology-oriented venture capital firm

– Managing Director (1982-present)

Stanford University

– Faculty, Stanford University Graduate School of Business (1991-present)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Wendell, the Board considered his extensive management, financial and venture capital expertise as demonstrated by his positions as a Managing Director of Sierra Ventures, his status as a Lecturer in strategic management at the Stanford University Graduate School of Business for over 20 years, and his former Chairmanship of the $23 billion Princeton University endowment.

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DIRECTOR COMPENSATION

During 2015, Directors who were not Merck employees were compensated for their service as a director as shown in the chart below:

2015 Schedule of Director Fees
Compensation Element*	Director Compensation Program
Annual Retainer	$100,000, which may be deferred, at the Director’s option
Annual Mandatory Deferral	$150,000 in credit to Director’s Merck common stock account under the Plan for Deferred Payment of Directors’ Compensation
Committee Chair Retainer	$25,000 for the Audit Committee**
$15,000 for the Governance, Public Policy and Corporate Responsibility Committee***
$15,000 for the Compensation and Benefits Committee
$15,000 for the Research Committee
Audit Committee Member Retainer	$10,000
Lead Director Retainer	$30,000***
Stock Ownership Guideline	Ownership of common stock or shares held in the Merck common stock account under the Plan for Deferred Payment of Directors’ Compensation equal to five times the annual cash retainer to be achieved by each Director within five years of joining the Board or as soon thereafter as practicable****
*	All annual retainers are paid in quarterly installments.
**	The Audit Committee Chair retainer includes the Audit Committee Member retainer fee in the amount of $10,000.
***	Pursuant to the Governance, Public Policy and Corporate Responsibility Committee charter, the independent Lead Director shall be the Chairperson of this Committee. As a result of the combined responsibility, the Lead Director retainer totals $45,000 in the aggregate.
****	Eleven of our thirteen non-employee Directors met this guideline as of December 31, 2015. Ms. Craig and Dr. Rothman joined the Board effective September 1, 2015, and have not yet met the stock ownership guideline.

Directors’ Deferral Plan. Under the Merck & Co., Inc. Plan for Deferred Payment of Directors’ Compensation (“Directors’ Deferral Plan”) each Director may elect to defer all or a portion of cash compensation from retainers. Any amount so deferred is, at the Director’s election, valued as if invested in any of the investment measures offered under the Merck U.S. Savings Plan, including our common stock, and is payable in cash in installments or as a lump sum beginning with the year after termination of service as a Director.

In addition to the annual retainer, on the first Friday following the Annual Meeting of Shareholders, each Director receives a deferred stock unit—that is, a credit to his/her Merck common stock account under the Directors’ Deferral Plan—of $150,000. Directors who join the Board after that date are credited with a pro-rata portion.

Other. We reimburse all Directors for travel and other necessary business expenses incurred in the performance of their services for us and extend coverage to them under our travel accident and directors’ and officers’ indemnity insurance policies. Directors are also eligible to participate in the Merck Foundation Matching Gift Program. The maximum gift total for a director participant in the Program is $30,000 in any calendar year.

Director Stock Ownership Guidelines. On joining the Board, each Director must own at least one share of stock, with a target Merck common stock ownership level equal to five times the annual cash retainer to be achieved by each Director within five years of joining the Board or as soon thereafter as practicable. Shares held in the Merck common stock account under the Directors’ Deferral Plan will be included in the target goal. Upon the request of a Director, the Governance, Public Policy and Corporate Responsibility Committee will consider if modification of the target ownership level is appropriate in view of a Director’s personal circumstances.

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2015 Director Compensation

As described more fully below, this chart summarizes the annual compensation for our non-employee Directors during 2015.

Director Compensation for Fiscal Year Ended December 31, 2015
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Leslie A. Brun	$125,000	–	$165,000	$290,000
Thomas R. Cech	110,000	–	168,394	278,394
Pamela J. Craig(1)	36,667	–	87,500	124,167
Thomas H. Glocer	115,000	–	150,000	265,000
William B. Harrison, Jr.	145,000	–	175,000	320,000
C. Robert Kidder	110,000	–	150,000	260,000
Rochelle B. Lazarus	100,000	–	155,000	255,000
Carlos E. Represas	100,000	–	150,000	250,000
Paul B. Rothman(1)	33,333	–	87,500	120,833
Patricia F. Russo	100,000	–	155,000	255,000
Craig B. Thompson	115,000	–	150,000	265,000
Wendell P. Weeks	110,000	–	180,000	290,000
Peter C. Wendell	100,000	–	180,000	280,000
(1)	Elected to the Board effective September 1, 2015.
(2)	Beginning in 2011, no further grants will be made under the 2010 Non-Employee Directors Stock Option Plan, subject to the Board’s right to further amend the Plan. Stock options previously issued to Directors under the 2010 Non-Employee Directors Stock Option Plan and any predecessor plans became exercisable in substantially equal installments on the first, second and third anniversaries of the grant date. All stock options previously issued to Directors are fully vested and exercisable. All options expire on the day before the tenth anniversary of their grant. The exercise price of the options is the closing price of our common stock on the grant date as quoted on the New York Stock Exchange.
On December 31, 2015, the aggregate number of option awards outstanding for Directors who served during 2015 was:

Director Name	Outstanding Option Awards at 12/31/15
L.A. Brun	10,000
T.R. Cech	5,000
P.J. Craig	0
T.H. Glocer	15,000
W.B. Harrison, Jr.	25,000
C.R. Kidder	5,000
R.B. Lazarus	20,000
C.E. Represas	0
P.B. Rothman	0
P.F. Russo	5,000
C.B. Thompson	5,000
W.P. Weeks	20,000
P.C. Wendell	20,000
(3)	Represents Company credits (in the form of deferred stock units) to the Plan for Deferred Payment of Directors’ Compensation.
Also includes charitable contributions made by the Merck Foundation under its matching gift program on behalf of the following Directors as follows:

Director Name	Matched Charitable Contribution
L.A. Brun	$15,000
T.R. Cech	$18,394
W.B. Harrison, Jr.	$25,000
R.B. Lazarus	$ 5,000
P.F. Russo	$ 5,000
W.P. Weeks	$30,000
P.C. Wendell	$30,000
For Mr. Brun, Dr. Cech, Mr. Harrison, Ms. Lazarus and Mr. Weeks, matching contributions include 2014 contributions that were paid in calendar year 2015.

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Changes to Directors’ Compensation Program. During 2015, the Board of Directors completed a review of compensation for non-employee Directors. The last time the Directors’ compensation program had changed was in 2011.

The review was conducted by the Compensation and Benefits Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc., at the request of the Governance, Public Policy and Corporate Responsibility Committee. The review included an analysis of both compensation and program design compared to Merck’s two peer groups that are used for executive compensation competitive benchmarking—a U.S. pharmaceutical peer group and a supplemental peer group comprised of the Dow Jones Industrial Average companies, excluding financial services companies (as described on page 51). The findings from this review indicated that the competitive positioning of Merck’s Director compensation had eroded since 2011, falling below the 25th percentile of both peer groups, and that the overall design continued to align with market peer best practice corporate governance policies.

Based on the analysis, the Board approved changes to the Director compensation program to more closely align with the market median.

Effective January 1, 2016, the following changes to the Directors’ compensation program were adopted:

•	Increased annual cash retainer from $100,000 to $110,000;

•	Increased annual mandatory deferral credit from $150,000 to $170,000; and

•	Increased all Committee Chair retainers by $5,000.

In the future, we plan to review compensation for non-employee Directors every other year with the goal of maintaining it at or near the median of our external peer groups.

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PROPOSAL 2.	NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are pleased to provide our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables, beginning on the following page.

As described in the Compensation Discussion and Analysis, our executive compensation programs are designed to reward executives based on the achievement of company and individual performance objectives which, as a whole, are intended to drive sustainable long-term value creation for shareholders and reflect and maintain our position as an industry leader in the development of innovative medicines. The compensation of our Named Executive Officers is also designed to enable us to attract, engage, and retain talented, high-performing and experienced executives in a competitive market.

In order to align executive pay with operational performance and the creation of long-term shareholder value, a significant portion of compensation paid to our Named Executive Officers is allocated to annual cash and long-term equity incentives, which are directly linked to Company and/or stock price performance. For 2015, 90% and 82%, respectively, of the CEO’s and other Named Executive Officers’ annual target total direct compensation was variable based on our operating performance and/or our stock price.

The Named Executive Officers received above-target payouts under our 2015 annual incentive plan due to strong performance (144%) against our financial and research-based objectives. The payout under our long-term incentive plan for the three-year performance period ending December 31, 2015 was 105%, reflecting a score of 131% of target based on EPS results, but a downward adjustment of 20% based on our total shareholder return versus peers over the same 3-year period. The operation of our variable incentives demonstrates strong linkage between pay and performance and fosters alignment between executive compensation and the degree to which we achieve our operating objectives and create value for shareholders over time.

In addition, management and the Compensation and Benefits Committee of the Board of Directors (the “C&B Committee”) continually review the compensation programs for the Named Executive Officers to ensure they achieve the desired goals of reinforcing senior management’s alignment with the interests of shareholders and linking compensation to performance as measured by operational results. As a result, we have adopted the policies and practices described on page 42 to further align pay with operational performance and increases in long-term shareholder value while minimizing excessive risk taking.

We are asking shareholders to indicate their support for the Named Executive Officer compensation as described in this proxy statement. Accordingly, the following resolution will be submitted for approval by shareholders at the 2016 Annual Meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion described in pages 39 to 69 of this proxy statement, is hereby APPROVED on an advisory basis.”

The shareholder vote on this resolution will not be binding on management or the Board of Directors and will not be construed as overruling any decision by management or the Board. However, the Board of Directors and the C&B Committee value the opinions of our shareholders as expressed through their votes and other communications. For example, in 2015, shareholders continued their support of our executive compensation programs with approximately 95% of the votes cast for approval of a similar proposal. We will continue to give careful consideration to the outcome of the advisory vote on executive compensation and to the opinions of our shareholders when making compensation decisions.

The Board of Directors has adopted a policy providing for annual “say on pay” advisory votes. Accordingly, the next “say on pay” vote will occur in 2017.

The Board of Directors recommends that Shareholders vote FOR the resolution to approve, on an advisory basis, the compensation of our Named Executive Officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Merck has a long legacy of bringing innovative medicines to patients. In fact, 2016 marks our 125th anniversary, and today that legacy continues as we are at the forefront of inventing products for the fight against some of the world’s toughest global health challenges. This includes more than 30 different cancers, hepatitis C, Alzheimer’s disease, Ebola, antibiotic-resistant “superbugs,” cardio-metabolic diseases, and many others.

In 2015, Merck made significant progress in optimizing our organization and executing on our strategy to develop a sustainable platform for growth. We aim to innovate across our entire business, focusing our commercial and R&D efforts, redesigning our operating model and instilling a culture focused on continuous productivity to deliver the best medicines and vaccines to patients around the world and maximize returns to shareholders.

We continue to enhance our internal research capabilities and actively pursue the most promising science externally through strategic partnerships, collaborations and acquisitions in key growth areas to advance our pipeline and create a balanced and differentiated portfolio of products. Given the long-term nature of value creation in the pharmaceutical industry, it is important to recognize that the investments we make in research and development today will often take many years before being reflected in the Company’s operating performance and share price. However, we strongly believe that investing in our innovation engine is what will drive Merck to remain a leader in the pharmaceutical industry for decades to come. Commercially, Merck is directing resources to our highest growth products and focusing on key customers and markets, enabling us to deliver strong financial results.

Having a direct impact on compensation, our performance during 2015 resulted in above-target achievement (144%) of the financial and research-based objectives in our annual incentive plan. The payout under our Performance Share Unit program for the period 2013 - 2015 was 105% of target, which reflected a score of 131% of target based on EPS results, but a downward adjustment of 20% based on our total shareholder return versus peers over the same 3-year period.

Looking to the future, we are excited about the potential of our near- and long-term pipeline with the progress of KEYTRUDA in multiple cancer tumor types, the launch of ZEPATIER for chronic hepatitis C, and other promising opportunities with more than 20 programs in Phase 3 and significant programs in Phase 1 and 2 in a variety of key disease areas.

•	Positioned for Long-Term Growth through Internal and External Innovation
•	Focused Commercial Strategy for Growth
•	Continued Focus on Increased Productivity and Operating Efficiency

Select Business Highlights for 2015
TOP LINE / BOTTOM LINE RESULTS:
•	Exceeded our financial goals, delivering revenue at the high end of our original 2015 guidance range and achieving non-GAAP EPS above the high end of our original 2015 guidance range
•	Excluding the impact of foreign exchange, drove growth in sales across diabetes, vaccines, hospital acute care and oncology
•	Through disciplined cost management, exceeded our three-year goal of $2.5 billion in annual net cost savings, compared to 2012
SHAREHOLDER VALUE CREATION:
•	Returned $9.3 billion to shareholders through dividends and share repurchases
•	Increased the dividend paid by 2.2% during 2015, representing the fifth consecutive year dividends have been increased
•	Strengthened pipeline by acquiring Cubist Pharmaceuticals (antibiotics) and cCAM Biotherapeutics (immuno-oncology), and reached agreements with NGM Biopharmaceuticals (diabetes & obesity) and Moderna Therapeutics (messenger RNA-based vaccines & therapies)
CLINICAL & REGULATORY:
•	Continued to advance KEYTRUDA, receiving U.S. regulatory approval for 2nd line non-small cell lung cancer and European Union approval for advanced (unresectable or metastatic) melanoma
•	Broadened KEYTRUDA clinical development with over 200 studies for more than 30 cancer types including: bladder, colorectal, esophageal, gastric, head and neck, melanoma, multiple myeloma, non-small cell lung, and triple negative breast, several of which are currently in Phase 3 clinical development
	–	In the U.S., KEYTRUDA was also granted Breakthrough Therapy Designation for the treatment of patients with microsatellite instability high metastatic colorectal cancer
•	Filed ZEPATIER in the U.S. and EU for the treatment of chronic hepatitis C virus infection (received U.S. approval in January 2016)
•	Received U.S. approval for BRIDION for the reversal of two types of neuromuscular blocking agents used during surgery
•	Submitted marketing applications for bezlotoxumab in the U.S. and EU for the prevention of Clostridium difficile (C. difficile) infection recurrence
•	Submitted application for Emergency Use Assessment and Listing for the V920 Ebola Vaccine (accepted for review by the World Health Organization)

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Results of 2015 Shareholder Advisory Vote on Executive Compensation

Each year, the C&B Committee considers the outcome of shareholder advisory votes on executive compensation when making decisions relating to the compensation of the executive officers identified in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”) and our executive compensation programs and policies.

In 2015, shareholders continued their support of our executive compensation programs with approximately 95% of the votes cast for approval of the “say on pay” proposal at the Annual Meeting of Shareholders. The C&B Committee believes that the voting results conveyed our shareholders’ support of the philosophy, strategy and objectives of our executive compensation programs.

Furthermore, we continue to engage in direct dialogue with our shareholders regarding our executive compensation programs and policies to ensure that investors understand the manner in which our policies support our long-term strategic objectives. Through our proactive shareholder engagement process, we held discussions with a number of our largest shareholders during the spring and fall of 2015 about various corporate governance and executive compensation-related issues.

Pay for Performance Alignment

Merck’s compensation programs are designed to align the interests of our executives with the interests of our shareholders. For this reason, a significant portion of our NEOs’ pay is variable and at risk, subject to company and individual performance measured against financial, operating and strategic objectives, as well as relative total shareholder return (“TSR”). The Company’s variable incentives demonstrate a strong linkage between pay and performance. In 2015, the Company exceeded its financial goals for both revenue and EPS, and made significant progress across various stages of the pipeline, which we believe will yield longer-term returns as new products are approved and launched. The manner in which our compensation plans operate relative to performance is described in detail below.

Annual Incentive – The Company Scorecard, which focuses on our most critical business drivers—revenue, EPS and pipeline—is described in more detail beginning on page 44. Our performance during 2015 resulted in above-target achievement (144 points vs. a target of 100 points) of our financial and research-based objectives. These results, combined with individual performance, determine annual incentive payouts to the majority of our employees, including the NEOs. Strong Company operating performance in 2015 along with NEO individual performance that ranged from 100% to 125% resulted in average annual incentive payouts for the NEOs of 156% of target in 2015.

Long-Term Incentive (“LTI”) – The Performance Share Units (“PSUs”) granted for the 2013-2015 performance period provided senior executives the opportunity to earn share awards based on EPS performance measured over each of the three years during the period, modified by a three-year TSR ranking versus our peer group. Based on the annual achievement of EPS results during the 2013-2015 performance period, the preliminary payout was 131% of target. However, the payout was reduced by 20% due to our three-year annualized TSR of 10.6%, which ranked 10 of 12 among our industry peers. As a result, the final payout of the 2013-2015 PSU award cycle was 105% of target. Additional details about our PSU program and the 2013-2015 PSU award cycle are provided beginning on page 47.

Based on discussions with our largest investors, management and the C&B Committee, Merck introduced a new PSU program design for awards beginning in 2014 to create a stronger linkage to operational excellence and shareholder value over the long term. Performance is now measured using equal components of relative TSR and adjusted operating cash flow, both over a cumulative three-year period, as opposed to the prior design that measured EPS in three separate 12-month periods with a 3-year TSR modifier. The use of operating cash flow and relative TSR in the revised PSU program complements the revenue and EPS financial measures used to fund the annual incentive plan. The first PSU payout under this new design will occur in 2017 for the 2014-2016 award cycle.

The redesign described above was intended to improve pay-for-performance alignment in support of longer-term Company and shareholder interests; however, under applicable reporting rules, the changes also resulted in higher disclosed PSU values in 2014 and 2015. While several factors contributed to the increase in the disclosed compensation of our NEOs in 2014 and 2015, the primary driver was the change to our PSU program design, as described in more detail on the following page.

Continued our strong pay-for-performance alignment of incentive plans

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Understanding the Increase in Disclosed Compensation

As explained in detail in the 2015 Proxy Statement, the 2014 revision to the PSU program design caused a significant increase in the NEO compensation accounting value disclosed in the Summary Compensation Table (“SCT”), but did not affect the actual value of the equity granted.

The chart below illustrates how the accounting impact of the 2014 PSU program design change increased Mr. Frazier’s disclosed compensation relative to his target compensation in 2014 and to a lesser extent in 2015. Compensation disclosures for 2016 and beyond will not be impacted by the previous PSU plan design.

2014 - 2016 CEO Compensation (1) Summary Compensation Table Disclosure vs. Target Total Compensation ($ millions)

(1)	CEO Compensation does not include Change in Pension Value or All Other Compensation.
(2)	The estimated 2016 compensation disclosure is based on the known 2016 equity grant value, current base salary and target annual incentive (actual 2016 annual incentive paid will vary based on performance against 2016 objectives).

The table below provides more detail of the accounting impact of the PSU design change in the 2014 and 2015 disclosed values. In addition to the full 3-year value of the 2014 and 2015 PSU grants, the table includes the recognition of the trailing annual value of the applicable performance periods from the 2012 and 2013 grants. Beginning with the 2016 compensation disclosure in the 2017 Proxy Statement, only the 3-year value of the annual PSU grant will be included in the Summary Compensation Table.

2014 - 2016 CEO Performance Share Unit Award Disclosure Valuation ($ millions)
Components of	2014		2015		Estimated 2016
Disclosure Requirement	Disclosed Value		Disclosed Value		Disclosed Value
A. 33.3% of 2012 PSU Award	$2.9		$–		$–
B. 33.3% of 2013 PSU Award	2.8		2.7		–
C. 100% of 2014 PSU Award	7.3	(1)	–		–
D. 100% of 2015 PSU Award	–		7.2	(2)	–
E. 100% of 2016 PSU Award	–		–		7.2	(3)
Total	$13.0		$9.9		$7.2
(1)	Actual value on grant date was $6.0 million. Increase of $1.3 million attributable to per-unit accounting valuation of $69.15 (vs. $56.77 on grant date).
(2)	Target PSU award increased from $6.0 million in 2014 to $7.2 million in 2015 based on the Board’s recommendation to increase Mr. Frazier’s total LTI award. See “2015 LTI Grants” on page 47 for more information.
(3)	Estimated value on grant date is $7.2 million (at target).

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Compensation Policies and Practices

Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term shareholder value while minimizing excessive risk taking. To help us accomplish these important objectives, we have adopted the following policies and practices over time:

•	Include double trigger vesting of equity in the event of a change in control (i.e., both a change in control and an involuntary termination)
•	Utilize a total shareholder return metric in the PSU program to align with long-term stock performance and shareholder experience
•	Provide dividend equivalents only on earned Restricted Stock Units (“RSUs”) or PSUs
•	Monitor LTI program share utilization regularly relative to both historic standards and versus our industry peers
•	Conduct competitive benchmarking to ensure executive officer compensation is aligned to market
•	Offer only limited perquisites supported by business interests
•	Include caps on annual cash incentive and PSU program payouts
•	Retain an independent compensation consultant that reports directly to the C&B Committee
•	Maintain robust stock ownership guidelines and share retention policies
•	Maintain an incentive recoupment policy
•	Conduct assessments to identify and mitigate risk in compensation programs
•	Prohibit the hedging or pledging of Company stock
•	Avoid the use of time-vested restricted stock units for NEOs as part of the annual LTI program
•	Prohibit re-pricing of underwater stock options without shareholder approval
•	Prohibit excise tax gross ups in the event of a change in control
•	Avoid employment agreements

Detailed Discussion and Analysis

This Compensation Discussion and Analysis or “CD&A” describes the material elements of compensation for the Named Executive Officers, who are listed below.

Kenneth C. Frazier	Chairman, President and Chief Executive Officer
Robert M. Davis	Executive Vice President and Chief Financial Officer
Michael J. Holston	Executive Vice President and General Counsel
Roger M. Perlmutter, M.D., Ph.D.	Executive Vice President and President, Merck Research Laboratories
Adam H. Schechter	Executive Vice President and President, Global Human Health

The C&B Committee makes all decisions relative to the total direct compensation (base salary, annual cash incentives, and long-term incentive awards) of our executive officers other than for the CEO. The C&B Committee’s recommendations for the total direct compensation of the CEO are subject to approval by the full Board of Directors (not including Mr. Frazier). Additional details regarding the roles and responsibilities of the C&B Committee are provided beginning on page 20.

Effective July 1, 2015, Mr. Michael J. Holston was appointed Executive Vice President and General Counsel by the Board in conjunction with the retirement of Bruce N. Kuhlik. The C&B Committee reviewed and approved the following compensation package, given Mr. Holston’s performance in his role as our Executive Vice President and Chief Compliance Officer at Merck, as well as his prior experience as General Counsel at Hewlett-Packard:

•	Annual Base Salary of $725,000;

•	Target Annual Cash Incentive of 95% of Base Salary; and

•	Target Long-Term Incentive of $2,000,000.

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The Elements of 2015 Compensation

This section describes the elements of our NEOs’ 2015 compensation, which consisted of the following:

Direct Compensation	Indirect Compensation
• Base Salary	• Other Employee Benefits
• Annual Cash Incentive
• Long-Term Equity Incentives

Under our executive compensation program, a significant portion (90% and 82%, respectively) of the CEO’s and other NEOs’ target annual direct compensation is variable based on our operating performance and/or our stock price, as shown below:

Base Salary

The C&B Committee, and in the case of Mr. Frazier, the full Board of Directors (not including Mr. Frazier), determines base salaries for the NEOs each year based on the following factors:

•	Evaluation of individual performance;

•	Breadth, scope and complexity of the role;

•	Review of survey data to ensure competitive compensation against our pharmaceutical peer group (as described in more detail on page 51); and

•	Comparison of non-CEO executive officers’ base salaries to ensure reasonable internal equity.

For 2015, the Board maintained Mr. Frazier’s base salary at $1.5 million—unchanged since he became CEO in 2011. A substantial majority of his compensation is variable (90%) and tied to longer-term operating and stock price performance measured on both an absolute and relative basis.

In addition, as part of the annual compensation management process applicable to all Merck salaried employees for 2015, Mr. Frazier recommended, and the C&B Committee reviewed and approved, base salary increases of 3% for Dr. Perlmutter, and 2.0% for Mr. Davis and Mr. Schechter. These increases were in line with the annual merit budget for all other U.S. salaried employees for 2015 and follow a year in which no salary increases were provided for the NEOs. Mr. Holston was appointed Executive Vice President and General Counsel effective July 1, 2015, and his salary was adjusted as described in the “Detailed Discussion and Analysis” section on page 42.

Annual Cash Incentive

The NEOs participate in the shareholder-approved Executive Incentive Plan (“EIP”). Award amounts under the EIP are determined based upon achievement of Company performance measures as reflected by the Company Scorecard and individual performance against pre-established objectives. The EIP provides for an award fund of up to 2.5% of the Company’s adjusted net income (the Company’s non-GAAP earnings after certain adjustments). The CEO may receive a maximum award equal to 10% of the award fund, and the maximum award for the other EIP participants is equal to 90% of the award fund for that year divided by the number of participants other than the CEO.

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For 2015, the absolute maximum awards for the CEO and each of the other NEOs under the EIP were $25.5 and $19.1 million, respectively. Using a process commonly referred to as negative discretion, the maximum awards are adjusted down to the actual amounts paid to each NEO based primarily on performance against the Company Scorecard, as described in the following section. The EIP award amounts for NEOs and other Executive Committee members are limited to 250% of target, and the maximum award for each NEO is listed in the Grants of Plan-Based Awards table on page 56.

2015 Merck Company Scorecard

Our Company Scorecard helps translate our strategic priorities into operational terms that outline how we will track and measure the achievement of our key objectives during the year. The Scorecard focuses on our most important business drivers: (1) revenue, (2) earnings per share, and (3) pipeline milestones. The revenue and earnings metrics are equally weighted because the C&B Committee believes they are the key financial measures of our success during the year, and the pipeline metric is included because it is a leading indicator of the Company’s ability to create sustainable value for shareholders over the long term. As described in more detail below, these three elements, taken together, are intended to measure our progress and performance against both annual operating goals and critically important long-term strategic drivers of sustainable value creation that are tied to our research and development processes and outcomes.

The Company Scorecard is calibrated so that results will range between 50% and 200% of the target award opportunity established for each participant. The stretch (200%) and threshold (50%) goals are set in relation to the Board-approved financial plan and the expectations of shareholders. Failure to achieve threshold performance goals (i.e., the level at which 50% of the target award opportunity is payable) results in forfeiture of the entire opportunity. The C&B Committee may adjust the results of individual measures to exclude charges or items from the measurement of performance relating to restructurings, discontinued operations, purchase accounting items, merger-related costs, extraordinary items and other unusual or nonrecurring charges and/or events. Similarly, the C&B Committee may determine that no annual cash incentives be paid if it determines, on a qualitative basis, that overall performance on the Company Scorecard is too low. Moreover, the Company Scorecard achievements are also evaluated in the context of compliance, health and safety outcomes. Beginning in 2015, the C&B Committee approved measurement of revenue and EPS on a constant currency basis—removing the impact of fluctuations in foreign exchange rates, thereby strengthening the focus on operational performance. The Scorecard structure and results supporting the final 2015 Company score of 144 points are summarized on the following page.

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2015 Merck Company Scorecard Results
Measure	Results	Target Points	Final Score
Top Line		40	49
Revenue vs. Plan	For purposes of the Scorecard, reported revenue of $39.5 billion was adjusted to $40.0 billion, which exceeded our internal adjusted revenue target of $39.6 billion. The adjustments reflect the Company’s portion (50%) of joint venture sales (not reported externally as Merck revenue) and remove the positive impact of foreign exchange (vs. foreign exchange budgeted in plan).
Bottom Line		40	63
EPS vs. Plan	For purposes of the Scorecard, reported non-GAAP EPS of $3.59 was adjusted to $3.56 to remove the positive impact of foreign exchange (vs. foreign exchange budgeted in plan) and share repurchases in excess of plan, exceeding our non-GAAP EPS goal of $3.40.
Pipeline Milestones		20	32
U.S. Filing/Approval of KEYTRUDA for Non- Small Cell Lung Cancer	U.S. filing and approval of KEYTRUDA for treatment of patients with metastatic non-small cell lung cancer whose tumors express PD-L1 were achieved ahead of schedule.	4	8.0
U.S. Filing/Approval of ZEPATIER for chronic HCV	U.S. filing of ZEPATIER for treatment of patients with chronic hepatitis C virus (HCV) infection was achieved slightly ahead of schedule.	4	4.2
Other Approvals and Submissions	Received approval of five other products, including BRIDION in the U.S., MARIZEV in Japan, and KEYTRUDA, ZERBAXA and SIMPONI (new indication for Spondyloarthritis) in the European Union. In the U.S., submitted filings for KEYTRUDA for ipilimumab-naïve melanoma patients and for IMPROVE-IT study results for ZETIA and VYTORIN.	4	6.0
Late-Stage Development	Progressed late-stage drugs through various stages of development, including products for cancer, Alzheimer’s disease, diabetes and C. difficile infection.	4	8.0
Early Development/ Discovery Research and Business Development	Augmented pipeline through an agreement with NGM Biopharmaceuticals (diabetes & obesity) and the acquisition of cCAM Biotherapeutics (immuno-oncology). Exceeded goals relative to advancing products in early development.	4	6.0
		100	144

2015 Named Executive Officer Performance

All of the NEOs’ 2015 annual incentive awards reflect the achievement of the Company Scorecard result at 144% of target, coupled with individual performance versus objectives, including leadership.

Mr. Frazier’s award reflects Merck’s significant achievements during 2015 as evidenced by the overall Company scorecard result of 144 points. Merck’s overall financial performance exceeded expectations for revenue and EPS due to strong performance across core therapeutic areas, improvement in operating cash flow and reductions in the Company’s cost structure. R&D continued to deliver, with filings and/or approvals of key products in many markets, including KEYTRUDA and ZEPATIER, as well as business development activity in several promising growth areas. Mr. Frazier was instrumental in defining Merck’s long-term strategy, which outlines key actions that will deliver sustainable value creation for the Company and its shareholders. He demonstrated strong leadership with the executive team, including developing leadership talent, guiding robust succession planning and effectively transitioning senior leadership for both the General Counsel and Chief Compliance Officer roles. The Board considered these accomplishments and leadership as Mr. Frazier continues to transform Merck into a more competitive and innovative company positioned for sustainable growth in both the near- and long-term.

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Mr. Davis’ award reflects Merck’s solid financial performance, disciplined capital allocation and overall business development strategy and execution. Under Mr. Davis’ leadership, Merck implemented rigorous operational reviews and enhanced integrated planning and forecasting, which accelerated decision-making and improved cross-Company alignment. His focus on expense discipline resulted in exceeding our three-year $2.5 billion cost reduction commitment versus 2012 and delivering a leveraged P&L, while returning cash to shareholders through dividends and share repurchases of approximately $9.3 billion. Mr. Davis facilitated development of an integrated 10-year Company strategy, and he continues to build a robust talent pipeline within his organization.

Mr. Holston’s award reflects his execution of a smooth and successful transition into the General Counsel role. He provided sound legal counsel to senior management on important governance issues, business development transactions and litigation matters, including reaching a class-action settlement in the VIOXX securities litigation. He successfully partnered with the business to enhance compliance effectiveness and played a key senior leadership role beyond his areas of direct accountability. Mr. Holston strengthened his leadership team across the legal organization while shifting the compliance-based activities to the new Chief Compliance Officer, who joined the organization effective April 1, 2015.

Dr. Perlmutter’s award reflects the significant advancement of Merck’s pipeline, including the accelerated U.S. filing and approval of KEYTRUDA for certain metastatic non-small cell lung cancer (NSCLC) patients, the filing of ZEPATIER for the treatment of chronic hepatitis C virus infection as well as U.S. approval for BRIDION. Under Dr. Perlmutter’s leadership, more than fifteen programs, including several new KEYTRUDA indications, have advanced into Phase 2 or Phase 3 clinical trials. In addition, agreements with NGM Biopharmaceuticals and Moderna Therapeutics, as well as the acquisition of cCAM Biotherapeutics, have strengthened the early-stage pipeline. He continues to transform the R&D function, having assembled an accomplished leadership team that is improving internal productivity and external presence.

Mr. Schechter’s award reflects Global Human Health’s solid operating performance and expense management, which, along with ex-exchange growth across diabetes, vaccines, hospital acute care and oncology, contributed to Merck’s above-target revenue. Under Mr. Schechter’s leadership, Merck successfully launched several key products, including KEYTRUDA for melanoma, which achieved and maintains a leadership position in many markets around the world. He has focused the organization on the top customers across many markets, integrated Cubist Pharmaceuticals on schedule and ensured readiness for the critical launches of ZEPATIER for hepatitis C and KEYTRUDA for non-small cell lung cancer. Finally, Mr. Schechter has made critical leadership changes in key markets and continues to build strong global teams.

2015 Annual Incentive Payouts

The table below shows the 2015 annual cash incentives paid to the Named Executive Officers. The total annual incentive paid to each NEO is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Annual Base Salary	X	Target Annual Incentive %	X	Company Performance %	X	Individual Performance %	=	Final Award

Named Executive Officer 2015 Annual Incentive Payments
		Target		Actual
Named Executive Officer	Annual Base Salary (as of 12/31/15)	Target Annual Incentive %	Target Annual Cash Incentive $	Company Performance %	Individual Performance %	Final Award $	Final Award as % of Target
K.C. Frazier	$1,500,000	150%	$2,250,000	144%	105%	$3,402,000	151%
R.M. Davis	969,000	95	920,550	144	105	1,391,872	151
M.J. Holston	725,000	95	688,750	144	100	991,800	144
R.M. Perlmutter	1,030,000	105	1,081,500	144	125	1,946,700	180
A.H. Schechter	981,636	105	1,030,718	144	105	1,558,446	151

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Long-Term Equity Incentives

2015 Award Mix

We use the following long-term incentive (“LTI”) vehicles in order to ensure that our LTI program remains balanced, sustainable and supportive of its objectives over a multi-year period:

•	Performance Share Units (“PSUs”) support the objectives of linking realized value to the achievement of critical financial and operational objectives and shareholder alignment. The earned award varies based on results versus pre-determined performance goals, as well as long-term returns to shareholders as measured by relative stock price performance and dividend yield.

•	Stock options support the shareholder alignment objective because options only have financial value to the recipient if the price of our stock at the time of exercise exceeds the stock price on the date of grant. As a result, we believe stock option grants encourage executives to focus on behaviors and initiatives that support sustained long-term stock price appreciation, which benefits all shareholders.

The 2015 LTI award mix for the NEOs is shown in the following chart:

2015 LTI Grants

The C&B Committee and, in the case of Mr. Frazier, the full Board (not including Mr. Frazier), determined the value of 2015 annual LTI grants for the NEOs based on competitive market data, the executives’ future potential contributions, sustained performance, degree of importance of their contributions to Merck, tenure and experience in the role, and skill set relative to industry peers and other executives of a comparable level. The Board of Directors increased Mr. Frazier’s target LTI value from $10 million to $12 million based on strong business results and his leadership, experience and relative position of his target total direct compensation versus industry peers. The entire increase of Mr. Frazier’s compensation was delivered through equity awards in support of the Company’s pay-for-performance philosophy and to focus on long-term results. The C&B Committee increased Dr. Perlmutter’s annual target LTI from $3.5 million to $4 million based on continued pipeline achievements, his experience and the continued importance of his role to Merck’s long-term success.

The 2015 annual LTI grant values for the Named Executive Officers are shown in the following table. The number of shares associated with each award is set forth in the Grants of Plan-Based Awards table on page 56.

Named Executive Officer 2015 Annual LTI Grant Values
Named Executive Officer	PSUs(1)	Stock Options(2)	Total LTI Value
K.C. Frazier	$7,200,000	$4,800,000	$12,000,000
R.M. Davis	2,100,000	1,400,000	3,500,000
M.J. Holston	1,200,000	800,000	2,000,000
R.M. Perlmutter	2,400,000	1,600,000	4,000,000
A.H. Schechter	2,280,000	1,520,000	3,800,000
(1)	PSU dollar values were converted to a number of units using the fair market value as calculated in accordance with FASB ASC Topic 718 on the grant date, March 31, 2015, which was $57.48. The 2015 PSU values shown in the Summary Compensation Table, beginning on page 54, and Grants of Plan-Based Awards table, beginning on page 56, will be different from what is shown above as the amounts in those tables are calculated pursuant to SEC disclosure rules.
(2)	Stock option dollar values were converted to a number of shares using the Black-Scholes value as of May 1, 2015 of $6.46 per share.

PSU Program

For PSUs granted before 2014, which are reflected in the Outstanding Equity Awards and Option Exercises and Stock Vested tables on pages 58 and 60, respectively, executives received a target award opportunity at the beginning of a three-year performance cycle denominated in units of our common stock and paid in actual shares. The number of shares ultimately earned varied based on performance against earnings per share (“EPS”) goals, further modified for relative total shareholder return over the performance period. The C&B Committee selected EPS as the performance measure because it incorporates aspects of growth, profitability and capital efficiency, all of which are critical to our long-term financial success. Failure to attain the minimum performance goal would have resulted in forfeiture of the shares applicable to the respective award opportunity. For more information on the PSU program, see “Narrative Information Relating to the Grants of Plan-Based Awards Table” starting on page 57.

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Payouts under the 2013-2015 PSU Award Cycle

For the 2013-2015 award cycle, preliminary payouts were 131.3% based on the average annual achievement of a pre-established EPS goal for each year during the performance period (2013, 2014 and 2015). For purposes of the award, EPS is defined as the Company’s diluted earnings per share adjusted to exclude charges or items from the measurement of performance relating to (1) restructurings, discontinued operations, purchase accounting items, merger-related costs, extraordinary items and other unusual or non-recurring charges and/or events; (2) an event either not directly related to Company operations or not reasonably within the control of Company management; and (3) the effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), or other significant legislative changes.

The preliminary award was then adjusted downward by 20% to 105% based on our three-year (2013-2015) annualized total shareholder return (“TSR”) ranking against our eleven pharmaceutical peers (see page 51 for additional details about our peer group). The C&B Committee believes that having this TSR modifier helps to ensure that final awards are aligned with the relative return delivered to our shareholders for the three-year performance period.

The following table shows the calculation of the EPS results and final payout:

2013-2015 PSU Award Cycle - EPS Results and Final Payout
	Threshold	Target	Stretch	Reported(1)	Final		Payout
2013 EPS:	$3.25	$3.61	$3.90	$3.49	$3.49		82.7%
2014 EPS:	3.07	3.41	3.68	3.49	3.56	(2)	154.2%
2015 EPS:	3.06	3.40	3.67	3.59	3.56	(3)	157.1%
Preliminary Payout: (3-yr average)							131.3%
TSR Modifier: (see derivation below)							80%
FINAL PAYOUT:							105%
(1)	For a reconciliation of non-GAAP EPS to GAAP results, see page 53 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(2)	EPS approved by the C&B Committee for PSU award determination is the reported non-GAAP EPS of $3.49 plus $0.07 for divestitures not included in the annual plan.
(3)	EPS approved by the C&B Committee for PSU award determination is the reported non-GAAP EPS of $3.59 minus $0.03 to remove the impact of foreign exchange (vs. foreign exchange budgeted in the annual plan) and share repurchases exceeding the annual plan.

The tables below show our TSR ranking and the resulting modifier for the 2013-2015 PSU award cycle:

Company	Annualized TSR(1)	TSR Percentile		Rank
Bristol-Myers Squibb	32.2%	100	th	1
Amgen	24.5%	91	st	2
Eli Lilly	24.1%	82	nd	3
AbbVie	22.6%	73	rd	4
AstraZeneca	17.6%	64	th	5	TSR Percentile	Rank	Payout Modifier
Johnson & Johnson	16.8%	55	th	6	81% to 100%	1,2,3	120%
Novartis	14.3%	45	th	7	61% to 80%	4,5	110%
Roche	14.2%	36	th	8	41% to 60%	6,7	100%
Pfizer	12.4%	27	th	9	21% to 40%	8,9	90%
Merck	10.6%	18	th	10	0% to 20%	10,11,12	80%
GlaxoSmithKline	2.4%	9	th	11
Sanofi	0.6%	0		12
(1)	TSR as reported by Bloomberg and calculated using the average closing price of common stock for December 2012 and December 2015, assuming reinvestment of dividends.

Based on the final payout of 105%, the NEOs received the following number of shares of Merck common stock:

Named Executive Officer PSU Distribution(1)
Named Executive Officer	Target Award (# of shares)	Final Award (# of shares)
K.C. Frazier	156,535	164,362
M.J. Holston	15,654	16,437
R.M. Perlmutter	54,012	56,713
A.H. Schechter	59,483	62,457
(1)	Mr. Davis was not a participant in this PSU award cycle.

Additional information regarding the payouts under the 2013-2015 PSU award cycle is provided in the Option Exercises and Stock Vested table on page 60.

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Other Employee Benefits

Similar to other salaried, U.S.-based employees of Merck, the Named Executive Officers participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Pension and savings plans help employees, especially long-service employees, save and prepare financially for retirement. Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

Additionally, the NEOs, along with other senior management employees, are provided a limited number of other benefits, which the C&B Committee believes are reasonable, appropriate and consistent with our executive compensation philosophy. The primary purposes of these other benefits are to minimize distractions from the executives’ attention to important Company initiatives and to ensure their safety and security.

The benefits described below are reflected in the “All Other Compensation” column of the Summary Compensation Table.

•	Reimbursement for financial counseling and tax preparation. The value is taxable to executives, and is limited to $10,000 per year. This benefit is intended to encourage executives to engage knowledgeable experts to assist with financial and tax planning. It supports our objectives by helping to ensure that executives understand the compensation and benefit plans in which they participate and are not unnecessarily distracted from Company responsibilities to attend to personal financial matters.

•	Limited personal use of Company aircraft and Company cars, which is generally taxable to the NEOs. We believe that these benefits provide better security for executives and allow them to devote additional time to Company business.

•	Reimbursement for the installation, maintenance and remote access of residential security systems. We believe that providing this benefit allows us to ensure that our executives have appropriate security. We do not reimburse executives for monthly security monitoring fees.

Key 2016 Compensation Actions

Previously described compensation programs and policies continued during 2015; however, selective adjustments have been made to individual NEO compensation levels for 2016.

•	2016 CEO Compensation - Based on the Board’s assessment of Mr. Frazier’s strong business results and leadership, experience and relative position of his annual target compensation versus industry peers, the Board approved a 2.5% increase to his base salary, effective in April 2016, which is the average increase provided to other U.S. salaried employees. This is the first increase to Mr. Frazier’s base salary since he became CEO in 2011, and his target annual incentive and long-term incentives will remain unchanged from 2015.

•	2016 Named Executive Officer Compensation - Mr. Frazier recommended, and the C&B Committee approved, the selective compensation adjustments noted in the table below. The increases for Mr. Davis and Mr. Holston were intended to align their overall total compensation to the market median for the CFO and General Counsel roles.

Pay Component	2016 C&B Committee Actions
Base Salary – Annual Merit Increase	Increases for NEOs ranged from 2.3% to 3.2%, aligned to increases for the broader U.S. salaried employee population
Base Salary – Market Adjustment	Increase for Mr. Holston of 4.5%
Target Annual Incentive	Increase for Mr. Davis from 95% to 105%
Target Long-Term Incentive	Increases for Mr. Davis and Mr. Holston of $200,000 each

Executive Compensation Program Objectives and Strategy

Objectives

Our executive compensation program is designed to:

•	Align the interests of our senior executives with those of our shareholders to ensure prudent, short-term actions that will benefit Merck’s long-term value;

•	Reward our executives based on the achievement of sustained financial and operating performance as well as demonstrated leadership;

•	Attract, engage, and retain high-performing executives who help us achieve immediate and future success and maintain our position as an industry leader in the development of innovative medicines; and

•	Support a shared, one-company mindset of performance and accountability to deliver on business objectives.

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How our business environment impacts our executive compensation objectives and strategy:
The pharmaceutical industry is science-focused and driven by innovation. Other characteristics of the pharmaceutical industry include:
•	Enormous impact—drugs discovered through scientific innovation save and improve the quality of lives;
•	The inherently risky nature of the complex and dynamic science of human and animal health—even if every step of the discovery and development process is executed flawlessly, there is an ever-present risk of failure;
•	The need to achieve a balance between benefits and risks for every drug. Society’s increasing demand for innovation to treat and cure illness is offset by society’s increasing awareness of, and aversion to, risk;
•	A highly regulated industry environment, including uncertainties in the political environment that impact the regulatory framework;
•	A lengthy 5- to 15-year new drug cycle for research-based drug discovery and development;
•	The high and often unpredictable cost of drug discovery and development; and
•	The dynamics of the industry environment, which include intellectual property laws that evolve as governments change, competitive and reimbursement pressures, and regulatory/science developments, often limit the effective commercial life of a drug to a few years and put pressure on replenishing the product portfolio through successful research and development.

As a result of these challenges and complexities, we believe executives with certain specific, relevant skills and experience, including but not limited to pharmaceutical industry experience, are more likely to excel. At the same time, there is a small pool of superior executives with the desired relevant experience. These factors can complicate the process of attracting and retaining a top-performing management team with the right extensive industry and other experience. As such, our executive compensation program is designed to balance its attraction and retention objectives carefully with pay-for-performance objectives. Each element of the compensation program is structured to support these critical objectives and, as a whole, designed to ensure that we are able to retain the talent critical to our long-term success. Our executives are rewarded commensurate with the degree to which they are able to achieve our short- and long-term strategic and operational objectives and enhance shareholder value.

Strategy

Our mission is to discover and provide innovative products and services that save and improve lives around the world. It is therefore critical that we attract, engage and retain the best talent and thought leaders globally from academia and industry to leverage diverse experiences and cutting-edge thinking. Each compensation element has a specific purpose in furthering the executive compensation program objectives described above.

Compensation Element	Purpose
Base Salary	Attract and retain high-quality executives over time and mitigate pressures that might otherwise exist to support high-risk business strategies.
Annual Cash Incentive	Motivate executives to achieve financial and non-financial performance objectives that are key to our annual operating and strategic plans.
Long-Term Equity Incentives	• Align the interests of executives with shareholders by tying the value of awards to the performance of our common stock over the long term;
• Encourage executives to achieve multi-year strategic and financial objectives; and
• Enhance the retention of key talent.
Employee Benefits	• Assist employees, especially long-service employees, to save and prepare financially for retirement; and
(Retirement, Health and Welfare)	• Help ensure that we have a productive and focused workforce.
Perquisites	Minimize distractions from the executives’ attention to important company initiatives and to ensure their safety and security.
Post-Employment Benefits	Provide temporary income to employees following an involuntary termination of employment. These benefits fit into our overall compensation structure by enhancing our ability to attract, retain, and motivate highly talented individuals in a highly competitive marketplace where such protections are commonly offered.

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Other Compensation Practices

Merck’s Peer Group

Individual executive officer compensation levels and opportunities are compared to a peer group of large multinational pharmaceutical companies that participate in a pharmaceutical industry compensation survey. The survey is conducted by Willis Towers Watson, an independent consulting firm. In setting compensation levels for 2015, the C&B Committee reviewed the survey, which consisted of the following peer companies with which Merck competes to attract talented, high-performing executives:

Merck’s Pharmaceutical Peer Group
AbbVie	Johnson & Johnson
Amgen	Novartis
AstraZeneca	Pfizer
Bristol-Myers Squibb	Roche
Eli Lilly	Sanofi
GlaxoSmithKline

Our overarching strategy is to position our executives’ target total direct compensation (base salary, target cash incentive and target long-term equity incentive) at the 50th percentile, on average, with variability by individual executive based on scope of responsibility, market availability of proven talent, the critical need to retain the executive, sustained performance over time, potential for advancement as part of key succession planning processes, and other unique factors that may exist from time to time. This median target compensation philosophy ensures that actual realized compensation varies above or below market levels based on attainment of longer-term goals and changes in shareholder value, and overall costs and share dilution are reasonable and sustainable relative to market practices.

In addition to the pharmaceutical peer group described above, we also use a supplemental peer group consisting of the companies that comprise the Dow Jones Industrial Average (excluding the financial services companies) as a reference for other compensation-related practices (for example, share usage and dilution, change in control policy design and share ownership and retention guidelines). Merck is a member of the Dow Jones Industrial Average and we believe this group provides insight into practices among companies of similar complexity.

Current LTI Grant Practices

All grants to executive officers are approved by the C&B Committee, and in the case of Mr. Frazier, the full Board of Directors (not including Mr. Frazier). Annual stock option and RSU grants are made on the third business day following announcement of our first quarter earnings. We may also selectively grant stock options and RSUs to employees on the third business day following the announcement of second, third, and fourth quarter earnings. These dates were chosen to ensure that grants are made shortly after we have released information about our financial performance to the public. However, the C&B Committee reserves the right to change the date when grants are made, in view of its responsibility to take into account all facts and circumstances to ensure that grants are consistent with our compensation philosophy and objectives.

Stock options are granted at no less than fair market value on a fixed date or event, with all required approvals obtained in advance of or on the actual grant date. Fair market value is the closing price of a share of Company stock on the grant date. In certain countries, a higher grant price may be used to satisfy provisions of local applicable law. The re-pricing of stock options is not permitted under the Incentive Stock Plan (“ISP”) without prior shareholder approval.

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Stock Ownership Requirements

The C&B Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of shareholders. As such, we maintain a formal stock ownership policy, under which the CEO and other senior executives are required to acquire and hold Merck common stock in an amount representing a multiple of base salary. Until the designated multiple of base salary is reached, executives are required to retain in stock a percentage of the after-tax net proceeds associated with stock option exercises and/or PSU and RSU distributions (100% for the CEO and 75% for the other Named Executive Officers). The following table sets forth the stock ownership requirements and current holdings for the CEO and other NEOs as of February 29, 2016.

Return of Incentive Compensation (“Clawback Policy”)

Under our incentive compensation recoupment policy, in the case of a significant restatement of financial results caused by executive fraud or willful misconduct, the Board of Directors will seek reimbursement for the portion of the annual cash incentive and/or PSUs paid to the executive in excess of the amount that would have been paid if the financial results were reported accurately. Additionally, for incentive compensation awarded in and after 2014, an incentive recoupment policy applies to senior executives in instances of material violations of Company policy that cause significant harm to Merck and instances of a failure to manage or monitor conduct or risks appropriately.

Hedging and Pledging

As part of our insider trading policy, Merck prohibits engagement in short sales, publicly traded options, hedging transactions and pledging of Company stock.

Tax Deductibility of Compensation

In administering our executive compensation program, the Company takes into account the tax deductibility of the compensation, including the application of Section 162(m) of the Internal Revenue Code. We believe 1) annual cash incentives paid to executive officers under the shareholder-approved EIP and 2) PSUs, stock options and RSUs granted under the shareholder-approved ISP may be granted in a manner that qualifies as performance-based compensation under Section 162(m) and, if so, would generally be deductible by the Company for federal income tax purposes. Although our intent is to maximize the deductibility of compensation, under certain circumstances that are in the best interest of the Company and our shareholders, the C&B Committee may authorize compensation that is not deductible if it is determined to be appropriate.

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Compensation Risk Assessment

Our executive compensation program and policies are driven by our business environment and designed to enable us to achieve our mission and adhere to our values. The C&B Committee and senior management continually evaluate the relationship between risk and reward as it relates to our executive compensation program and has adopted policies and practices that mitigate undue risk while preserving the incentive/variable nature of the compensation. These policies and practices are described in more detail in the chart on page 42.

We last performed a formal assessment of our global compensation programs, including our executive compensation program and policies in late 2013. The results of the assessment were reviewed and discussed with the C&B Committee in February 2014. The assessment reaffirmed our belief that our compensation programs and policies are structured and operated in a manner that does not create risks that are reasonably likely to have a material adverse effect on our business. In addition to ongoing monitoring of our programs and policies, we are committed to performing formal assessments on a periodic basis and plan to conduct a formal assessment of our programs, policies and practices in 2016.

Compensation and Benefits Committee Report

The C&B Committee, comprised of independent Directors, reviewed and discussed the above CD&A with management. Based on the review and discussions, the C&B Committee recommended to our Board of Directors that the CD&A be included in these proxy materials.

Compensation and Benefits Committee
Thomas H. Glocer
(Chairperson)
William B. Harrison, Jr.	Patricia F. Russo
Carlos E. Represas	Peter C. Wendell

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SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation that was paid or accrued for the Named Executive Officers for the fiscal years ended December 31, 2015, 2014 and 2013. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers as of December 31, 2015.

									Change in
									Pension
									Value and
								Non-Equity	Nonquali-
								Incentive	fied Deferred
								Plan	Compen-		All Other
						Stock	Option	Compensa-	sation		Compen-
			Salary	Bonus		Awards	Awards	tion	Earnings		sation	Total
Name and Principal Position	Year		($)(1)	($)		($)(2)	($)(3)	($)(4)	($)(5)		($)(6)	($)
Kenneth C. Frazier,	2015		$1,500,000	$0		$9,912,966	$4,800,000	$3,402,000	$4,309,645		$283,472	$24,208,083
Chairman, President	2014		1,500,000	0		13,025,313	3,323,244	3,341,250	3,642,161		197,402	25,029,370
and Chief Executive Officer	2013		1,500,000	0		5,105,338	3,999,998	1,620,000	917,774		232,825	13,375,935
Robert M. Davis,	2015		963,884	1,250,000	(7)	2,103,993	1,399,998	1,391,872	116,994		92,257	7,318,998
Executive Vice President	2014		650,384	2,500,000	(7)	7,294,765	1,163,135	812,250	35,771		306,213	12,762,518
and Chief Financial Officer	2013	(9)	—	—		—	—	—	—		—	—
Michael J. Holston,	2015		691,346	0		1,472,234	800,000	991,800	168,667		69,827	4,193,874
Executive Vice President	2014	(10)	—	—		—	—	—	—		—	—
and General Counsel	2013	(9)	—	—		—	—	—	—		—	—
Roger M. Perlmutter, M.D., Ph.D.,	2015		1,021,926	0		3,335,960	1,600,000	1,946,700	256,255		140,416	8,301,257
Executive Vice President and	2014		1,000,000	500,000	(7)	3,538,245	1,163,135	1,771,875	178,536		91,663	8,243,454
President, Merck Research Laboratories	2013		711,538	500,000	(7)	2,699,987	1,400,001	623,700	34,439		16,459	5,986,124
Adam H. Schechter,	2015		976,453	0		3,310,050	1,519,999	1,558,446	0	(8)	144,183	7,509,131
Executive Vice President and President,	2014		962,388	0		4,623,673	1,262,831	1,432,934	1,941,516		103,994	10,327,336
Global Human Health	2013		957,306	0		1,813,702	1,520,003	691,187	0		160,359	5,142,557

(1)	Amounts shown reflect actual base salary earnings and are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of salary into the Merck Deferral Program, an unfunded savings plan.
During 2015, Mr. Frazier deferred $525,000 into the Merck Deferral Program. For more information about deferred amounts, see the Nonqualified Deferred Compensation table and related footnotes on page 64.
(2)	The amounts shown in this column represent the full grant date fair value of RSUs and PSUs granted to each of the Named Executive Officers during 2015, 2014 and 2013, respectively, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the Named Executive Officers during the respective year; please refer to page 41 for more information on the PSU award disclosures. For discussion of the assumptions used in these valuations, see Note 12 to Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2015.

The maximum value of the PSU awards granted to the Named Executive Officers during 2015 and the 2015 performance period tranche from the 2013 grant, assuming achievement of the highest level of performance (200% of target for 2015 awards and 240% of target for 2013 awards), was:

Maximum Value
NEO	of PSU Awards
K.C. Frazier	$ 20,905,606
R.M. Davis	4,207,986
M.J. Holston	3,052,438
R.M. Perlmutter	7,044,458
A.H. Schechter	7,030,374

For more information on the awards granted during 2015, see the Grants of Plan-Based Awards table and related narrative and footnotes.

(3)	The amounts shown in this column represent the full grant date fair value of stock options granted to each of the Named Executive Officers during 2015, 2014 and 2013, respectively, as calculated in accordance with FASB ASC Topic 718. The stock option values were calculated using the Black-Scholes option pricing model and may not represent the actual value realized by the Named Executive Officers during the respective year. For example, in 2014 the annual grant date for our senior executives was delayed for one week due to the imminent announcement of the sale of the Merck Consumer Care division. Stock options were granted based on the higher Merck stock price (and resulting Black-Scholes value) for the originally scheduled grant date. This resulted in a decreased number of stock options granted and reduced the disclosed stock option value for 2014. For discussion of the assumptions used in these valuations, see Note 12 to Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2015.
For more information on stock options granted during 2015, see the Grants of Plan-Based Awards table and related narrative and footnotes.

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(4)	Represents amounts paid under the EIP. For more information, see the Grants of Plan-Based Awards table and related narrative and footnotes.
Amounts shown are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of awards into the Merck Deferral Program. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative on page 64.
(5)	Change in 2015 Pension Value for Mr. Frazier is mainly attributable to one additional year of age and service and increase in five-year average pay which now considers five years of CEO compensation (vs. four in 2014). Negative impact to pension value of higher discount rates was mostly offset by the positive impact of revised actuarial mortality rates.
Amounts shown are solely an estimate of the change in actuarial present value of the Named Executive Officers’ accrued benefits under the Company’s pension plans from December 31, 2014 to December 31, 2015. These plans are the Retirement Plan for the Salaried Employees of MSD (the “Qualified Plan”) and the MSD Supplemental Retirement Plan (the “SRP”). For more information about those plans, see the Pension Benefits table and accompanying narrative beginning on page 61.
The Merck Deferral Program, an unfunded savings plan, does not provide for above market or preferential earnings. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative on page 64.
(6)	See the All Other Compensation table below for additional details on amounts. In accordance with SEC disclosure rules, we calculated the cost of personal benefits provided to the Named Executive Officers as the incremental cost of providing those benefits. We believe that there is a business purpose for the few personal benefits provided only to executives.
(7)	Sign-on bonus.
(8)	The present value of accumulated benefits for Mr. Schechter decreased from December 31, 2014 to December 31, 2015. The decrease in value is mainly due to the higher discount rate used to determine the lump sum values of his benefit.
(9)	Was not a Named Executive Officer during 2013.
(10)	Was not a Named Executive Officer during 2014.

All Other Compensation

			Financial/Tax			Installation,		Savings Plan
			Counseling &		Company	Maintenance and		Company
			Tax Preparation	Company	Car and	Remote Access	Relocation	Match and
Named Executive Officer	Year		Services(3)	Aircraft(4)	Driver(5)	of Home Security(3)	Expense	Credits(6)	TOTAL
K.C. Frazier	2015		$ 10,000	$ 8,476	$ 42,565	$ 4,575	$ 0	$ 217,856	$ 283,472
	2014		10,000	0	39,816	7,186	0	140,400	197,402
	2013		10,000	0	37,955	5,130	0	179,740	232,825
R.M. Davis	2015		10,000	0	0	0	2,331	79,926	92,257
	2014		0	0	0	0	298,569	7,644	306,213
	2013	(1)	—	—	—	—	—	—	—
M.J. Holston	2015		10,000	0	1,379	0	0	58,448	69,827
	2014	(2)	—	—	—	—	—	—	—
	2013	(1)	—	—	—	—	—	—	—
R.M. Perlmutter	2015		0	0	14,695	0	0	125,721	140,416
	2014		0	0	18,596	0	0	73,067	91,663
	2013		0	0	14,728	0	0	1,731	16,459
A.H. Schechter	2015		10,000	0	6,972	18,813	0	108,398	144,183
	2014		10,000	0	15,803	3,780	0	74,411	103,994
	2013		10,000	0	27,857	23,145	0	99,357	160,359
(1)	Was not a Named Executive Officer during 2013.
(2)	Was not a Named Executive Officer during 2014.
(3)	Financial planning, tax preparation, and installation, maintenance and remote access of home security are valued at actual costs billed by outside vendors.
(4)	The value of any personal use of Company aircraft by the Named Executive Officers is based on the aggregate incremental per-hour cost based on the flight time flown from origination to destination and a return to point of origination without passengers, when applicable. This benefit generally is taxable to the Named Executive Officers.
(5)	The value of any personal use of Company car and driver by the Named Executive Officers is based on the recipient’s cost if equivalent assets were used independent of the Company. This benefit generally is taxable to the Named Executive Officers.
The incremental cost calculation for personal use of the car and driver by the Named Executive Officers included driver overtime, meals and travel pay, maintenance and fuel costs. Company cars also provided business transportation to other executives and non-executive Company personnel. Since the cars were used primarily for business travel, the calculation excludes the fixed costs that do not change based on personal usage, such as drivers’ salaries and the purchase costs of the cars.
(6)	The Named Executive Officers received Company matching contributions equal to 75% of the first 6% of eligible compensation contributed (up to the IRS limit for qualified savings plans) to the Merck U.S. Savings Plan and 4.5% credit of eligible compensation in excess of the IRS limit to the NEOs’ accounts under the Merck Deferral Program.

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GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of an award made in 2015 to the Named Executive Officers under any plan.

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2015
										All Other	All Other
										Stock	Option
				Estimated Future Payouts			Estimated Future Payouts			Awards:	Awards:	Exercise	Grant Date
				Under Non-Equity Incentive			Under Equity Incentive			Number	Number of	or Base	Fair Value
				Plan Awards			Plan Awards			of Shares	Securities	Price of	of Stock
		Board		Thres-			Thres-			of Stock	Underlying	Option	and Option
	Grant	Approval	Award	hold	Target	Maximum	hold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	Date	Type	($)(1)	($)(1)	($)(1)	(#)(2)	(#)(2)	(#)(2)	(#)	(#)(3)	($ / Sh)(3)	($)(4)
K.C. Frazier	03/31/2015	02/23/2015	PSUs				0	125,261	250,522				$9,912,966	(2)
	05/01/2015	02/23/2015	Options								743,034	$59.86	4,800,000	(3)
			EIP	$ 0	$2,250,000	$5,625,000
R.M. Davis	03/31/2015	02/23/2015	PSUs				0	36,534	73,068				2,103,993	(2)
	05/01/2015	02/23/2015	Options								216,718	59.86	1,399,998	(3)
			EIP	0	920,550	2,301,375
M.J. Holston	03/31/2015	02/23/2015	PSUs				0	20,877	41,754				1,472,234	(2)
	05/01/2015	02/23/2015	Options								123,839	59.86	800,000	(3)
			EIP	0	688,750	1,721,875
R.M. Perlmutter	03/31/2015	02/23/2015	PSUs				0	41,754	83,508				3,335,960	(2)
	05/01/2015	02/23/2015	Options								247,678	59.86	1,600,000	(3)
			EIP	0	1,081,500	2,703,750
A.H. Schechter	03/31/2015	02/23/2015	PSUs				0	39,666	79,332				3,310,050	(2)
	05/01/2015	02/23/2015	Options								235,294	59.86	1,519,999	(3)
			EIP	0	1,030,718	2,576,795
(1)	Amounts represent awards under the EIP, which equal a specified percentage of base salary as in effect on December 31, 2015. The actual amounts earned by each Named Executive Officer are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	The payout of PSUs can range from zero at threshold to a maximum of 200% of target (a maximum of 240% of target for grants made prior to 2014), depending on the level of achievement of the applicable performance goals. For more information on PSUs, see the “PSU Program” section on page 47 and the Narrative to the Grants of Plan Based Awards table on the following page.
(3)	Stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date.
The exercise price of all stock options granted in 2015 is the closing price of Merck common stock, as traded on the New York Stock Exchange on May 1, 2015. For more information on stock options granted to the Named Executive Officers in 2015, please see “Current LTI Grant Practices” on page 51.
(4)	This column represents the full grant date fair value of PSUs and stock options granted to each of the Named Executive Officers, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the Named Executive Officers during 2015.

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Narrative Information Relating to the Grants of Plan-Based Awards Table

General Information Regarding the Executive Incentive Plan (“EIP”)

The EIP is a shareholder-approved plan that is administered by the C&B Committee. It is designed to provide cash awards to employees who are subject to Section 16 of the Securities Exchange Act of 1934. Compensation paid under this plan is intended to be treated as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Awards are based on an objective formula defined in the plan that provides for a maximum award fund equal to 2.5% of adjusted net income. The CEO may receive an award not to exceed 10% of the maximum award fund. The maximum individual award for all other plan participants is equal to 90% of the award fund for that year divided by the number of participants other than the CEO. The C&B Committee can use its discretion to reduce (commonly called “negative discretion”), but not increase, the maximum awards payable under this formula for executive officers. In prior years, it has been the C&B Committee’s practice to reduce the maximum awards to the amount actually paid using the following process.

Using negative discretion, the C&B Committee adjusts the maximum awards payable under the EIP to the actual amounts paid to executive officers with the following methodology:

•	Each executive officer is assigned a target award opportunity that is expressed as a multiple of salary.

•	The target award opportunity is determined based on Company performance as reflected by the Company Scorecard. The Company performance component can range between 50% and 200% of target.

•	The award can be adjusted higher or lower based on the assessment of the individual’s performance against pre-established objectives, including leadership, and is limited to 250% of target.

No annual cash incentive will be paid to an individual if the Company or individual performance is below the minimum performance expectations as determined by the C&B Committee.

General Information Regarding Long-Term Incentives

Stock Options. Stock options enable executives to share in the financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of a stock option is set as the closing price of Merck common stock as reported on the New York Stock Exchange on the grant date (unless a higher grant price is required under local law).

Subject to their terms, stock options generally vest and become exercisable in equal installments on the first, second, and third anniversaries of the grant date and expire on the day before the tenth anniversary of the grant date.

•	RSUs

Restricted Stock Units (“RSUs”), subject to their terms, generally vest and become payable in shares of Merck common stock on the third anniversary of the grant date. Dividend equivalents are accrued and paid out in cash if and when the RSUs vest.

•	PSUs

Performance Share Units (“PSUs”), subject to their terms, generally vest and become payable in shares of Merck common stock following a three-year performance cycle provided that minimum performance goals are met. Failure to attain the minimum performance goal results in forfeiture of the shares applicable to the respective award opportunity. All PSU awards and performance goals are approved by the C&B Committee within the first 90 days of the applicable performance cycle.

For PSUs granted prior to 2014, final payouts are determined by the following:

–	Average achievement of EPS results vs. target for the three performance years in the performance cycle.

–	Further modified by the three-year Total Shareholder Return (“TSR”) ranking as compared to our pharmaceutical peer group, which increases or decreases the final award by up to 20%.

–	Payouts can range from zero at threshold to a maximum of 240% of target.

Beginning with PSUs granted in 2014, final awards will be determined over a three-year cumulative performance period, determined by the following:

–	50% of the award will be determined by the Company’s Adjusted Operating Cash Flow performance vs. target for the three-year performance period.

–	50% of the award will be determined by the Company’s three-year TSR result relative to the median TSR of our pharmaceutical peers.

–	Payouts can range from zero at threshold to a maximum of 200% of target.

Payouts will first be made under the new design following the 2014-2016 performance period.

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OUTSTANDING EQUITY AWARDS

The following table provides details about each outstanding equity award held by the Named Executive Officers as of December 31, 2015.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2015
Option Awards										Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
K.C. Frazier	131,040	(1)				03/02/07	$44.19	03/02/08	03/01/17
	60,000	(1)				08/01/07	51.02	08/01/08	07/31/17
	252,000	(1)				02/29/08	44.30	02/28/09	02/28/18
	280,000	(1)				04/24/09	23.45	04/24/10	04/23/19
	228,091	(1)				05/07/10	33.49	05/07/11	05/06/20
	559,701	(1)				05/04/11	36.56	05/04/12	05/03/21
	694,698	(1)				05/02/12	39.29	05/02/13	05/01/22
	429,414	(1)	214,708	(1)		05/06/13	44.98	05/06/14	05/05/23
	183,402	(1)	366,804	(1)		05/09/14	58.22	05/09/15	05/08/24
			743,034	(1)		05/01/15	59.86	05/01/16	04/30/25
													211,380	(3)	$11,165,092
													250,522	(4)	13,232,572
R.M. Davis	64,190	(1)	128,382	(1)		05/09/14	$58.22	05/09/15	05/08/24
			216,718	(1)		05/01/15	59.86	05/01/16	04/30/25
										85,881	(2)	$4,536,234
													72,140	(3)	$3,810,435
													73,068	(4)	3,859,452
M.J. Holston	57,079	(1)				08/01/12	$44.28	08/01/13	07/31/22
	21,470	(1)	21,472	(1)		05/06/13	44.98	05/06/14	05/05/23
	18,340	(1)	36,681	(1)		05/09/14	58.22	05/09/15	05/08/24
			123,839	(1)		05/01/15	59.86	05/01/16	04/30/25
													21,138	(3)	$1,116,509
													41,754	(4)	2,205,446
R.M. Perlmutter	150,294	(1)	75,149	(1)		05/06/13	$44.98	05/06/14	05/05/23
	64,190	(1)	128,382	(1)		05/09/14	58.22	05/09/15	05/08/24
			247,678	(1)		05/01/15	59.86	05/01/16	04/30/25
										44,464	(2)	$2,348,588
													73,982	(3)	$3,907,729
													83,508	(4)	4,410,893

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Outstanding Equity Awards at Fiscal Year Ended December 31, 2015
Option Awards										Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
A.H. Schechter	50,000	(1)				02/29/08	$44.30	02/28/09	02/28/18
	65,335	(1)				05/07/10	33.49	05/07/11	05/06/20
	261,194	(1)				05/04/11	36.56	05/04/12	05/03/21
	277,879	(1)				05/02/12	39.29	05/02/13	05/01/22
	163,178	(1)	81,589	(1)		05/06/13	44.98	05/06/14	05/05/23
	69,692	(1)	139,386	(1)		05/09/14	58.22	05/09/15	05/08/24
			235,294	(1)		05/01/15	59.86	05/01/16	04/30/25
												80,324	(3)	$4,242,714
												79,332	(4)	4,190,316
(1)	Stock options generally vest and become exercisable in equal installments on the first, second and third anniversary of grant, and expire on the day before the tenth anniversary of grant. Stock options also vest upon attainment of eligibility to retire, in which case they become exercisable in equal installments on the first, second and third anniversary of grant. Since 2013, grants for retirees that otherwise would have vested within 12 months following retirement become exercisable in accordance with their original schedule.
(2)	RSUs generally vest and become payable in shares of Merck common stock on the third anniversary of grant.
(3)	Maximum (200% of target) of PSUs granted during 2014 that may be earned based on Merck’s performance, as determined by the C&B Committee, following the completion of the three-year performance period ending December 31, 2016.
(4)	Maximum (200% of target) of PSUs granted during 2015 that may be earned based on Merck’s performance, as determined by the C&B Committee, following the completion of the three-year performance period ending December 31, 2017.
(5)	The market value of the units reported in this column was computed by multiplying the number of such units by $52.82, the closing price of Merck common stock on December 31, 2015.

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OPTION EXERCISES AND STOCK VESTED

The following table provides information about stock options that were exercised and stock units that vested during 2015.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2015
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(3)
K.C. Frazier	38,622	$918,315	164,362	(a)	$8,344,659
R.M. Davis	—	—	—		—
M.J. Holston	135,624	2,092,142	16,437	(a)	834,506
R.M. Perlmutter	—	—	56,713	(a)	2,879,319
A.H. Schechter	74,200	1,576,827	62,457	(a)	3,170,942
			19,343	(b)	1,157,872

(1)	This column represents the values realized upon stock option exercises during 2015 which were calculated based on the difference between the market price of Merck common stock at the time of exercise and the exercise price of the option.
(2)	This column represents the vesting during 2015 of the following:
(a) PSUs granted in 2013 that were paid on February 22, 2016; and
(b) RSUs granted in 2012.
(3)	The value realized for PSUs was determined by multiplying the number of units that vested by the market price of Merck common stock on February 22, 2016. The value realized for RSUs was determined by multiplying the number of units that vested by the market price of Merck common stock on May 1, 2015.

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PENSION BENEFITS

The table below sets forth information concerning the present value of benefits accumulated by the Named Executive Officers from two defined benefit pension plans—the Retirement Plan for the Salaried Employees of MSD (the “Qualified Plan”) and the MSD Supplemental Retirement Plan (the “SRP”). The terms of the plans are described below.

Pension Benefits for Fiscal Year Ended December 31, 2015
Name	Plan Name	Number of Years Credited Service (#)(2)	Number of Years Cash Balance Service (#)(3)	Present Value of Accumulated Benefit ($)(4)	Payments During Last Fiscal Year ($)
K.C. Frazier(1)	Qualified Plan	23.50	23.58	$1,247,336	$0
	SRP	23.50	23.58	20,588,575	0
R.M. Davis	Qualified Plan	—	1.67	32,143	0
	SRP	—	1.67	120,622	0
M.J. Holston	Qualified Plan	3.50	3.50	117,638	0
	SRP	3.50	3.50	358,975	0
R.M. Perlmutter	Qualified Plan	3.50	6.58	164,953	0
	SRP	3.50	6.58	634,477	0
A.H. Schechter	Qualified Plan	27.50	27.50	905,880	0
	SRP	27.50	27.50	7,444,363	0

(1)	As of December 31, 2015, Mr. Frazier was eligible for early retirement subsidies under the Qualified Plan and SRP.
(2)	This column shows the number of years of Credited Service that is used for benefit accrual purposes and eligibility purposes under the Final Average Pay formula of the Qualified Plan and SRP.
Credited Service begins with the January 1 or July 1 coincident with or following a participant’s hire date and ends with his last full month of employment for employees actively employed on December 31, 2012, and eligible for prior formula transition provisions of the Qualified Plan and SRP. A maximum of 35 years of Credited Service may be earned. For rehires after December 31, 2012 (Dr. Perlmutter), Credited Service for benefit accrual purposes ends at the prior date of termination and for eligibility purposes at the full last month of employment. Mr. Davis does not have Credited Service since he entered the Plans after December 31, 2012.
(3)	This column shows the number of years of Cash Balance Service that is used for benefit accrual purposes under the Cash Balance Formula of the Qualified Plan and SRP.
Cash Balance Service begins on a participant’s first day of employment and includes all years and completed months of service and ends on the participant’s date of termination of employment. Cash Balance Service is projected to December 31 to determine benefit accrual under the Cash Balance Formula of the Qualified Plan and SRP.
(4)	For the Qualified Plan and SRP, the actuarial present value is calculated using the same assumptions used for financial statement reporting purposes as set forth in the footnotes to our financial statements, except that commencement is assumed at the earliest unreduced retirement age (with no pre-retirement mortality). The earliest unreduced retirement age is age 62 and 10 years of eligibility service. For all the Named Executive Officers shown, this is age 62 except for Dr. Perlmutter for whom it is age 65. Some key assumptions include:
• Discount rate equals 4.8% for the Qualified Plan and 4.5% for the SRP;
• Mortality based on the sex distinct RP-2014 White Collar Adjusted Mortality Table with projection based on modified MP-2015 Projection Scale using a 0.75% ultimate rate after 15 years;
• Future lump sum conversion factors calculated by the implied forward rates embedded in the 12/31/2015 Towers Watson RATE:Link 60th to 90th percentile yield and mortality based on RP-2014/MP-2015 estimated for purposes of Sec 417(c)(3)(A)(ii)(l) of the Internal Revenue Code for lump sums; and
• Assumes that 80% of retirees elect a lump sum and the remaining 20% elect an annuity.

The Named Executive Officers participate in two defined benefit plans as do other U.S.-based Merck Sharp & Dohme Corp. salaried employees. Benefits payable under the Qualified Plan and the SRP (collectively, the “Retirement Plans”) are based on several formulas.

Benefit Formulas. Beginning in 2013, a Cash Balance Formula was added to replace the Final Average Pay Formula. Employees eligible for U.S. benefits on December 31, 2012, receive transition benefits, which provide the better benefit under the Cash Balance or Final Average Pay Formula through December 31, 2019, or the date the participant terminates employment or loses Retirement Plan eligibility, if earlier. All Named Executive Officers except Dr. Perlmutter and Mr. Davis are eligible for transition benefits.

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•	Final Average Pay Formula: For service prior to January 1, 2013, benefits are calculated under the Final Average Pay Formula, which shows Retirement Plan benefits as a single life annuity normally payable on the first of the month coincident with or following age 65 (normal retirement date or “NRD”). The amount equals:

*	Limited to 31.25

•	Cash Balance Formula: For service starting January 1, 2013, benefits are calculated under the Cash Balance Formula, which shows Retirement Plan benefits as an account that grows with annual pay credits and annual interest credits from Merck according to the following schedule:

Age + Cash Balance Service at 12/31		Percent of Total Pay credited to Account Balance
At Least	Less Than
	40	4.5%
40	50	5.5%
50	60	6.5%
60	70	8.0%
70	—	10.0%

The account balance also earns interest credits every year at the annual rate of the change in the Consumer Price Index plus 3% (and not less than 3.3%). The account balance is the sum of annual pay credits and interest credits.

Final Average Pay (FAP). For the FAP Formula, for participants who initially terminated employment before January 1, 2013, FAP is the average of a participant’s highest five consecutive calendar years of pay for the 10 calendar years before he or she initially terminated employment. For participants who were actively employed on December 31, 2012, FAP is a participant’s highest five consecutive calendar years of pay for the 10 years before January 1, 2013, or as of the earlier of December 31, 2019, or the date the participant terminates employment, if eligible for the prior formula transition provisions. For this purpose FAP means the greater of (a) or (b):

(a)	Annual base pay for all full years of service completed. This annual base pay is determined as of December 31 of the current year (before any pre-tax contribution deductions for the savings plan or elective deferrals to our flexible spending accounts). Commissions, overtime pay, bonuses, other supplemental pay and all other amounts are excluded from this calculation.
(b)	Actual cash earnings. Cash earnings are determined before any pre-tax deductions for the savings plan or elective deferrals to our flexible spending accounts. Also included are overtime pay, bonuses, commissions, special awards (prior to 2013 only), shift differential, cost of living adjustments, pre-tax transportation fringe benefits, as well as incentive pay. The following amounts are excluded: grants under the ISP, any distribution of a previously deferred award under any of our incentive plans, and any other form of compensation.

Total Pay. For the Cash Balance Formula, Total Pay for NEOs generally means base pay and Executive Incentive Plan amounts but excludes other amounts, such as LTI and other bonuses.

Vesting. A participant generally vests in his or her benefit—that is, the benefit that is accrued will not be forfeited back to the plans—when he or she has at least three years of vesting service. All NEOs are vested except for Mr. Davis, who will be vested in April 2017.

A participant who is vested but terminates employment before being eligible for early retirement subsidies under the Final Average Pay Formula is referred to as a “terminated vested” participant and can commence receiving benefits from the Retirement Plans on the first day of any month between the month after attaining age 55 and the month after attaining age 65. However, with respect to benefits that accrued after 2004 under the SRP, payment will be made as of the first day of the month after the later of (a) the month in which the participant attains age 55 or (b) separates from service (as defined by the Internal Revenue Service). The amount of the benefit is reduced from the age 65 benefit on an actuarial basis, which takes into account the participant’s life expectancy and expected plan returns and is substantial—for example, a participant’s $100 accrued benefit (at age 65) would be reduced to about $34 if it began at age 55.

Early Retirement Subsidies (under the Final Average Pay Formula). If a participant terminates employment at or after age 55 when he or she has at least 10 years of eligibility service, then he or she is entitled to “early retirement subsidies”—that is, a reduction for commencing before age 65 that is smaller than the actuarial reduction for terminated vested participants. For an early retiree, benefits are reduced by 3% per year that benefits begin before age 62. For example, an early retiree’s $100 accrued benefit would be unreduced if he or she waited until age 62, or would be reduced to $79 if he or she commenced at age 55.

However, under the “Rule of 85,” a participant who retired from active service when his or her age plus years of Credited Service totaled at least 85 (e.g., age 55 with 30 years of eligibility service) could receive an unreduced immediate benefit. In addition, a Social Security Bridge Benefit represented an additional benefit

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for eligible early retirees by providing a temporary monthly supplement prior to age 62 to avoid the Social Security offset described above in the benefit formula, so the offset would not apply until a participant attained age 62. Both of these benefits were eliminated from the Retirement Plans on July 1, 1995. However, transition benefits were added to replace all or part of the benefit for participants who were participating in the Retirement Plans on July 1, 1995, and were then at least age 40. Mr. Frazier’s transition percentage is 5.39—that is, 5.39% of the enhancement continues to apply. Other Named Executive Officers do not have these transition benefits.

In addition, a participant who terminates employment due to a disability that can reasonably be expected to permanently disable him or her from any job anywhere may be approved for a disability retirement. In such a case, the participant’s benefit which has then accrued is not reduced for early commencement.

SRP Benefits. The Qualified Plan benefits are limited by the Internal Revenue Code (“IRC”). The SRP is an unfunded plan maintained to provide benefits to highly compensated employees impacted by the IRC limits and provides benefits according to the formula described above which exceed those limits, as well as benefits that are payable because compensation deferred into the Merck Deferral Program prior to 2013 is excluded from the definition of final average compensation in the Qualified Plan (and so are payable solely from the SRP).

In addition, for employees who were, prior to January 1, 1995, subject to the Company’s mandatory age 65 retirement policy due to their exemption from the Age Discrimination in Employment Act, an additional benefit is payable upon retirement from active service at age 65. The additional benefit is an amount calculated under the benefit formula in the Qualified Plan using one additional month of credited service for each month of credited service accrued prior to January 1, 1995, during, or prior to attainment of, the designated position (up to the 35-year total) minus: (i) the minimum benefit, where applicable, or the supplemental benefit; (ii) the Qualified Plan benefit; and (iii) any retirement benefit payable from a plan not sponsored by the Company.

The SRP was amended as of January 1, 1995, to prospectively eliminate this additional benefit. Further, in 2009, the Company revised its mandatory retirement policy to cover only the CEO. As a result of his appointment to CEO, Mr. Frazier is eligible to receive this benefit provided that he remains subject to the mandatory retirement policy at least until age 64 (i.e., until December 17, 2018) and retires from the Company once he reaches age 65. If those requirements are met, Mr. Frazier will have 30 years of credited service (as compared to 27.5, without benefit of this provision). The provision does not affect any other Named Executive Officer.

Forms of Benefit. Participants in the Qualified Plan generally can choose among single, joint and term certain annuities and a lump sum. All forms of benefit are actuarially equivalent to the single life annuity. All forms use a 9% interest rate except for the lump sum which uses interest rates based on a yield curve of corporate debt instruments, as provided by the IRC. The interest rate used to determine the lump sum changes quarterly: during 2015, the blended 3-tiered interest rates ranged between 1.31% and 5.10%.

SRP Payments. Payments under the SRP of benefits accrued and vested prior to 2005 generally follow the timing and form of benefit that applies to the Qualified Plan. However, a participant who elects a lump sum under the Qualified Plan, or one who cannot satisfy the spousal consent requirements applicable to the Qualified Plan, may choose any other form of benefit described above for his or her pre-2005 SRP benefit. Post-2004 SRP balances are payable as a lump sum. A participant may elect this benefit to be paid in 5 or 10 annual installments. This election must be made at least 12 months prior to the later of termination or age 55 and payment generally is subject to a five year delay. For the top-50 compensated employees of the Company, payments of the post-2004 SRP benefit generally are made at the later of age 55 or 6 months after separation from service.

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NONQUALIFIED DEFERRED COMPENSATION

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the Merck Deferral Program, an unfunded, unsecured deferred compensation plan. The Deferral Program allows participants who are executive officers to defer the following:

•	All or a portion of their annual bonuses (but not less than $3,000); and/or

•	Up to 50% of base salary, subject to certain limitations.

Nonqualified Deferred Compensation for Fiscal Year Ended December 31, 2015
Name	Executive Contributions in 2015 ($)(1)	Registrant Contributions in 2015 ($)(2)	Aggregate Earnings in 2015 ($)(3)	Aggregate Withdrawals/ Distributions in 2015 ($)	Aggregate Balance at 12/31/15 ($)(4)
K.C. Frazier	$525,000	$205,931	$201,907	$0	$11,046,232
R.M. Davis	0	68,001	(1,000)	0	67,001
M.J. Holston	121,500	46,523	294	0	257,013
R.M. Perlmutter	0	113,796	(869)	0	176,394
A.H. Schechter	0	96,473	(175)	0	587,619
(1)	The amounts disclosed in this column were also reported as either “Salary” or the “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for 2015. Those amounts, as well as amounts in the “Aggregate Balance at 12/31/15” column that represent salary or bonus that were reported in the Summary Compensation Table of prior proxy statements are described in more detail in footnote (4) below.
The amounts disclosed in this column consist of $525,000 of base salary deferred by Mr. Frazier and $121,500 of EIP award deferred by Mr. Holston in 2015.
(2)	The amounts disclosed in this column represent the Company’s annual 4.5% credit of eligible pay in excess of the IRS limit to the NEO’s accounts under the Deferral Program. These amounts are included within the amount disclosed in the “All Other Compensation” column of the Summary Compensation Table for each applicable named executive for 2015.
(3)	This column represents dividends earned plus changes in account value (investment earnings or losses) for the period of January 1, 2015 to December 31, 2015.
(4)	This column includes deferred compensation earned in earlier years which was disclosed as either “Salary” or “Non-Equity Incentive Plan Awards” in the Summary Compensation Table of prior proxy statements as follows: Frazier, $675,000 for 2014 and $672,404 for 2013.

Deferral Program Investments: Account balances may be invested in phantom investments selected by the executive from an array of investment options that mirrors the funds in the Merck U.S. Savings Plan. Deferrals of RSUs and PSUs were required to be made to the Merck common stock fund and may not be reallocated into any other investment alternative.

Distributions: When participants elect to defer amounts into the Merck Deferral Program, they also elect when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year, whether or not employment has then ended, or at a time that begins at or after the executive’s employment has ended. Distributions can be made in a lump sum or up to 15 annual installments. Distributions from the Merck common stock fund are made in shares, with cash payable for any partial share.

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POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

The section below describes the payments that may be made to the Named Executive Officers upon separation, pursuant to individual agreements, or in connection with a change in control (as defined below). For payments made to a participant upon a retirement other than in connection with a separation or change in control, see Pension Benefits table and related narrative beginning at page 61.

Separation

The Company provides separation pay and benefits to all of its U.S.-based employees who are employees of Merck Sharp & Dohme Corp., including the Named Executive Officers, pursuant to the Merck & Co., Inc. U.S. Separation Benefits Plan (the “Separation Plan”). An amount related to the executive’s target annual incentive award is provided under certain circumstances. To be eligible for all of the benefits described below, a general release of claims is required, as well as non-disparagement, cooperation with litigation and, in some cases, non-competition and non-solicitation agreements in connection with, and at the time of, the separation.

Severance Pay. The Separation Plan provides severance pay to employees whose employment is terminated due to organizational changes including discontinuance of operations, location closings, corporate restructuring or a general reduction in work force. For eligible separations during 2015, certain management level employees, including the Named Executive Officers, were eligible to receive the following severance pay, payable in lump sum.

Years of Continuous Service at Separation Date	Weeks of Severance Pay
Less than 1 year	26
1 – 4 years	40
5 years or more	40 plus 2 additional weeks for each year of continuous service beyond 4 years (maximum 78 total)

Health and Welfare Continuation. These employees are eligible for continued participation in the medical, dental and basic life insurance plans for 26 to 78 weeks depending on their years of continuous service, by paying contributions at the same rate as paid by active employees from time to time.

Outplacement Assistance. Under the Separation Plan, certain management level employees, including the Named Executive Officers, are eligible for up to 12 months of Company-provided executive outplacement services from our outplacement vendor.

EIP Awards

As part of our standard practice for separated employees, we may pay an amount in lieu of a bonus payout under the EIP, depending on the date of separation.

•	If employment terminates following the end of the performance year, the executive will be considered for a bonus on the same terms and conditions as other employees with respect to the previous year’s performance.

•	If employment terminates between January 1 and June 30 of the performance year, the employee is not eligible for payment of a bonus for the year in which separated, unless the employee is retirement eligible. Retirement eligible employees may receive a special payment in lieu of any award under the EIP. The amount of the special payment is based on his or her target award and the number of months worked in the current year.

•	If employment terminates after June 30 and on or before December 31 of the performance year, a special payment is made in lieu of any award under the EIP. The amount of the special payment is based on the employee’s target award and the number of months worked in the current year. This amount is payable in a lump sum at a time that complies with Section 409A of the Internal Revenue Code.

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Effects Under Other Benefit Plans

All separated employees are entitled to certain benefits under other plans as described below. In general, the benefits are only provided in exchange for a valid release of claims and depend upon whether an employee is “retirement eligible,” “bridged,” or “other separated,” as the terms are defined below.

Retirement eligible employees are separated employees who, as of their separation date, are at least age 55 with at least 10 years of Cash Balance Service under the Qualified Plan or are at least age 65 without regard to years of Cash Balance Service. Under the Final Average Pay Formula, for retirement eligible employees, a transition Rule of 85 is provided if the employee is within two years of attaining eligibility for the benefit on his or her separation date. This transition benefit is described under the Pension Benefits table and related narrative beginning at page 61. Payments may be made from the Qualified Plan and SRP at the time and in the form described under the Pension Benefits table and related narrative.

Bridged employees generally are separated employees who are not retirement eligible but who, as of December 31 of the year in which their separation occurs, are or would have been at least age 50 with at least 10 years of Cash Balance Service under the Qualified Plan. All separated bridged employees receive the following benefits:

•	Retirement Plans. Under the Final Average Pay Formula, bridged employees receive a portion of the benefit that would be payable if they were at least age 55 with at least 10 years of Credited Service, but who are younger than age 65 on their separation date. Benefits for early retirees are reduced by 0.25% for each month that benefits commence before the employee attains age 62. This reduction is substantially less than the actuarial reduction that applies for early commencement for terminated vested employees. Bridged employees receive a pro-rata portion of the enhancement provided by these early retirement subsidies. This pro-rata portion equals the percentage of the employee’s Credited Service on his/her separation date divided by the Credited Service that employee would have had if employment had continued until he/she was first eligible to be treated as an early retiree.

•	Medical, Dental and Life Insurance Plans. In 2015, all separated employees are eligible for continued participation in the medical, dental and basic life insurance plans for 26 to 78 weeks depending on their years of continuous service, by paying contributions at the same rate as paid by active employees from time to time.

If the separated employee is at least age 52 with 10 years of Cash Balance Service as of December 31, 2015, at the end of their benefits continuation period, the employee is treated as eligible for subsidized retiree medical benefits in accordance with the plan provisions applicable to similarly situated retired employees as they may be amended from time to time.

•	Options, RSUs and PSUs. In 2015, all separated bridged employees are eligible to be treated in accordance with plan provisions applicable to retired employees with respect to options, RSUs and PSUs granted to them before 2013. Since 2013, generally, separated bridged employees are eligible to be treated in accordance with the plan provisions applicable to retired employees only if they are also eligible for subsidized retiree medical benefits; if they are not also eligible for subsidized retiree medical benefits, separated bridged employees are eligible to be treated in accordance with the plan provisions applicable to involuntarily terminated employees.

Other separated employees are separated employees who are not retirement eligible or bridged employees. These employees are eligible for continued participation in the medical, dental and basic life insurance plans for 26 to 78 weeks depending on their years of continuous service, by paying contributions at the same rate as paid by active employees from time to time. In addition, these employees are also treated under the provisions applicable to involuntarily terminated employees with respect to their options, RSUs and PSUs.

Individual Agreements and Arrangements

On March 25, 2014, the Board appointed Robert M. Davis as Executive Vice President and Chief Financial Officer, effective as of April 23, 2014 making him the Company’s principal financial officer. Pursuant to the Company’s offer letter dated March 17, 2014 (the “Offer Letter”), Mr. Davis was provided with the following:

•	Annual Base Salary of $950,000, subject to annual review by the C&B Committee;

•	Eligibility to participate in the Company’s Executive Incentive Plan with a target bonus for the 2014 performance year of 95% of his Annual Base Salary;

•	Eligibility to receive an annual equity-based grant beginning in 2014 pursuant to the Company’s Long-Term Incentive Program with a target value of $3,500,000;

•	Sign-On Bonus of $5,000,000 payable in three installments, where (i) $2,500,000 is payable on the first regularly scheduled paycheck following his start date, (ii) $1,250,000 is payable on the first anniversary of his start date, and (iii) $1,250,000 is payable on the second anniversary of his start date. Mr. Davis’ right to receive and retain each payment is conditioned on his continued employment for 24 months after his start date (the “Sign-On Bonus Period”). However, if Mr. Davis’ employment is terminated during the Sign-On Bonus Period by the Company for reasons other than cause or as the result of his death or disability, then he would be entitled to retain the portion of his Sign-On Bonus which has already been paid. If his employment is terminated by the Company for reasons other than cause before an installment due date, then the installments will remain payable in accordance with the original payment schedule;

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•	A grant of Restricted Stock Units (“RSUs”) valued at approximately $5,000,000 on the first quarterly grant date immediately following his start date. The RSUs will fully vest on the third anniversary of his start date. The RSUs also vest on the last date of employment if Mr. Davis’ employment is involuntarily terminated by the Company other than for cause;

•	Eligibility to receive a cash payment of $2,000,000 within 90 days after the termination of his employment at the Company other than for cause, provided that the termination occurs on or after the tenth anniversary of his employment start date and he has experienced no breaks in service with the Company. This payment is intended to compensate Mr. Davis for pension benefits he forfeited upon leaving his prior employer;

•	Reimbursement for certain expenses associated with Mr. Davis’ move of his residence in accordance with the Company’s Relocation Program; and

•	Participation in other benefit plans in accordance with the Company’s practices for other executives of a similar level, including participation in the Company’s Change in Control Plan.

Change in Control

Participants in the Change in Control Plan include the Named Executive Officers as well as certain other senior executives. With respect to the Named Executive Officers, the severance benefits described below would be provided upon qualifying terminations of employment in connection with or within two years following a change in control. The C&B Committee on November 26, 2012, adopted a number of changes to the Change in Control Plan that, among other things, (1) reduce the size of the participant population; (2) reduce the cash severance multiples for participants other than the CEO; (3) eliminate additional age and service credits under the supplemental pension plan; and (4) raise certain thresholds, thereby increasing the requirements that must be met to trigger the occurrence of a change in control. Any changes to the terms described below are reflected in this discussion.

•	Cash severance paid in a lump sum within 90 days following employment termination in an amount equal to three for the CEO, two for the other Named Executive Officers, times the sum of his or her base salary plus the lesser of (a) his or her target bonus amount and (b) the average of the actual bonuses paid to the Named Executive Officer in the three years immediately preceding his or her termination while the Named Executive Officer was serving in the same position as he or she was serving immediately prior to termination, annualized for partial or incomplete years in such position.

•	Pro-rata annual cash incentive at target levels, paid in a lump sum within 90 days following employment termination.

•	Subject to the Named Executive Officer’s timely election under COBRA, continued medical, dental and life insurance benefits at active-employee rates for a period of up to three years for the CEO (but not beyond the CEO’s 65th birthday) and for up to two years for the Named Executive Officers other than the CEO. These benefits are reduced by benefits obtained from a subsequent employer.

•	If the Named Executive Officer would attain specified age and service levels within two years following the change in control, then he or she is entitled to subsidized and/or unreduced pension benefits upon commencement of pension benefits in accordance with plan terms after his or her termination of employment. In addition, if the Named Executive Officer would attain specified age and service levels within two years following the change in control, then he or she is entitled to subsidized retiree medical benefits as a retiree under our health plans commencing immediately after the expiration of the benefit continuation period at active rates described above.

If the Named Executive Officer is a participant in our pension plan, he or she will become vested (if not already) in the applicable accrued benefit as of the termination date.

•	Continued financial planning benefits and outplacement assistance benefits for a limited time.

Terminations of employment that entitle a Named Executive Officer to receive severance benefits under the plan consist of (1) a termination without cause or (2) a resignation by the Named Executive Officer for good reason, in each case within two years following a change in control. A Named Executive Officer is not eligible for benefits under the plan if his or her termination is due to death or permanent disability.

A “change in control” for purposes of the plan generally consists of any of the following:

•	an acquisition of more than 30% of the Company’s voting securities (other than acquisitions directly from the Company); or

•	the current Board (and their approved successors) ceasing, over any consecutive 24-month period, to constitute a majority of the board of directors of a successor to the Company; or

•	the consummation of a merger, consolidation or reorganization, unless

	–	the shareholders of the Company prior to the transaction hold at least 50% of the voting securities of the successor;

	–	the members of the Board prior to the transaction constitute at least a majority of the board of directors of the successor; and

	–	no person owns 30% or more of the voting securities of the Company or the successor; or

•	shareholder approval of the liquidation or dissolution of the Company or the sale by the Company of all or substantially all of its assets.

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A “termination for good reason” for the Named Executive Officers generally includes any of the following actions without the executive’s written consent following a change in control:

•	Significantly and adversely changing the executive’s authority, duties, responsibilities or position (including title, reporting level) other than:

	–	an isolated, insubstantial and inadvertent action not taken in bad faith which the Company remedies promptly after receiving notice;

	–	a change in the person to whom (but not the position to which) he or she reports;

	–	ceasing to be an executive officer subject to Section 16(b) of the Exchange Act; or

	–	transfer of employment to an affiliate of the Company, if such transfer occurs prior to a change in control;

•	Reducing annual base salary or level of bonus opportunity;

•	Changing the executive’s office location so that he or she must commute more than the greater of (a) 50 more miles or (b) 120% more miles, as compared to his or her commute immediately prior to the change;

•	Failing to pay base salary, bonus or deferred compensation under any Company deferred compensation program within seven days of its due date;

•	Failing to continue any compensation plan or program in which the executive participates including bonus plans and the Incentive Stock Plan (or successors to those plans), or failing to continue his or her level of participation in those plans;

•	Failing to continue to provide him or her with the pension and welfare benefits substantially similar to those in which he or she participates or materially reducing any of those benefits or depriving him or her of any material fringe benefit;

•	Failing to obtain a satisfactory agreement from any successor to Merck to assume and agree to perform the obligations under the change in control plan; and

•	Any purported termination of the executive’s employment by the Company or its subsidiaries, which is not properly effected pursuant to the notice provisions of the Change in Control Plan.

A termination by the Company for “cause” generally includes:

•	Willful and continued failure by the executive to substantially perform his or her duties for the Company (other than any failure that results from his or her incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for good reason) for at least 30 consecutive days after a written demand for substantial performance has been delivered to him or her;

•	Willful misconduct or gross negligence by the executive which is demonstrably and materially injurious to the Company or any of its subsidiaries; and

•	Conviction, or entry of a plea of nolo contendere to

	–	a felony or

	–	any crime (whether or not a felony) involving dishonesty, fraud, embezzlement or breach of trust.

To receive the severance benefits under the plan, a Named Executive Officer must execute a general release of claims against Merck (or its successor) and its affiliates, which includes certain restrictive covenants, including a commitment by the Named Executive Officer not to solicit employees for two years following the change in control. The severance benefits are in lieu of (or offset by) any other severance benefits to which a Named Executive Officer may be entitled under other arrangements. The severance benefits under the plan (other than the tax-qualified pension benefits) are generally subject to discontinuation in the event of breach by the Named Executive Officer of the restrictive covenants and other obligations under the release.

The Named Executive Officers are not entitled to any tax gross-up in the event they are subject to excise taxes payable under Section 4999 of the Internal Revenue Code of 1986, as amended, in connection with the change in control.

Options, RSUs and PSUs generally will vest upon an involuntary termination of employment within two years after a change in control.

•	In general, vested stock options may be exercised for five years following termination of the option holder’s employment following a change in control (but not beyond the original term of the stock option). This extended exercise period would not apply in the case of terminations by reasons of death or retirement or for gross misconduct.

•	If stock options do not remain outstanding following the change in control and are not converted into successor stock options, then option holders will be entitled to receive cash for their options in an amount at least equal to the difference between the exercise price and the price paid to shareholders in the change in control.

•	Upon a change in control, a portion of PSUs generally will become vested as determined by reference to the holder’s period of employment during the performance cycle:

	–	based on actual performance as to fiscal years that have been completed for at least 90 days as of the date of the change in control; or

	–	otherwise, based on target performance.

In addition, our compensation and employee benefit plans, programs and arrangements generally provide that for two years following the change in control, the material terms of the plans, programs and arrangements (including terms relating to eligibility, benefit calculation, benefit accrual, cost to participants, subsidies and rates of employee contributions) may not be modified in a manner that is materially adverse to individuals who participated in them immediately before the change in control.

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The following table estimates the dollar value of the additional payments and benefits the Named Executive Officers would have been entitled to receive under applicable plans and/or arrangements, assuming the applicable triggering event occurred on December 31, 2015. These amounts are in addition to what would otherwise be payable in the event the Named Executive Officer retired. As of December 31, 2015, Mr. Frazier is retirement eligible (i.e., he is at least age 55 and has completed at least 10 years of Credited Service).

Name	Type of Payment or Benefit	Involuntary Termination Before Change in Control	Change in Control	Involuntary Termination After Change in Control
K.C. Frazier	Severance Pay(1)	$2,250,000	—	$11,250,000
	Supplemental Pension and Retiree Medical(2)	—	—	—
	Welfare Benefits Continuation	28,086	—	56,173
	Stock Option Accelerated Vesting(3)	—	—	—
	PSU Accelerated Vesting(4)	—	—	6,271,706
	RSU Accelerated Vesting	—	—	—
	Outplacement, Financial Planning	45,000	—	50,000
	Total	2,323,086	—	17,627,879
R.M. Davis	Severance Pay(1)	$745,385	—	$3,779,100
	Supplemental Pension and Retiree Medical(2)	—	—	152,765
	Welfare Benefits Continuation	9,718	—	38,872
	Stock Option Accelerated Vesting(3)	—	—	—
	PSU Accelerated Vesting(4)	1,854,412	—	3,834,943
	RSU Accelerated Vesting(5)	4,536,234	—	4,536,234
	Outplacement, Financial Planning	45,000	—	50,000
	Total	7,190,749	—	12,391,914
M.J. Holston	Severance Pay(1)	$557,692	—	$2,827,500
	Supplemental Pension and Retiree Medical(2)	—	—	—
	Welfare Benefits Continuation	9,846	—	39,386
	Stock Option Accelerated Vesting(3)	—	—	168,340
	PSU Accelerated Vesting(4)	543,368	—	1,660,978
	RSU Accelerated Vesting(5)	—	—	—
	Outplacement, Financial Planning	45,000	—	50,000
	Total	1,155,906	—	4,746,204
R.M. Perlmutter	Severance Pay(1)	$792,308	—	$4,223,000
	Supplemental Pension and Retiree Medical(2)	—	—	50,755
	Welfare Benefits Continuation	12,925	—	51,699
	Stock Option Accelerated Vesting(3)	—	—	589,168
	PSU Accelerated Vesting(4)	1,901,762	—	4,159,311
	RSU Accelerated Vesting(5)	2,022,396	—	2,348,588
	Outplacement, Financial Planning	45,000	—	50,000
	Total	4,774,391	—	11,472,521
A.H. Schechter	Severance Pay(1)	$1,472,454	—	$4,024,708
	Supplemental Pension and Retiree Medical(2)	3,712,226	—	4,639,894
	Welfare Benefits Continuation	30,783	—	41,045
	Stock Option Accelerated Vesting(3)	639,658	—	639,658
	PSU Accelerated Vesting(4)	2,979,673	—	4,216,515
	RSU Accelerated Vesting(5)	—	—	—
	Outplacement, Financial Planning	45,000	—	50,000
	Total	8,879,794	—	13,611,820
(1)	Amounts shown are pursuant to the arrangements for employees eligible for benefits under the Merck & Co., Inc. U.S. Separation Benefits Plan as described on page 65.

(2)	SRP enhancements include the incremental value of benefits provided upon a change in control. These amounts represent the present value of the enhanced benefit that would be received under the SRP and the cost to provide retiree medical coverage at December 31, 2015.

(3)	Unvested stock options vest upon an involuntary termination occurring within two years immediately following a change in control. The value shown equals the total number of unvested stock option shares as of December 31, 2015, multiplied by the difference between the closing price of Merck common stock on December 31, 2015, of $52.82 and the exercise price of the option.

(4)	For grants made before 2014, each PSU annual tranche that has been completed for 90 days pays out based on actual performance; otherwise, the payout is based on target performance. The value equals the total number of accelerated shares as of December 31, 2015, multiplied by the closing price of Merck common stock on December 31, 2015, which was $52.82.

(5)	The value related to these awards equals the total number of accelerated shares as of December 31, 2015, multiplied by the closing price of Merck common stock on December 31, 2015, of $52.82.

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PROPOSAL 3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm (the independent auditors) with respect to our operations for the year ending December 31, 2016, subject to ratification by the holders of common stock of the Company. In taking this action, the Audit Committee considered carefully PwC’s performance in that capacity for the Company since the merger between Merck & Co., Inc. and Schering-Plough Corporation (the “Merger”), and prior to the Merger since its retention in 2002, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PwC. In conjunction with the mandated rotation of the lead audit partner, the Audit Committee and its Chairman will continue to be directly involved in the selection of PwC’s lead audit partner. A new lead audit partner was designated in 2013. The Audit Committee annually evaluates the performance of PwC, including the senior audit engagement team, and determines whether to reengage the independent registered public accounting firm.

The Audit Committee and the Board of Directors believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our shareholders. Because the members of the Audit Committee value shareholders’ views on our independent auditors, even though ratification is not legally required, there will be presented at the Annual Meeting a proposal for the ratification of the appointment of PwC. If the appointment of PwC is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

Representatives of PwC will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from shareholders.

The Board of Directors recommends that Shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.

The Audit Committee’s Report for 2015 follows.

Audit Committee’s Report

The Audit Committee is comprised entirely of independent Directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional heighted independence criteria applicable to members of the Audit Committee under the SEC and NYSE rules. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements.

During 2015, at each of its regularly scheduled meetings (which include in-person meetings scheduled in conjunction with the regular Board meetings, as well as teleconferences to review the quarterly and annual financial statements filed with the SEC), the Audit Committee met as a group with senior members of the Company’s financial management, the independent registered public accounting firm (the independent auditors) and internal auditors. In addition, at each in-person meeting the Audit Committee held separate private sessions with senior management, the independent auditors and internal audit to see that all were carrying out their respective responsibilities.

The Audit Committee has reviewed and discussed the annual audited financial statements with management. The Audit Committee also has received from the independent auditors the written disclosures and a letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence. Both the independent auditors and the internal auditors had full access to the Committee.

The Audit Committee met with the independent auditors to discuss their fees, as well as the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Committee also discussed with the independent auditors their judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting

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principles and underlying estimates as well as other matters that are required to be discussed by the applicable standards of the PCAOB. The Audit Committee reviewed and discussed the audited financial statements with management. Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K filing with the Securities and Exchange Commission.

Additional information about the Audit Committee and its responsibilities may be found on page 20 of this proxy statement and the Audit Committee Charter is available on our website www.merck.com/about/leadership/board-of-directors.

Audit Committee
Leslie A. Brun
(Chairperson)
Thomas R. Cech, Ph.D.	C. Robert Kidder
Pamela J. Craig	Wendell P. Weeks

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm (the independent auditors) to see that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

Fees for Services Provided by Independent Registered Public Accounting Firm

Fees for PwC, our independent auditors, for 2015 and 2014 are as follows:

	2015	2014
	($ in millions)	($ in millions)
Audit Fees(1)	$27.3	$28.9
Audit-Related Fees(2)	3.5	10.1
Tax Fees(3)	6.8	6.6
All Other Fees(4)	1.7	1.8
Total Fees	$39.3	$47.4
(1)	Fees for the audit of annual financial statements, the audits of effectiveness of internal control over financial reporting, reviews of quarterly financial statements filed in the reports on Form 10-Q, and statutory audits.
(2)	Fees for audit-related services primarily related to employee benefit plan audits, other audit-related reviews, agreed-upon procedures and systems pre-implementation review procedures.
(3)	Fees for tax services reported above included approximately $0.2 and $0.4 million, in 2015 and 2014, respectively, for tax compliance services.
(4)	Consists of fees not included in the Audit, Audit-Related or Tax categories, including fees for reviews performed to maintain compliance with various government regulations relating to the healthcare industry.

None of the services provided by PwC for fiscal years 2015 and 2014 were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable rules of the U.S. Securities and Exchange Commission.

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SHAREHOLDER PROPOSALS

The text of the shareholder proposals and supporting statements appear exactly as received by the Company unless otherwise noted. All statements contained in the shareholder proposals and supporting statements are the sole responsibility of the proponents. The shareholder proposals may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all such assertions. The Board recommends a vote against the shareholder proposals based on the reasons set forth in the Company’s statements in opposition following each of the shareholder proposals.

The address of each of the proponents will be provided promptly upon request. Requests may be sent in writing to the Office of the Secretary, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, NJ 07033 U.S.A., or by calling 908-740-4000.

PROPOSAL 4.	SHAREHOLDER PROPOSAL CONCERNING SHAREHOLDERS’ RIGHT TO ACT BY WRITTEN CONSENT

William Steiner, of Piermont, New York, owner of at least $2,000 in value of common stock of the Company as of December 15, 2015, has given notice that he intends to present for action at the Annual Meeting the following resolution:

Proposal 4 — Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

This proposal empowers shareholders by giving them the ability to effect change without being forced to wait until the annual meeting. Shareholders could replace a director using action by written consent. Shareholder action by written consent could save our company the cost of holding a shareholder meeting between annual meetings to consider urgent matters.

A study by Harvard professor Paul Gompers supports the concept that shareholder disempowering governance features, including restrictions on shareholder ability to act by written consent, are significantly related to reduced shareholder value.

It may be possible to adopt this proposal by simply adding such brief words as these to our governance documents:

“Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by stockholders having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.”

Please vote to protect shareholder value:

Right to Act by Written Consent — Proposal 4

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Board of Directors’ Statement in Opposition to the Proposal

Although the Board of Directors does not support the ability of shareholders to act by consent without a meeting, the Board has sought to afford shareholders with a greater ability to call and express their views at special shareholders meetings. In that connection, after substantial Company outreach to shareholders and consideration of feedback received from them, the Board amended the By-Laws of the Company in 2014 to allow holders of as little as 15% of the Company’s stock to call for a special shareholder meeting. In addition, under New Jersey corporate law, holders of 10% or more of the Company’s stock may submit to the New Jersey Superior Court a request for a special shareholder meeting, which the court may order upon a showing of good cause. Additionally, in 2015 the Board amended the By-Laws to provide a “proxy access” right that allows a group of as many as 20 shareholders who have held at least 3% of the outstanding shares for at least 3 years to nominate individuals representing up to 20% of the Board.

The Restated Certificate of Incorporation of the Company requires that all shareholder action be taken at an annual or special meeting to which all shareholders are invited, rather than by written consent. This is to ensure that all shareholders have a voice in critical matters affecting the Company as well as a meaningful and structured opportunity to exchange views with the Board before acting. If a subset of the Company’s shareholders could act by written consent without a meeting, amendments to the Company’s By-Laws and other corporate actions could be taken without all shareholders having an opportunity to provide input on the decision. Moreover, allowing shareholders to act by written consent can potentially expose the Company to numerous consent solicitations which would force the Company to incur significant expense and could cause disruption to its operations.

The Board of Directors believes that the limitation on shareholders’ ability to act by written consent, coupled with the ability of shareholders to call a special meeting at relatively low thresholds, best protects the interests of all shareholders in a fair and balanced manner.

The Board of Directors recommends a vote AGAINST this proposal.

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PROPOSAL 5.	SHAREHOLDER PROPOSAL CONCERNING INDEPENDENT BOARD CHAIRMAN

Kenneth Steiner, of Great Neck, New York, owner of at least $2,000 in value of common stock of the Company as of December 3, 2015, has given notice that he intends to present for action at the Annual Meeting the following resolution:

Proposal 5 — Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. The proposal requests that all the necessary steps be taken to accomplish the above.

According to the Institutional Shareholder Services 53% of the Standard & Poors 1,500 firms separate these 2 positions – “2015 Board Practices,” April 12, 2015. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix. Shareholders of our company previously gave an impressive 47% vote of support for this topic.

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the Chairman is critical in shaping the work of the Board.

A board of directors is less likely to provide rigorous independent oversight of management if the Chairman is also the CEO, as is the case with our Company. Having a board chairman who is independent of management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

According to the Millstein Center for Corporate Governance and Performance (Yale School of Management), “The independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.”

An NACD Blue Ribbon Commission on Directors’ Professionalism recommended that an independent director should be charged with “organizing the board’s evaluation of the CEO and provide ongoing feedback; chairing executive sessions of the board; setting the agenda and leading the board in anticipating and responding to crises.” A blue-ribbon report from The Conference Board also supported this position.

A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors.

An independent director serving as chairman can help ensure the functioning of an effective board. Please vote to enhance shareholder value:

Independent Board Chairman — Proposal 5

Board of Directors’ Statement in Opposition to the Proposal

Our Board of Directors believes that our shareholders are best served by allowing the Board the flexibility to select the Chairman, rather than placing unnecessary constraints on the Board’s ability to determine the leadership structure that is most effective and best for the Company at any given point in time. Our Board believes that any decision to separate the roles of Chairman and Chief Executive Officer should be based on the specific circumstances of a company, the independence, capacity and capabilities of its directors, and the leadership provided by its Chief Executive Officer. The directors who serve on a Board are best positioned to identify the director who has the skills and commitment to perform the chairman role effectively and who has the confidence and cooperation of the other directors. At this time, the Board believes that the Company and its shareholders are best served by having the Chief Executive Officer also serve as the Chairman of the Board and having an independent Lead Director.

We believe our strong corporate governance policies and practices, including the substantial percentage of independent directors on our Board, as well as the robust duties of our independent Lead Director, empower our independent directors to effectively oversee our management – including the performance of our Chief Executive Officer – and provide an effective and appropriately balanced board governance structure. The position of Lead Director

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at Merck comes with a clear mandate and significant authority and responsibilities in accordance with the Policies of the Board. The duties of the Lead Director include:

•	The authority to call meetings of the independent members of the Board;

•	Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board;

•	Serving as the principal liaison on board-wide issues between the independent members of the Board and the Chair/CEO;

•	Approving meeting agendas for the Board and conferring with management on the supporting material to be sent to the Board for meetings;

•	Approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

•	Being available for consultation and direct communication with major shareholders, as appropriate;

•	Serving as a liaison between the Board and shareholders on investor matters;

•	Leading the annual performance evaluation of the Board;

•	Leading the annual performance evaluation of the Chair/CEO; and

•	Leading the CEO succession planning process.

In addition, the Board of Directors has four standing committees, each of which is comprised solely of independent directors and is led by an independent chair. Oversight of many critical matters for the Company is entrusted to independent directors serving on these committees. As a non-independent director, Mr. Frazier is not a member of any Board committee.

The Board believes the current leadership model, when combined with our independent board governance structure, strikes an appropriate balance between strong and consistent leadership and independent and effective oversight of Merck’s business. The proposal seeks to replace the Company’s balanced approach to board leadership with an inflexible approach that restricts the Board’s ability, regardless of circumstances, to exercise judgment about which arrangements would best serve the interests of our Company and its shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

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PROPOSAL 6.	SHAREHOLDER PROPOSAL CONCERNING DISPOSAL OF UNUSED OR EXPIRED DRUGS

As You Sow of Oakland, California, representing Samajak LP, owner of at least $2,000 in value of common stock of the Company, together with multiple co-filers whose names and addresses and beneficial holdings are available upon request, has given notice that they intend to present for action at the Annual Meeting the following resolution:

WHEREAS: Lack of free, convenient programs for proper disposal of unneeded or expired consumer prescription drugs and accessories contributes to water pollution, illicit drug use, drug addiction, and threats to sanitation workers.

Consumers lacking drug disposal programs in their communities often flush old drugs down the drain or toilet, contributing to water pollution. Numerous studies have found detectable levels of pharmaceuticals in surface and groundwater drinking water sources. Water treatment plants are not equipped to remove such medicines. The U.S. Environmental Protection Agency advises consumers not to flush prescription drugs, but to return medications to a disposal or take back program.

In 2013, overdoses from prescription pain medications killed more than 16,000 Americans. President Obama says most young people who begin misusing prescription drugs get them from the medicine cabinet. Lack of convenient disposal programs for prescription drugs has been linked to poisoning of children and pets; misuse by teenagers and adults; and seniors accidentally taking the wrong medicine. About 3 billion needles are used in U.S. homes annually to deliver medication; their improper disposal leads to needles washing up on beaches and threats to sanitation workers handling waste with used needles.

Most U.S. communities lack free, convenient, on-going collection programs that could help alleviate these critical problems. The Drug Enforcement Administration has partnered with state and local law enforcement agencies to hold periodic National Take-Back Days for medicines, collecting and disposing of more than 5.5 million pounds of medications in just ten events. But far more convenient and ongoing collection services are needed. The National Drug Control Strategy report calls for establishment of long-term, sustainable disposal programs in communities.

The concept of producer responsibility calls for company accountability for financing take back of unneeded or expired medications and accessories by the companies that have placed them on the market. Several states have enacted regulations requiring manufacturers of paint, pesticides, and electronics to develop programs for take back and proper recycling or disposal. The province of Ontario, Canada enacted a regulation in 2012 assigning responsibility for end-of-life management of pharmaceutical waste to manufacturers. Many European countries have industry-funded drug take back programs. The company statement on disposal of medicines does not address current activities or the level of financial and operational responsibility the company accepts.

Resolved, Shareowners of Merck & Co. request that the board of directors issue a report, at reasonable expense and excluding proprietary information, reviewing the company’s existing policies for safe disposition by users of prescription drugs to prevent water pollution, and setting forth policy options for a proactive response, including determining whether the company should endorse partial or full industry responsibility for take back programs by providing funding or resources for such programs.

Supporting Statement: Management may also consider other harms besides water pollution in evaluating take back programs, and whether, in addition to addressing disposition of prescription drugs, such programs should encompass accessories such as used needles and syringes.

Board of Directors’ Statement in Opposition to the Proposal

Approval of the proposed resolution is not in the best interest of the Company or its shareholders. Merck understands that the presence of unwanted or expired medicines in households and trace amounts of pharmaceuticals in the environment are a concern to regulators, policy makers, community groups and the public. The Company supports legal, safe, secure and effective methods by which the public may dispose of medicines and which will protect individuals from accidental poisonings and deter theft and abuse. In addition, Merck supports science-based disposal programs that minimize the impact on the environment. We address in detail our positions on responsible disposal of medicines and pharmaceuticals in the environment in our public policy statements which are available at www.merck.com/about/views-and-positions/rdm_public_statement.pdf and www.merck.com/about/views-and-positions/pie_public_statement2009.pdf.

Merck works with government agencies, the scientific community, the pharmaceutical industry, and other stakeholder organizations to better understand disposal options that can facilitate timely, environmentally sound disposal at minimal cost to society. The public’s interest will be best served by disposal options that have a proven ability to reduce drug abuse and misuse and that create positive effects on the environment. Merck

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supports efforts to raise awareness and educate consumers about disposal programs offered in local communities such as www.MyOldMeds.com, which helps consumers determine local disposal options for unwanted medicines.

Merck conducts environmental risk assessments on our products from the development phase through product launch to understand and manage product impacts from patient use and assess our products in a manner consistent with the most stringent applicable global regulations. Merck also carefully monitors scientific research on the issue of pharmaceuticals in the environment, in particular, studies that evaluate potential effects that pharmaceutical products may have on the aquatic environment and human health. The Company supports the use of science-based environmental risk assessments to evaluate this issue and will continue to collaborate with regulatory, academic, health care and research organizations to identify additional data needs on the transport, fate and effects of pharmaceuticals in the environment.

The Board understands that the debate over the type and funding of available medicine disposal programs will continue. The Company will actively participate in these discussions and work to ensure that the needs of patients to dispose of their unwanted medicines are appropriately met. Merck supports better education for consumers that encourages the use of existing safe and comprehensive methods for disposing of unwanted medicines. Merck is committed to programs that provide greater communication about those methods and therefore, supports the PhRMA “My Old Meds” program. Safe disposal of unwanted medicine is a shared responsibility, and Merck cannot unilaterally institute solutions without the commitment and participation of all stakeholders across the industry, including consumers. Issuing the report requested by the proponents would require a significant amount of time and effort on behalf of the Company without providing our shareholders with commensurate value.

The Board of Directors recommends a vote AGAINST this proposal.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a shareholder at the close of business on March 31, 2016, the record date, and are entitled to vote at the meeting.

This proxy statement and 2015 Annual Report on Form 10-K (the “Proxy Material”), along with either a proxy card or a voting instruction form, or Notice of Internet Availability of Proxy Materials, as applicable, are being distributed to shareholders beginning April 11, 2016. The proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Merck’s transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those shares, the “shareholder of record.” The Proxy Material and proxy card have been sent directly to you by Merck.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares. The Proxy Material has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or the internet.

What shares are included on the proxy card?

The shares on your proxy card represent shares registered in your name, as well as shares in the Merck Stock Investment Plan.

What constitutes a quorum?

As of the record date, 2,769,711,125 shares of Merck common stock were issued and outstanding. Each share of common stock is entitled to one vote per share. A majority of the outstanding shares present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

How do I vote?

If you are a shareholder of record, you may vote using any of the following methods:

•	Proxy card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•	Via the internet. You may vote via the internet at www.proxyvote.com. You will need the 16-digit control number on the proxy card or the Notice of Internet Availability of Proxy Materials. The internet voting will close at 11:59 p.m. Eastern Time on May 23, 2016.

•	By telephone. You may vote by calling 1-800-690-6903 (toll free). The telephone voting facilities will close at 11:59 p.m. Eastern Time on May 23, 2016.

•	In person at the Annual Meeting. All shareholders may vote in person at the Annual Meeting. Please see admission requirements for the Annual Meeting on page 7. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

If you are a beneficial owner of shares, you may vote by following the voting instructions provided by your broker, bank or nominee. You must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the meeting. Please see admission requirements for the Annual Meeting on page 7.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to the Secretary of the Company;

•	submitting a revised proxy by telephone, internet or paper ballot after the date of the revoked proxy; or

•	attending the Annual Meeting and voting in person.

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If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

What if I return my proxy card but do not provide voting instructions?

If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote on your behalf as follows:

•	FOR the election as Directors of each of the 13 nominees named on pages 28 through 34 of this proxy statement;

•	FOR the approval of the compensation of our Named Executive Officers by a non-binding advisory vote;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2016; and

•	AGAINST each of the shareholder proposals.

What if I am a beneficial owner and do not give voting instructions to my broker?

If you hold your shares though a broker, bank or nominee, your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting of Shareholders (except ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2016), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the internet. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote”. For your vote to be counted, you will need to communicate your voting decision to your broker, bank or nominee before the date of the shareholder meeting.

What is “householding” and how does it affect me?

Merck has adopted the process called “householding” for mailing the Proxy Material or Notice of Internet Availability of Proxy Materials, as applicable, in order to reduce printing costs and postage fees. Householding means that shareholders who share the same last name and address will receive only one copy of the Proxy Material or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from any shareholder at that address. Merck will continue to mail a proxy card to each shareholder of record.

If you prefer to receive multiple copies of the Proxy Material or Notice of Internet Availability of Proxy Materials, as applicable, at the same address for the 2016 Annual Meeting or for future annual meetings, additional copies will be provided promptly upon written or oral request. If you are a shareholder of record, you may contact us by writing to Wells Fargo Shareowner Services, Attn: Householding/Merck & Co., Inc., P.O. Box 64854, St. Paul, MN 55164-0854. The request should also include your account number. Eligible shareholders of record receiving multiple copies of the Proxy Material or Notice of Internet Availability of Proxy Materials, as applicable, can request householding by contacting Merck in the same manner.

If you are a beneficial owner, you can request additional copies of the Proxy Material or Notice of Internet Availability of Proxy Materials, as applicable, or you can request householding by notifying your broker, bank or nominee.

Will my votes be confidential?

Yes. Only the personal information necessary to enable proxy execution, such as control number or shareholder signature, is collected on the paper or online proxy cards.

All shareholder proxies and ballots that identify individual shareholders are kept confidential and are not disclosed except as required by law.

Who will count the vote?

Representatives of IVS Associates, Inc. will tabulate the votes and act as inspectors of election.

Where can I find the results of the Annual Meeting?

We will post the final voting results the Friday following the Annual Meeting on our website www.merck.com under “Investors.” We also intend to disclose the final voting results on Form 8-K within four business days of the Annual Meeting. Additionally, shareholders may call 1-800-CALL-MRK (1-800-225-5675) beginning on Friday, May 27, 2016.

Can I access the Proxy Material on the internet instead of receiving paper copies?

The Proxy Material is available on Merck’s website at www.merck.com/finance/proxy/overview.html. Shareholders of record may choose to stop receiving paper copies of Proxy Material in the mail by following the instructions given while

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you vote by telephone or through the internet. If you choose to access future Proxy Material on the internet, you will receive an e-mail message next year that will provide a link to those documents on the internet. Your choice will remain in effect until you advise us otherwise.

If you are a beneficial owner, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future Proxy Material on the internet. Most beneficial owners who elect electronic access will receive an e-mail message next year containing the internet address for access to the Proxy Material.

Where can I find the 2015 Annual Report on Form 10-K?

The 2015 Annual Report on Form 10-K is available on Merck’s website at www.merck.com/finance/proxy/overview.html. In addition, we will provide without charge a copy of the 2015 Annual Report on Form 10-K, including financial statements and schedules, upon the written request of any shareholder to Merck Stockholder Services, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, NJ 07033 U.S.A.

How much did this proxy solicitation cost?

Morrow & Co., LLC has been hired by the Company to assist in the distribution of these proxy materials and solicitation of votes for $20,000, plus reasonable out-of-pocket expenses. Employees, officers and Directors of the Company may also solicit proxies by telephone or in-person meetings. We will pay the solicitation costs and reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the shareholders.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS

Deadline for Receipt of Shareholder Proposals for Inclusion in the Proxy Materials for the 2017 Annual Meeting of Shareholders

In order to be considered for inclusion in next year’s proxy statement in accordance with SEC Rule 14a-8, shareholder proposals must be submitted in writing to the Secretary of the Company, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, NJ 07033 U.S.A. and received at this address by the close of business on December 12, 2016.

Director Nominees for Inclusion in the Proxy Materials for the 2017 Annual Meeting of Shareholders (Proxy Access)

Eligible shareholders who do not seek to use the advance notice provisions for nomination of directors in Section 2 of Article II of our By-Laws, as described below, but who instead intend to nominate a person for election as director under the proxy access provision in our By-Laws for inclusion in our proxy materials, must comply with the provisions of and provide notice to us in accordance with Section 3 of Article II of our By-Laws. That Section sets forth the shareholder eligibility and other procedures that must be followed and the information that must be provided to us in order for an eligible shareholder to have included in our proxy materials for the 2017 Annual Meeting of Shareholders up to two director nominees for election as director at the Annual Meeting of Shareholders. For the 2017 Annual Meeting of Shareholders, we must receive the required notice and information specified in Section 3 of Article II of our By-Laws no earlier than November 12, 2016 and no later than December 12, 2016, and such notice must be addressed to the Secretary of the Company, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, New Jersey 07033 U.S.A. Such notice must include the information required by our By-Laws, which are available on our website at www.merck.com/about/leadership.

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Shareholder Proposals and Business to be Brought Before the 2017 Annual Meeting of Shareholders

Under provisions of our By-Laws, in order for a shareholder to present a proposal or other business for consideration by our shareholders directly at the 2017 Annual Meeting of Shareholders that the shareholder does not intend to have included in Merck’s proxy materials, the Secretary of the Company, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, New Jersey 07033 U.S.A., must receive no earlier than December 25, 2016 and no later than January 24, 2017, a written notice containing the information specified in Section 6 of Article I of our By-Laws. However, in the event that the date of the 2017 Annual Meeting of Shareholders is more than 30 days earlier or later than the anniversary date of this year’s annual meeting, such notice must be so received not later than the close of business on the later of the 120th day prior to the 2017 Annual Meeting of Shareholders or the 10th day following the day on which a public announcement of the date of the 2017 Annual Meeting of Shareholders is first made.

This notice requirement does not apply to shareholder proposals properly submitted for inclusion in our proxy statement in accordance with the rules of the SEC and shareholder nominations of director candidates.

Shareholder Nomination of Directors to Be Brought Before the 2017 Annual Meeting of Shareholders

Notice of director nominations that a shareholder intends to present directly at the 2017 Annual Meeting of Shareholders, but does not intend to have included in Merck’s proxy materials, must be received by the Secretary of the Company, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, New Jersey 07033 U.S.A., no earlier than December 25, 2016 and no later than January 24, 2017. However, in the event that the date of the 2017 Annual Meeting of Shareholders is more than 30 days earlier or later than the anniversary date of this year’s annual meeting, such notice must be so received not later than the close of business on the later of the 120th day prior to the 2017 Annual Meeting of Shareholders or the 10th day following the day on which a public announcement of the date of the 2017 Annual Meeting of Shareholders is first made. The shareholder’s written notice of nomination must contain the information specified in Section 2 of Article II of our By-Laws.

FORWARD LOOKING STATEMENTS

This Proxy Material contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of Merck’s Annual Report on Form 10-K for the year ended December 31, 2015, and in its periodic reports on Form 10-Q and current reports on Form 8-K, if any, which we incorporate by reference.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

MERCK & CO., INC.

April 11, 2016

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CORPORATE RESPONSIBILITY IS AT THE HEART OF OUR COMPANY'S MISSION TO DISCOVER, DEVELOP AND PROVIDE INNOVATIVE PRODUCTS AND SERVICES THAT SAVE AND IMPROVE LIVES AROUND THE WORLD.

FIGHTING TROPICAL DISEASES

In the late 1970s, Merck scientist William C. Campbell, Ph.D., pursued groundbreaking work that led to the development of avermectin and, later, ivermectin. Thanks in large part to the work of fellow Merck scientist Mohammed Aziz, this led in turn to the development of MECTIZAN® (ivermectin), a treatment for river blindness, a devastating parasitic disease affecting millions of people living in poor, rural communities in Africa, Latin America and Yemen.

Retired Merck Scientist William Campbell Wins Nobel Prize

In recognition of his research efforts that paved the way for the MECTIZAN Donation Program, Dr. Campbell was named the 2015 Nobel Prize winner in Physiology or Medicine, along with Satoshi Omura, for the discovery of avermectin. Dr. Campbell's work is a shining example of Merck's mission to save and improve lives through both science and corporate responsibility.

In 1987, Merck announced that it would donate the medicine to all who needed it, for as long as needed. In 1998, Merck expanded the program to include the elimination of another disease, lymphatic filariasis.

Through the 28-year-old MECTIZAN Donation Program – a first-of-its-kind global partnership – Merck has donated more than 2 billion treatments in affected areas. Now, three countries have been verified as free of river blindness by the World Health Organization.

MECTIZAN® DONATION PROGRAM

ENDING MATERNAL MORTALITY

Today, we are also making important strides in the fight against maternal mortality through Merck for Mothers*, a long-term effort that aims to create a world where no woman has to die from complications of pregnancy and childbirth.

We are working to improve maternal health through innovative partnerships and programs in 30 countries, including India, Senegal, Uganda, the United States, and Zambia.

Together, we can help end preventable maternal deaths related to childbirth.

MERCK

Merck for mothers
Committed to Saving Lives

* Known as MSD for Mothers outside the United States and Canada.

MERCK

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MERCK

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 23, 2016. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 23, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Merck & Co., Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E05070-P72196-Z67048 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MERCK & CO., INC.

Company Proposal —

The Board of Directors recommends you vote FOR each of the following Nominees:

1. *Election of Directors*

Nominees:	For	Against	Abstain
1a. Leslie A. Brun	☐	☐	☐
1b. Thomas R. Cech	☐	☐	☐
1c. Pamela J. Craig	☐	☐	☐
1d. Kenneth C. Frazier	☐	☐	☐
1e. Thomas H. Glocer	☐	☐	☐
1f. C. Robert Kidder	☐	☐	☐
1g. Rochelle B. Lazarus	☐	☐	☐
1h. Carlos E. Represas	☐	☐	☐
1i. Paul B. Rothman	☐	☐	☐
1j. Patricia F. Russo	☐	☐	☐
1k. Craig B. Thompson	☐	☐	☐
1l. Wendell P. Weeks	☐	☐	☐
1m. Peter C. Wendell	☐	☐	☐

Company Proposals —

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. Non-binding advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
3. Ratification of the appointment of the Company's independent registered public accounting firm for 2016.	☐	☐	☐

Shareholder Proposals —

The Board of Directors recommends you vote AGAINST proposals 4, 5 and 6:	For	Against	Abstain
4. Shareholder proposal to adopt a shareholders' right to act by written consent.	☐	☐	☐
5. Shareholder proposal requesting an independent board chairman.	☐	☐	☐
6. Shareholder proposal requesting a report on disposal of unused or expired drugs.	☐	☐	☐

	Yes	No
Please indicate if you wish to view future meeting materials electronically via the Internet rather than receiving a hard copy.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Back to Contents

Merck & Co., Inc.
Annual Meeting of Shareholders
Tuesday, May 24, 2016, at 9:00 a.m.
Bridgewater Marriott
700 Commons Way, Bridgewater, New Jersey 08807

287
N
COMMONS WAY
206
BRIDGEWATER COMMONS MALL
BRIDGEWATER MARRIOTT
22

Parking is limited.

Follow Route 287 South to exit 17 (Route 202/206 South). Bear right immediately and make a right at the sign reading Commons Way. At first light, make a left onto Commons Way. Make a left at the fourth light.

E05071-P72196-Z67048

MERCK **THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoints KENNETH C. FRAZIER and MICHAEL J. HOLSTON as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., INC. standing in the name of the undersigned at the ANNUAL MEETING OF SHAREHOLDERS to be held on May 24, 2016, and at all adjournments or postponements thereof, upon the matters set forth on the reverse side, as designated, and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the Merck Stock Investment Plan. Any prior proxy or voting instructions are hereby revoked.

The shares represented by this proxy will be voted as directed by the shareholder and in accordance with the judgment of the Proxies upon any other matter that may properly come before the meeting and any adjournment or postponement thereof. If no specification is made, the shares will be voted FOR Items 1 through 3 and AGAINST Items 4 through 6.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THIS PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON MAY 23, 2016.

Please complete, sign, date and return the Proxy Card promptly using the enclosed envelope.
(Continued, and to be signed and dated on the reverse side.)